As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-297401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mingteng International Corporation Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3442	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 10 Fushi Road, Luoshe Town, Huishan District,

Wuxi, Jiangsu Province, China 214000

+86 0510-83318500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 8th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Tel: 212-588-0022
Fax: 212-826-9307

Approximate date of commencement of proposed sale to public: as soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 24, 2026

Resale of up to 2,280,000 Class A Ordinary Shares

Resale of up to 1,480,000 Class A Ordinary Shares Issuable Upon Exercise Investor Warrants

Resale of up to 111,000 Class A Ordinary Shares Issuable Upon Exercise of Placement Agent Warrants

Mingteng International Corporation Inc.

This prospectus relates to the resale, from time to time, by the selling shareholders identified herein (the “Selling Shareholders”) of: (i) up to 2,280,000 Class A ordinary shares, par value US$0.00005 per share (“Class A Ordinary Shares”), of Mingteng International Corporation Inc. (the “Company”), which were issued to certain investors pursuant to securities purchase agreements dated April 13, 2026 (the “PIPE Transaction”); (ii) up to 1,480,000 Class A Ordinary Shares issuable upon the exercise of warrants (the “Investor Warrants”) at an exercise price of US$2.00 per share, issued in a concurrent private placement in connection with the Company’s registered direct offering that closed on June 18, 2026 (the “F-3 Offering”); and (iii) up to 111,000 Class A Ordinary Shares issuable upon the exercise of placement agent warrants (the “Placement Agent Warrants”) at an exercise price of US$2.40 per share, issued to FT Global Capital, Inc. (“FT Global”) or its designees as compensation in connection with the F-3 Offering.

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the PIPE Selling Shareholders (defined below). We may, however, receive proceeds from the cash exercise of the Investor Warrants and the Placement Agent Warrants by the Warrant Selling Shareholders (defined below). We intend to use any such proceeds for working capital and general corporate purposes. See “Use of Proceeds” on page 49 for more information.

We will pay the expenses of registering the resale of the Class A Ordinary Shares offered by this prospectus, but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders. The Selling Shareholders may sell the Class A Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution”. The prices at which the Selling Shareholders may sell shares will be determined by the prevailing market price for the Class A Ordinary Shares or in negotiated transactions.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MTEN.” On July 9, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$1.15 per share.

Throughout this prospectus, unless the context indicates otherwise, any references to “Mingteng International” are to Mingteng International Corporation Inc., a Cayman Islands holding company, and any references to “we,” “us,” “our Company,” “the Company,” and “our” are to Mingteng International and its subsidiaries. References to “PRC Subsidiaries” refer to Mingteng International’s subsidiaries established under the laws of the People’s Republic of China, “the PRC” or “China.”

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” set forth in this prospectus before you make your investment decision.

Mingteng International is a Cayman Islands holding company and does not conduct any operations of its own. It conducts all of its operations in China through the PRC Subsidiaries, in particular, Wuxi Mingteng Mould. Mingteng International controls the PRC Subsidiaries through equity ownership and does not use a variable interest entity structure. Due to our corporate structure, there are unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations or a material decrease in or elimination of the value of our Class A Ordinary Shares. Investors should be aware that they will not directly hold equity interests in our PRC Subsidiaries, but rather only in Mingteng International, the holding company.

Because our operations are all located in the PRC through our PRC Subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Network Data Security Administration Draft. See “Risk Factors - Risks Relating to Doing Business in China - We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” in this prospectus.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. We are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. On September 25, 2023, we received approval from the CSRC regarding our completion of the required filing procedures for our initial public offering, which was completed on April 22, 2024. As of the date of this prospectus, we and our PRC Subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our overseas continued offering from the CSRC or any other PRC governmental authorities.

On February 24, 2023, the CSRC, together with the China’s Ministry of Finance (the “MOF”), National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in this prospectus.

Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to continue issuing securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. In other words, although the Company is currently not required to obtain permission or approval from the PRC government to obtain such permission and has not received any denial to continue listing on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. For more detailed information, see “Risk Factors - Risks Relating to Doing Business in China” in this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, if PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, HTL International, LLC (“HTL”), is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021, as they are not on the list published by the PCAOB, in the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Doing Business in China - Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in this prospectus.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between Mingteng International, our PRC Subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors - Risks Relating to Doing Business in China - To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” in this prospectus.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC Subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC Subsidiaries to pay dividends to Mingteng International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Mingteng International’s ability to transfer cash to investors. See “Risks Relating to Doing Business in China - Mingteng International is a holding company and will rely on dividends paid by our PRC Subsidiaries for our cash needs. Any limitation on the ability of our PRC Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” in this prospectus.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Foreign Private Issuer” on page 13 for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July_____, 2026.

i

ABOUT THIS PROSPECTUS

On April 13, 2026, we entered into securities purchase agreements with certain investors pursuant to which we issued an aggregate of 3,800,000 Class A Ordinary Shares at a price of US$0.25 per share for aggregate gross proceeds of US$950,000. Of those shares, 1,520,000 Class A Ordinary Shares were purchased by Mr. Yingkai Xu, our Chief Executive Officer, as a related party transaction. The remaining 2,280,000 Class A Ordinary Shares (the “PIPE Shares”) were purchased by certain individual investors (the “PIPE Selling Shareholders”). The PIPE Shares were issued on April 21, 2026 in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D and/or Regulation S promulgated thereunder.

On June 18, 2026, we closed a registered direct offering of 457,355 Class A Ordinary Shares and pre-funded warrants to purchase up to 1,022,645 Class A Ordinary Shares, which had been fully exercised as of July 22, 2026, pursuant to a prospectus supplement to our shelf registration statement on Form F-3 (File No. 333-287843) at a price of US$2.00 per share. Concurrently with the offering, we issued to the institutional investors in that offering, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, warrants to purchase up to an aggregate of 1,480,000 Class A Ordinary Shares at an exercise price of US$2.00 per share (the “Investor Warrants”). In connection with this offering, we also issued to FT Global or its designees, warrants to purchase up to an aggregate of 111,000 Class A Ordinary Shares at an exercise price of US$2.40 per share (the “Placement Agent Warrants”), also pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The holders of the Investor Warrants and Placement Agent Warrants are herein referred to as the Warrant Selling Shareholders (together with “PIPE Selling Shareholders,” the “Selling Shareholders”).

This prospectus registers: (i) the resale, from time to time, by the PIPE Selling Shareholders of up to 2,280,000 PIPE Shares; (ii) the resale, from time to time, by the holders of the Investor Warrants of up to 1,480,000 Class A Ordinary Shares upon the exercise of the Investor Warrants; and (iii) the resale, from time to time, by the holders of the Placement Agent Warrants of up to 111,000 Class A Ordinary Shares upon the exercise of the Placement Agent Warrants. The Selling Shareholders may offer and sell their respective Class A Ordinary Shares from time to time as described in the section titled “Plan of Distribution.”

Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such an offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our Class A Ordinary Shares is made to the public in the Cayman Islands.

You should read this prospectus and the exhibits filed as part of the registration statement carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus. This prospectus covers offers and sales of our Class A Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

ii

Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” refers to the People’s Republic of China.

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of Mingteng International with par value $0.00005 per share.

●	“Class B Ordinary Shares” refers collectively to the Class B ordinary shares of Mingteng International with par value $0.00005 per share.
●	“Ordinary Shares” refers collectively to the Class A ordinary shares and Class B ordinary shares of Mingteng International with par value $0.00005 per share.

●	“RMB” refers to Renminbi, the legal currency of the PRC.

●	“U.S. dollars,” “$” and “USD” refers to the legal currency of the United States.

●	“Mingteng HK” refers to Mingteng International Hong Kong Group Limited, an entity incorporated under the laws and regulations in Hong Kong and a wholly owned subsidiary of Mingteng International.

●	“Ningteng WFOE” refers to Wuxi Ningteng Intelligent Manufacturing Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of Mingteng HK.

●	“WFOE” refers to a wholly foreign-owned enterprise.

●	“Wuxi Mingteng Mould” refers to Wuxi Mingteng Mould Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of Ningteng WFOE.

Unless otherwise indicated, all references to the number of ordinary shares, per share data, and related information throughout this prospectus for periods prior to January 26, 2026 have not been retroactively adjusted to reflect the 1-for-200 reverse share split of our ordinary shares, which became effective on January 26, 2026.

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ordinary shares, discussed under “Risk Factors,” before deciding whether to buy our ordinary shares.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in China by our PRC subsidiary, Wuxi Mingteng Mould, incorporated in the PRC. We are an automotive mold developer and supplier in China. Wuxi Mingteng Mould was established in December 2015, focusing on molds used in auto parts. We are committed to providing customers with comprehensive and personalized mold services, covering mold design and development, mold production, assembly, testing, repair and after-sales service.

We provide a wide variety of products. Our main products are casting molds for turbocharger systems, braking systems, steering and differential system, and other automotive system parts.

We also produce molds for new energy electric vehicle motor drive systems, battery pack systems, and engineering hydraulic components, which are widely used in automobile, construction machinery and other manufacturing industries.

Our production plant is located in Wuxi, China. We use technologically advanced procedures and equipment to produce molds. We use a mold manufacturing processing center, which allocates different machines to manufacture according to the size of the mold and the shape of the accessories. Our mold development and production process are supported by our research and development (“R&D”) team (including experts such as foundry technologists and mold designers), using advanced Computer Aided Design (“CAD”), Computer Aided Manufacturing (“CAM”) and software technologies to analyze feasibility and validity of mold designs and specifications. Our quality and capability have obtained the 2019 Jiangsu High-tech Enterprise Certification and ISO9001:2015 certification.

In order to improve our technical level and service quality, we are committed to developing and producing molds through technological innovation. We believe that the design and quality of our molds are extremely important to the accuracy and efficiency of our customers’ manufacturing processes. Our existing technical team consists of 23 people, all with professional knowledge in casting, machining, and automation. They analyze customers’ casting and processing technology, propose solutions and improvement suggestions to customers to enhance the efficiency and safety of their products. In addition, we believe our research and patents in the field of automotive casting molds have earned us recognition from our customers, and we have registered 26 authorized utility model and invention patents in China.

We are a supplier to a number of Chinese listed companies and have established long-term business relationships with leading major customers in the automobile parts manufacturing industry, most of whom have more than 5 years of business relationship with us. Our customers include Kehua Holdings Co., Ltd. (ticker: 603161), Wuxi Lihu Booster Technology Co., Ltd. (ticker: 300694), and Wuxi Best Precision Machinery Co., Ltd. (ticker: 300580). Our close relationships with these major customers demonstrate our strengths in technical capabilities, service reputation and product quality.

Our revenue mainly comes from customized mold production, mold repair and machining services. The revenue derived from customized mold production accounted for 64.8% and 67.9% of our total revenue for the years ended December 31, 2025 and 2024, respectively. The revenue derived from mold repair accounted for 9.5% and 10.9% of our total revenue for the years ended December 31, 2025 and 2024, respectively. The revenue derived from machining services accounted for 25.7% and 21.2% of our total revenue for the years ended December 31, 2025 and 2024, respectively.

Recent Developments

The IPO

On April 22, 2024, the Company completed its IPO of 1,050,000 ordinary shares at a price of $4.00 per share. The total gross proceeds received from the IPO was $4.2 million. In connection with the closing of the IPO, the Company issued the representative of the underwriters for the IPO (the “Representative”) warrants to purchase up to 52,500 ordinary shares.

On May 10, 2024, the Representative exercised its over-allotment option in full to purchase 157,500 ordinary shares at a price of $4.00. The total gross proceeds received from the fully exercise of the over-allotment option was $630,000. In connection with the over-allotment exercise, the Company issued the Representative warrants to purchase up to 7,875 ordinary shares.

On November 5, 2024, the Representative elected to cashless exercise 26,250 of their warrants held in exchange for 12,100 ordinary shares.

The 2024 Equity Incentive Plan

On November 11, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized 620,750 ordinary shares (plus an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions) to be issued to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. On November 20, 2024, the Company issued a total of 620,000 ordinary shares to three employees of the Company.

2025 Private Placement

On November 12, 2025, the Company entered into securities purchase agreements with certain investors pursuant to which the Company agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares (75,000 Class A Ordinary Shares after giving effect to the 1-for-200 reverse share split effective January 26, 2026), par value $0.00001 per share (par value $0.00005 per share after giving effect to the par value change approved at the AGM on May 29, 2026), at a purchase price of $1.00 per share ($200.00 per share on a post-split adjusted basis), for aggregate gross proceeds of $15,000,000. The Company received the purchase price on November 12, 2025 and issued the shares on November 14, 2025. The issuance was conducted as a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D and/or Regulation S promulgated thereunder.

At-the-Market Offering Program

On December 4, 2025, the Company entered into a sales agreement with AC Sunshine Securities LLC (“Sales Agreement”), pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3(No. 333- 287843).

Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement.

As of the date of this prospectus, the Company had sold an aggregate of 222,568,877 Class A Ordinary Shares (this amount does not give effect to the 1-for-200 reverse share split that became effective on January 26, 2026) under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 million of remaining capacity available for issuance under the ATM facility as of the date of this prospectus.

The Company expects to use the net proceeds from sales under the ATM program for general corporate purposes, including working capital, business development initiatives and capital expenditures.

Reverse Stock Split

On December 15, 2025, at an extraordinary general meeting, the shareholders of the Company approved a reverse split of all issued and authorized Class A Ordinary Shares and Class B Ordinary Shares at a ratio ranging from 1-for-2 to 1-for-4,000, with the final ratio to be determined by the board of directors.

On January 9, 2026, the board of directors approved a reverse stock split at a ratio of 1-for-200. The reverse stock split became effective on January 26, 2026, at which time the Company’s Class A ordinary shares began trading on the Nasdaq Capital Market on a split-adjusted basis under the symbol “MTEN.”

As a result of the reverse stock split, every 200 issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares were combined into one share of the respective class. The reverse stock split reduced the number of outstanding Class A Ordinary Shares from approximately 242,334,931 to approximately 1,228,406 and reduced the number of outstanding Class B Ordinary Shares from approximately 2,091,000 to approximately 10,455. No fractional shares were issued in connection with the reverse stock split.

In connection with the reverse stock split, the Company amended and restated its memorandum and articles of association to reflect the change in par value and the reduction in the number of authorized shares.

2026 Private Placement

On April 13, 2026, the Company, entered into securities purchase agreements with certain investors, including its Chief Executive Officer, Mr. Yingkai Xu, for the issuance and sale of an aggregate of 3,800,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $0.25 per share, for total gross proceeds of $950,000.

Of the total shares issued, Mr. Yingkai Xu purchased 1,520,000 Class A Ordinary Shares, and the remaining 2,280,000 Class A Ordinary Shares were purchased by the PIPE Selling Shareholders. Mr. Xu participated in the transaction on the same terms and conditions as the other investors. The transaction involving Mr. Xu was reviewed and approved by the Company’s board of directors in accordance with its related party transaction policies.

The Company received the proceeds from the share issuance on April 17, 2026 and completed the issuance of the Class A Ordinary Shares on April 21, 2026. The shares were issued in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to applicable exemptions, including Section 4(a)(2), Regulation D and/or Regulation S.

Increase in Voting Rights for Class B Shares and Par Value Reduction

On May 29, 2026, the Company held a meeting of the holders of Class A Ordinary Shares (the “Class A Meeting”) and the Annual General Meeting of Shareholders (the “AGM”) at the Company’s principal offices in Wuxi, Jiangsu Province, China. At the Class A Meeting, holders of Class A Ordinary Shares approved the variation of rights attaching to the Class A Ordinary Shares in connection with the increase of voting rights of the Class B Ordinary Shares. At the AGM, shareholders approved: (i) an increase in the voting rights attached to each Class B Ordinary Share from 20 votes per share to 200 votes per share (the “Voting Rights Increase”); (ii) a reduction in the par value of each authorized share from US$0.002 to US$0.00005 (the “Par Value Reduction”); (iii) an increase in the Company’s authorized share capital to 998,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, each of a par value of US$0.00005; and (iv) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association reflecting the foregoing changes.

Termination of the At-the-Market Offering Program

On December 4, 2025, the Company entered into a sales agreement with AC Sunshine Securities LLC (“Sales Agreement”), pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3(No. 333- 287843).

Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement.

As of the date of this prospectus, the Company had sold an aggregate of 222,568,877 Class A Ordinary Shares (this amount does not give effect to the 1-for-200 reverse share split that became effective on January 26, 2026) under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 millions of remaining capacity available for issuance under the ATM facility as of the date of this prospectus.

On June 8, 2026, the Sales Agreement was terminated by the Company and AC Sunshine Securities.

2026 Direct Registered Offering

On June 9, 2026, the Company entered into a securities purchase agreement with certain individual investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “2026 Direct Registered Offering”): (i) 501,834 Class A ordinary shares of the Company, par value $0.00005 per share, at a purchase price of $2.00 per Share; and (ii) pre-funded warrants to purchase up to 629,170 Class A Ordinary Shares, at a purchase price of $1.99995 per pre-funded warrant (equal to the $2.00 purchase price per Share, less the $0.00005 per share exercise price of the pre-funded warrants), which were fully exercised at the closing.

The 2026 Direct Registered Offering was closed on June 10, 2026. The Company received approximately $2.26 million in gross proceeds from the 2026 Direct Registered Offering.

2026 Second Direct Registered Offering and Concurrent Private Placement

On June 17, 2026, the Company entered into a securities purchase agreement with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (i) 457,355 Class A Ordinary Shares at a purchase price of US$2.00 per share; and (ii) pre-funded warrants to purchase up to 1,022,645 Class A Ordinary Shares at a purchase price of US$1.99995 per pre-funded warrant (equal to the US$2.00 purchase price per share, less the US$0.00005 exercise price per share), which had been fully exercised as of July 22, 2026. The 457,355 Class A Ordinary Shares, the pre-funded warrants and the Class A Ordinary Shares underlying the pre-funded warrants were offered pursuant to the Company’s shelf registration statement on Form F-3, as amended, declared effective by the SEC on November 18, 2025, and the prospectus supplement dated June 18, 2026. The offering closed on June 18, 2026, and the Company received approximately US$2.96 million in aggregate gross proceeds before deducting placement agent fees and estimated offering expenses.

Concurrently with the offering, the Company issued to the Purchasers, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, warrants to purchase up to an aggregate of 1,480,000 Class A Ordinary Shares at an exercise price of US$2.00 per share. The Investor Warrants are exercisable immediately upon issuance and will expire eighteen (18) months from the date of issuance.

In connection with the offering, the Company engaged FT Global as exclusive placement agent pursuant to a Placement Agency Agreement dated June 17, 2026. The Company agreed to pay FT Global a cash placement agent fee equal to 7.0% of the aggregate gross proceeds raised in the offering and to reimburse FT Global for certain offering-related expenses not to exceed US$110,000. As additional compensation, the Company issued to FT Global or its designees Placement Agent Warrants to purchase up to 111,000 Class A Ordinary Shares, representing 7.5% of the aggregate number of Class A Ordinary Shares sold in the offering, at an exercise price of US$2.40 per share (equal to 120% of the public offering price). The Placement Agent Warrants are exercisable immediately and will expire on the eighteen (18) month anniversary of the date of issuance.

Corporate Structure

Below is a chart illustrating our current corporate structure:

Corporate History

Mingteng International was incorporated on September 20, 2021 under the laws of the Cayman Islands. As of this prospectus, the authorized share capital of Mingteng International is US$50,000.00 divided into 998,000,000 Class A Ordinary Shares of par value of $0.00005 each and 2,000,000 Class B Ordinary Shares of par value of $0.00005 each, of which 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares are issued and outstanding. Mingteng International is a holding company currently not engaging in any business. We conducted all of our business through our PRC subsidiary, Wuxi Mingteng Mould, incorporated in the PRC.

Mingteng HK was incorporated on November 4, 2021 under the laws and regulations in Hong Kong. Mingteng HK is a wholly owned subsidiary of Mingteng International. Mingteng HK is a holding company and is currently not actively engaging in any business.

Ningteng WFOE was established on September 6, 2022 under the laws of the PRC. Ningteng WFOE is a wholly owned subsidiary of Mingteng HK. It is a holding company and is not actively engaging in any business.

Wuxi Mingteng Mould was established on December 15, 2015 under the laws of the PRC. Wuxi Mingteng Mould is a wholly owned subsidiary of Ningteng WFOE and is our only operating entity. Wuxi Mingteng Mould has been in its current business line for over 8 years, and it became a wholly owned subsidiary of Ningteng WFOE through an equity acquisition on September 26, 2022.

Upon the incorporation of Mingteng International on September 20, 2021, we issued 1 ordinary share to ICS Corporate Services (Cayman) Limited (subsequently transferred to BETTY CHEN LIMITED), 2,091,000 ordinary shares to YK XU HOLDING LIMITED, 2,009,000 ordinary shares to DJZ HOLDING LIMITED, 450,000 ordinary shares to HONGZE L.P., 225,000 ordinary shares to JACKY WANG LIMITED, and 224,999 ordinary shares to BETTY CHEN LIMITED, respectively, for a total consideration of $50.

Our Products

We are an automotive mold developer and supplier in China. We provide a wide variety of products. Our main products are casting molds for turbocharger systems, braking systems, steering and differential system, and other automotive system parts. Besides, we also produce molds for new energy electric vehicle motor drive systems, battery pack systems, and engineering hydraulic components, which are widely used in automobile, construction machinery and other manufacturing industries.

Our Services

We offer our clients services including (i) product design service, (ii) product repair service, (iii) machining service, and (iv) after-sale service.

Product design service

We provide product design services based on customers’ individual requirements through the following process to ensure that the product design meets the technical standard:

●	Communicating with the customer according to the product design drawings, getting to know the customer’s development requirements for product parameters, and conducting a summary analysis;

●	Technical team prepares the preliminary product process plan based on the customer’s product requirements and carries out a feasibility study. The team then looks into the forming process of the part by conducting a model analysis, helping us find the possible risks of the mold and parts before manufacturing the final part;

●	Technical team checks whether the product process parameters are feasible according to the model analysis results and their experience in actual production and debugging. If there are any manufacturing risks, then we suggest modifications and solutions for the customer in a timely manner;

●	Manufacturing the product needed after completing the product simulation risk assessment, and upon receiving approval from the customer.

Product repair service

Wuxi Mingteng Mould signs contracts with customers, provides repair services according to the contracts, and charges a certain fee from customers.

Machining service

Our product machining services mainly include processing turbine housings and center housing parts for automobile turbocharger systems. Customers provide Wuxi Mingteng Mould with unprocessed parts, which Wuxi Mingteng Mould would process and deliver as finished products to them.

After-sales service

We provide a one-year after-sales service period for our products. During the warranty period stipulated in the contract, Wuxi Mingteng Mould is responsible for maintaining or replacing the supplied products. Specifically, Wuxi Mingteng Mould sends service staff to the customer’s site for this service within 24 hours after receiving a customer’s request for product maintenance.

Sales and Marketing

By continuously optimizing the number of processing and production equipment and the precision of processing and manufacturing in our factory, we can minimize the development cycle of our products and achieve quick delivery of samples while improving the chances of mold making success in one attempt.

Our sales channels include offline sales and customer referrals. We have a dedicated sales staff for developing and maintaining our relationships with priority customers. To further expand our customer base and maintain business relationships with its existing customers, our sales staff visits our priority customers from time to time to maintain existing business ties, expand the business scope, and increase product offerings and sales. Since the start of the pandemic in 2020, we have added a telemarketing model for finding new customers and maintaining current customer ties. Wuxi Mingteng Mould’s sales manager, Mr. Zhiyang Nie, has accumulated 16 years of professional experience in the foundry industry and has worked in Taiwan-invested enterprises and major foundry factories. Mr. Nie is familiar with the foundry industry’s technical processes, customer groups, and market developments. At the same time, we focus on training our sales staff to help them understand Wuxi Mingteng Mould’s latest developments, products, and sales skills and improve their sales efficiency.

We use a direct sale method to sell our products, creating purchase orders with downstream auto part manufacturers directly. The direct sales method helps us reduce the distribution process of our products and provide us with direct and rapid feedback about products and customer experiences. It enables us to adjust the variety, quality, quantity, scale, and development speed of the products quickly to satisfy the needs of our customers.

We highly value our brand reputation. We have established strong and stable business ties with many listed downstream companies in China and have been highly praised by our customers. As a result, we are often the recommended choice for technical exchanges in the industry. In addition, our good company reputation has helped us further develop quality customers.

Our Competitive Advantages

●	Mold technical expertise and production capacity. We import mold manufacturing equipment to improve the machining efficiency and precision of its molds, shorten the project development period, and allow our customers to quickly obtain molds so that they can manufacture products in a short time. Our casting process engineers and mold designers have adopted computer aided technology to perform feasibility and effectiveness analyses when designing molds and creating specifications and to help predict potential part forming defects. In doing so, we have improved the accuracy of Computerized Numerical Control machining and the success rate of mold development.

●	Industry experience and standardized and personalized mold services. Our experience in the industry and standardized production dramatically improves our production and service efficiency and reduce production and management costs. Our R&D team has specialized knowledge of casting, machining, molds, automation, and other fields and has more than 10 years of experience in the industry. We have established several standard operation instructions, covering the process of mold design, machining and manufacturing, assembly, mold trial-manufacturing, quality inspection, and after-sales services for customers.

●	Advanced technology and strong R&D team. We have a professional technology R&D team consisting of 11 full-time employees with more than 10-year experience in the mold industry. It conducts technological innovation and new product development to enable us to improve our large-scale precision casting process, complex structure casting mold design techniques, and mold material adjustment techniques. We will continue to research and develop new technologies, improve production and molding processes, and work on developing and completing its product portfolio. In doing so, we will adapt to the changing mold market and retain and attract customers who require accurate, reliable, high-quality molds.

●	Long-term and stable relations with customers. With our mold technology and production efficiency, we have become a direct supplier to three listed companies in China. In addition, we have also established long-term and stable business relations with leading key customers in the industry, most of whom we have cooperated with for over five years. In addition, our indirect end users include many Chinese and foreign automobile enterprises and famous brands.

●	Experienced and far-sighted management team. We have a management team with professional experience in the mold industry. Our management team is led by our founder and Chief Executive Officer, Mr. Yingkai Xu, who has over 20 years of experience in the automobile mold industry. Mr. Xu is responsible for our overall management and strategic development. Other management team members also have a wide range of technical and management experience in relevant industries. For years, the management team has established close relations with our key customers and suppliers’ network, gathered extensive expertise and a deep understanding of the automobile mold industry and comprehended industry development and market trends.

Our Growth Strategies

Our objective is to strengthen and improve our market position in China. We intend to achieve our objective by implementing business strategies in the following key aspects:

●	Expand lines of business and participate in the development of new energy vehicle part molds.
●	Expand partnership with NEV sector supplier for electric powertrain component molds.

●	Increase production facilities to improve production capacity.

●	Enhance R&D capabilities.

●	Further secure new customers.

●	Optimize production management and improve operation efficiency.

Transfers of Cash to and from Our Subsidiaries

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between Mingteng International, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC Subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC Subsidiaries to pay dividends to Mingteng International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Mingteng International’s ability to transfer cash to investors. See “Risk Factors -Risks Related to Doing Business in China - To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” and “Risk Factors - Risks Related to Doing Business in China - Mingteng International is a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Mingteng International is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Mingteng International through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to Mingteng International only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. Mingteng International is able to transfer cash (US Dollars) to its PRC Subsidiaries through an investment (by increasing Mingteng International’s registered capital in a PRC Subsidiary). Mingteng International’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies is subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Jiangsu Junjin Law Firm, the Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Subsidiaries’ ability to transfer cash between PRC Subsidiaries. As of the date of this prospectus, other than the dividend described below, Mingteng International has not distributed any earnings or settled any amounts owed under our operating structure, and there were no other amounts owed by Mingteng International to any of its subsidiaries, or by any subsidiary to Mingteng International or to any other subsidiary. Mingteng International does not have any plan to distribute earnings or to settle amounts owed under our operating structure in the foreseeable future.

On September 30, 2022, Mingteng International declared cash dividends of RMB 2.5 million (approximately $0.35 million) to our shareholders which were paid by Wuxi Mingteng Mould in December 2022. This dividend was paid directly by Wuxi Mingteng Mould, our PRC operating subsidiary, to the shareholders of Mingteng International, without passing through Mingteng HK or Ningteng WFOE, because this payment arrangement represents an intra-group disbursement under a written payment delegation agreement between Mingteng International and Wuxi Mingteng Mould. While Mingteng International formally declared the dividend and bears the corresponding legal payment obligation, Wuxi Mingteng Mould only acts as an authorized agent to transfer the funds and is not the distributing entity of the dividend. A PRC withholding tax of 20% was withheld in connection with this dividend, resulting in a net after-tax amount of approximately $0.28 million received by the PRC-resident recipients. Other than this dividend, as of the date of this prospectus, no other dividends or distributions have been made by any of our subsidiaries to Mingteng International or to any other subsidiary. As of the date of this prospectus, Mingteng International has not paid or made any dividends or other distributions to U.S. investors, and we do not have any present plan to pay dividends or make other distributions to U.S. investors in the foreseeable future.

Mingteng International’s business is primarily conducted through its subsidiaries. Mingteng International is a holding company and its material assets consist solely of the ownership interests held in its PRC Subsidiaries. Mingteng International relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. However, the management of PRC subsidiaries has no plan to distribute dividends to foreign subsidiaries in the foreseeable future. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the PRC Subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Mingteng International as a dividend.

With respect to transferring cash from Mingteng International to its subsidiaries, increasing Mingteng International’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution. As of the date of this prospectus, other than the RMB 2.5 million dividend described above, no other cash flows or transfers of other assets of any type have occurred between Mingteng International and its subsidiaries, or among our subsidiaries.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC Subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC Subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; Mingteng International does not participate in a Common Welfare Fund;

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions; and

6.	A withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

If for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to Mingteng International when needed, Mingteng International’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

Mingteng International currently intends to retain most, if not all, of available funds and any future earnings to support operations and finance the growth and development of business. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and Mingteng International does not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, if PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. As of the date of this prospectus, our auditor, HTL, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021, as they are not on the list published by the PCAOB. In the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Doing Business in China - Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in this prospectus.

Regulatory Permissions

We, including our PRC Subsidiaries, currently have received all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business licenses of our PRC Subsidiaries.

The business license is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. Each of our PRC Subsidiaries has received its business license. Wuxi Mingteng Mould and Ningteng WFOE obtained their business licenses issued by the Wuxi Huishan District Market Supervision and Administration Bureau.

As of the date of this prospectus, except for the business licenses mentioned here, Mingteng International and our PRC Subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision of overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations - M&A Rules and Overseas Listing.”

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC. Further, according to the CSRC Notice, on March 31, 2023, domestic companies that have already submitted valid overseas listing applications but have yet to obtain approval from overseas regulatory agencies or stock exchanges may arrange a reasonable timeframe to submit the filing. They should complete the filing procedures with the CSRC before completing their indirect overseas listing. In connection with our previous issuance of securities to foreign investors, we received approval from the CSRC regarding our completion of the required filing procedures for the offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in this prospectus. Notwithstanding the foregoing, as of the date of this prospectus, except for the CSRC filing requirement under the Trial Measures for future offerings, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in the market value of our Class A Ordinary Shares held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Prior to March 18, 2026, as a foreign private issuer, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

PRC Regulations

In accordance with PRC regulations, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless approved by the State Administration of Foreign Exchange. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s Board of Directors. Our subsidiary, Ningteng WFOE, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic company is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Ningteng WOFE and Wuxi Mingteng Mould were established as domestic companies; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the PRC Subsidiaries are restricted in their ability to transfer a portion of their net assets to Mingteng International as a dividend or otherwise.

Corporate Information

Our principal executive office is located at No. 10 Fushi Road, Luoshe Town, Huishan District, Wuxi, Jiangsu Province, China 214000. The telephone number of our principal executive offices is +86 0510-83318500. Our registered office provider in the Cayman Islands is Mourant Governance Services (Cayman) Limited. Our registered office in the Cayman Islands is located at 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1108. Our registered agent in the United States is Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. Below is a summary of material factors that make an investment in our ordinary shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in the section titled “Risk Factors” on page 18 of this prospectus.

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:

Risks Relating to Our Business and Industry

●	Our business is highly dependent on our reputation, and if we fail to maintain and enhance our reputation, consumer recognition of and trust in our products could be materially and adversely affected.

●	Changes in the availability, quality and cost of key raw materials and other necessary supplies or services could have a material adverse effect on our business, financial condition and results of operations.

●	Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

●	Any quality problems associated with our products may result in loss of customers and sales, and we may face product liability claims if the problems are related to our products.

●	Despite the protective measures we take, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

●	A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Risks Relating to Our Corporate Structure

●	We will be dependent on dividends and other distributions from equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

Risks Relating to Doing Business in China

●	To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

●	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges; however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

●	Mingteng International is a holding company and will rely on dividends paid by our PRC Subsidiaries for our cash needs. Any limitation on the ability of our PRC Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, the majority of our directors, or our management named in the annual report based on foreign laws.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ordinary shareholders.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

●	Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence our business growth in China.

Risks Relating to Our Class A Ordinary Shares

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	You may experience dilution of your holdings due to the inability to participate in a rights offering.

THE OFFERING

Issuer	Mingteng International Corporation Inc.

Securities offered by the Selling Shareholders

(i) Up to 2,280,000 Class A Ordinary Shares issued in the PIPE Transaction;

(ii) Up to 1,480,000 Class A Ordinary Shares issuable upon the exercise of the Investor Warrants; and

(iii) Up to 111,000 Class A Ordinary Shares issuable upon the exercise of the Placement Agent Warrants

Ordinary Shares outstanding prior to this offering	7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares

Ordinary Shares outstanding after this offering	11,510,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares, assuming the exercise in full of all Investor Warrants and Placement Agent Warrants.

Use of proceeds	We will not receive any proceeds from the resale of the Class A Ordinary Shares by the Selling Shareholders. We may receive proceeds upon any cash exercise of the Investor Warrants (at US$2.00 per share) and the Placement Agent Warrants (at US$2.40 per share). If all Investor Warrants and Placement Agent Warrants are exercised for cash in full, we would receive aggregate gross proceeds of up to approximately US$3,224,400. However, the holders of the Investor Warrants and Placement Agent Warrants are not obligated to exercise their respective warrants, and we cannot predict whether or when, if ever, any holder will choose to exercise, in whole or in part. The Investor Warrants and Placement Agent Warrants each contain cashless exercise provisions, and to the extent they are exercised on a cashless basis, we will receive no cash proceeds. We currently intend to use any proceeds received upon cash exercise, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page 49.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MTEN”

Risk Factors	See section title “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Transfer Agent	Transhare Corporation

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

Our business is highly dependent on our reputation, and if we fail to maintain and enhance our reputation, consumer recognition of and trust in our products could be materially and adversely affected.

We rely heavily on our reputation in the promotion and sale of our products and services. We believe that our product brands are recognized by consumers for their quality and reliability. However, counterfeit products, product defects, inefficient customer service, product liability claims, consumer complaints, intellectual property infringement or negative publicity or media coverage may damage our reputation. Any negative claims against us, even if unethical or unsuccessful, could distract our management’s attention and other resources from our day-to-day business operations, which could adversely affect our business, results of operations, and financial condition. Negative media coverage and resulting negative publicity regarding the safety, price levels or quality of our products could result in a material adverse effect on consumer acceptance of and trust in us and our products.

In addition, adverse publicity regarding any regulatory or legal action against us could damage our reputation, undermine consumer confidence in us and reduce long-term demand for our products, even if such regulatory or legal action is unfounded or insignificant to our business.

Changes in the availability, quality and cost of key raw materials and other necessary supplies or services could have a material adverse effect on our business, financial condition and results of operations.

Raw material costs represent 29.8% and 30.0% of our total cost of revenues for the years ended December 31, 2025 and 2024, respectively. We are exposed to fluctuations in the prices of raw materials, transportation, and other necessary supplies or services due to factors beyond our control, such as policies, inflation, fluctuations in currency exchange rates, changes in weather, or changes in the supply and demand for such relevant raw materials, Prices of bulk raw material products, such as cast iron and steel plate, there has been no downward trend so far. Therefore, it could result in higher costs for our principal business if prices of major raw materials continue to increase. We may not be able to offset the price increases by increasing our product prices, in which case our margins would decline, and our financial condition and results of operations could be materially and adversely affected. In addition, if we significantly increase the prices of our products, we may lose our competitive advantage. This, in turn, could result in a loss of sales and customers. In either case, our business, financial condition, and results of operations could be materially and adversely affected.

Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

We have certain customers whose revenue individually represented 10% or more of the Company’s total revenues, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2025, two major customers accounted for approximately 22.1% and 18.4% of the Company’s total revenues, respectively. As of December 31, 2025, only one major customers accounted for approximately 21.5% of the Company’s total accounts receivable balance, respectively. For the year ended December 31, 2024, two major customers accounted for approximately 24.7% and 14.5% of the Company’s total revenues, respectively. As of December 31, 2024, two major customers accounted for approximately 34.9% and 10.9% of the Company’s total accounts receivable balance, respectively.

If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition, and results of operations. In addition, we may not be able to properly identify trends or introduce new products and services to the market as quickly, efficiently, or competitively priced as our competitors. Existing customers may not generate new business for us or make our business uncompetitive with our competitors. If our customer base decreases, we may not be able to generate sufficient revenue to cover our increased costs and expenses. As a result, our business and results of operations may be materially and adversely affected.

We face intense competition, and if we fail to compete effectively, we may lose market share, and our results, prospects, and results of operations may be materially and adversely affected.

In recent years, China’s automobile mold manufacturing industry has developed rapidly. There are many domestic enterprises engaged in this industry. At the same time, many foreign advanced mold manufacturing enterprises have set up factories in China, and the market is highly competitive. Our competitive factors are mainly reflected in the competition for comprehensive capabilities such as technology, research and development, quality, channels, brands, supporting capabilities, and after-sales services. Some of our competitors, including domestic and foreign companies, may have financial, research and development, and other resources that exceed ours. There can be no assurance that our current or potential competitors will not market products that rival or exceed ours or adapt more quickly than we do to changing industry trends or changing market demands. Our competitors in certain regional markets may also benefit from sources of raw materials or production facilities closer to those markets, and there may be upstream and downstream business consolidation or alliances between competitors, and as a result, our competitors may be able to quickly capture significant market share. Any of these events could adversely affect our market share, business, and results of operations.

In addition, competition may cause us to reduce prices, lower margins and lose market share, any of which could adversely affect our results of operations. We also cannot assure you that competitors will not actively engage in legal or illegal activities designed to undermine our brand and product quality or affect consumer confidence in our products.

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown.

We are mainly engaged in the business of automobile casting molds, and our downstream customers are parts manufacturers in the automobile industry, which is greatly affected by the macro economy. The cyclical fluctuations of the global and domestic economies will have an impact on the production and consumption of automobiles in our country. When the macro-economy is in the rising stage, the automobile industry develops rapidly and automobile consumption is active; on the contrary, when the macro-economy is in the declining stage, the development of the automobile industry slows down, and the growth of automobile consumption is slow.

Therefore, we also face the risk of uncertainty caused by cyclical fluctuations in the economy. If the auto industry is affected by the macro economy and the development slows down, it may lead to a decrease in our orders and difficulties in receiving payment for goods.

Our efforts and investments in technology development may not always produce the expected results.

We are continually developing and seeking to develop technologies that are closely related to the car casting mold products that will be used in our products. As of the date of this prospectus, our core R&D team consisted of 31 employees who have a proven track record of launching new products or product upgrades. Currently, our R&D team has been working on the development of twin scroll core assembly fixture, center housing outer shell sand core mold double-side sand injection, and gas exhaust sand core mold horizontal sand injection with some success. However, we cannot assure you that our future efforts to develop related technologies will be successful, in which case our products may lose their competitive edge.

In addition, we cannot assure you that the technologies we develop will be well accepted by clients, in which case our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our production may be subject to disruptions and delays.

Currently, we have a production site in Wuxi, Jiangsu Province. Natural or man-made disasters (such as severe weather, fire, technical or mechanical failures, storms, explosions, earthquakes, strikes, terrorist activities, wars, and outbreaks of epidemics) or other disruptions (such as power and water outages) could cause significant damage to our production facilities and resuming production could be costly and time-consuming and could cause significant disruption to our operations. Until the affected production facilities are available and operational, we may incur additional costs and may face disruptions in the supply of our products.

Although we have not experienced significant production interruptions during the track record period or as of the latest practicable date, any interruptions or delays after our production date could adversely affect our ability to produce enough products and, in turn, our ability to meet customer demand. Under such circumstances, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

We face risks of any interruptions or delays in the supply of raw materials.

We depend on the timely supply of raw materials, such as cast iron and steel sheet, to meet our production schedules. Any delays or interruptions in the supply of raw materials from our suppliers could adversely affect our ability to meet our contractual obligations to our customers. In addition, any natural or man-made disasters or other unexpected catastrophic events, including severe weather, fires, technical or mechanical failures, storms, explosions, earthquakes, strikes, terrorist activities, wars and outbreaks of epidemics, could disrupt our transportation channels, harm our suppliers’ operations and impede our ability to manufacture and deliver products to our customers on a timely basis. For example, events such as the COVID-19 outbreak in the first quarter of 2020 could place additional stress on our supply chain.

We are exposed to risks associated with the transportation of the products we sell.

We load products from our warehouses and provide transportation service until our products are delivered to our customers. However, in the event of such an accident resulting in damage to the products we sell in transit, our ability to supply the products could be adversely affected. We may need rework and repair our products. The occurrence of any such event could also require us to make significant capital expenditures beyond those anticipated and delay product deliveries which may lead to customer claims. The sales we may lose or the increased costs we may incur as a result of such operational disruptions and delays in delivery may not be recoverable under existing policies, and long-term business interruptions may result in the loss of end customers. If any one or more of these risks were to occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Any quality problems associated with our products may result in loss of customers and sales, and we may face product liability claims if the problems are related to our products.

The success of our business depends on the continued delivery of quality and reliable products. We cannot assure you that our quality controls will be effective at all times, and we may face returns or cancellation of orders and customer complaints if the quality of any of our products deteriorates for any reason, or if consumers believe that our products do not deliver the claimed results.

In addition, if our products are defective or adversely affect the overall cause of consumer property damage or personal injury, we may be subject to product liability claims or recalls that could cause financial and reputational harm. Even if we ultimately prevail, we may be required to incur substantial costs in defending such legal claims. In addition, consumers’ perception of our products and willingness to purchase them may be adversely affected, regardless of whether the quality problems relate to us. Accordingly, any actual or known quality problems associated with our products could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our facilities and operations may require significant investment and upgrades.

Our facilities and operations may require significant investment and occasional upgrades due to depreciation or business growth, and our costs may increase as a result. If we do not successfully recover such costs, our profitability may decline. In addition, the timely completion of upgrades as planned depends on a number of factors, including our ability to raise and maintain sufficient funds for such upgrades, the adequate supply of materials and equipment, and the ability to deliver on time. If the upgrade is not completed on time, our capacity will be temporarily limited, and our business, financial condition, results of operations, and prospects may be further materially and adversely affected.

Regulatory actions, legal proceedings, and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition, and prospects.

Along with the growth and expansion of our business, we may be involved in litigation, regulatory proceedings, and other disputes arising outside the ordinary course of our business. Such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, as well as legal proceedings against our directors, officers, or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. Given the uncertainty, complexity, and scope of many of these litigation matters, their outcome generally cannot be predicted with any reasonable degree of certainty. Therefore, our reserves for such matters may be inadequate. Moreover, even if we eventually prevail in these matters, we could incur significant legal fees or suffer significant reputational harm.

We may fail to protect our intellectual property.

We regard patents, know-how, proprietary technologies, and similar intellectual property critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. As of the date of this prospectus, Wuxi Mingteng Mould has registered 26 patents  in the PRC. See “Business - Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment, and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights in China.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We cannot provide any assurances that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors.

Our employees are at risk of serious injury from the use of production equipment and machinery.

We use heavy machinery and equipment in our production processes that are potentially dangerous and could result in personal injury to our employees. The safety training we provide to our employees may not be effective in preventing accidents from occurring. Any major accident resulting from the use of equipment or machinery may disrupt our production, damage to our corporate image, and legal and regulatory liability. Although we carry employee accident insurance, as well as workers’ compensation and medical insurance, the coverage may not be sufficient to offset losses arising from claims related to such accidents. As of the date of this prospectus, there are no claims against the Company.

In addition, potential industrial accidents resulting in substantial property damage, loss of life or injury may expose us to claims and litigation, and we may be liable for medical expenses and other payments to employees and their families and may be subject to fines or penalties. As a result, our reputation, brand, business, financial condition, results of operations, and prospects could be materially and adversely affected.

We may be subject to intellectual property infringement claims.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. As of the date of this prospectus, we are still in the process of applying for five patents in China, which may not be approved. We may be from time to time in the future, be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed on by our products, services, or other aspects of our business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Our success depends on the continuing efforts of our senior management and key employees.

Our future success is significantly dependent upon the continued service of our senior management and other key employees. If we lose their service, we may not be able to locate suitable or qualified replacements and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. Our founder and Chief Executive Officer, Mr. Yingkai Xu, and other management members are critical to our vision, strategic direction, culture, and overall business success. If there is any internal organizational structure change or change in responsibilities for our management or key personnel, or if one or more of our senior management members were unable or unwilling to continue in their present positions, the operation of our business and our business prospects may be adversely affected. Our employees, including members of our management, may choose to pursue other opportunities. If we are unable to motivate or retain key employees, our business may be severely disrupted, and our prospects could suffer. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that our management members would not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China, or we may not be able to enforce them at all.

Our subsidiaries are required to comply with relevant rules and regulations in China, failure to do so could have a material adverse effect on us.

We are required to comply with applicable environmental regulations, health quality standards, and production safety standards in relation to our operations and production processes. In order to comply with the rules and regulations of the relevant public health authorities and quality and technical supervision authorities, we are subject to regular and random inspections. Failure to pass such inspections and comply with regulatory requirements could result in termination of the manufacture and sale of our products, forfeiture of related revenues, revocation of business licenses, or potential criminal liability, which would have a material adverse effect on our reputation and our business, financial condition, results of operations and prospects.

If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses in financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to our initial public offering on the Nasdaq, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified relate to our lack of sufficient skilled staff with appropriate knowledge of Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”) for the purpose of financial reporting and our lack of formal accounting policies and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for the purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Following the identification of the material weaknesses and other deficiencies, we have taken measures and plan to continue to take measures to remediate these control deficiencies. However, the implementation of these measures may not fully address the material weaknesses and other deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct the material weaknesses and other deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as the rules and regulations of the Nasdaq Stock Exchange. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required by Section 404 of the Sarbanes-Oxley Act to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F beginning with our annual report in our second annual report after becoming a public company.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to produce timely and accurate financial statements and may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If that were to happen, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could lead to a decline in the market price of our Class A Ordinary Shares and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. We may also be required to restate our financial statements for prior periods.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

The growth rate of the Chinese economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats, and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Risks Relating to Our Corporate Structure

We will be dependent on dividends and other distributions from equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and will be dependent on dividends and other distributions from equity by our PRC Subsidiaries, to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If our PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC Subsidiaries, which are foreign-owned enterprises, may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. At its discretion, a foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund, or staff welfare and bonus fund.

Wuxi Mingteng Mould, our PRC business operating subsidiary, generates essentially all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Wuxi Mingteng Mould to use its Renminbi cash balances to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law, or the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal, are of persuasive authority, but are not binding, on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly persuasive but not binding authority. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Class A Ordinary Shares - Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil liabilities.”

Risks Relating to Doing Business in China

To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets between Mingteng International and its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors - Risks Relating to Doing Business in China - Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” In addition, the PRC EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “Risk Factors - Risks Relating to Doing Business in China - Mingteng International is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list,” such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list,” the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementation of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in RMB or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council.” Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may introduce detailed regulatory policies and establish a security review system to further regulate foreign investment activities in the PRC.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and the value of our Class A Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from the PRC government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our Class A Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirements to obtain permission from the PRC government to list on U.S. exchanges in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users who seek to list in a foreign stock exchange should also be subject to cybersecurity review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. See “Risk Factors - Risks Relating to Doing Business in China - We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” and “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.”

Mingteng International is a holding company and will rely on dividends paid by our PRC Subsidiaries for our cash needs. Any limitation on the ability of our PRC Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

Mingteng International is a holding company and conducts substantially all of our business through our PRC subsidiary Wuxi Mingteng Mould. We may rely on dividends to be paid by our PRC Subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC Subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, Ningteng WFOE, as a wholly foreign-owned enterprise, is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC business operating subsidiary, Wuxi Mingteng Mould, generates primarily all of its revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Wuxi Mingteng Mould to use its RMB revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will apply to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Changes in the conversion rate between the United States dollar and the RMB will affect the amount of proceeds we will have available for our business.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and the U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect the amount of proceeds we will have available for our business.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows from China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The RMB in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the RMB has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the RMB’s daily reference rate at RMB 7.0039 to $1.00, the first time that the exchange rate of RMB to the U.S. dollar has exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the RMB to appreciate against the U.S. dollar. Significant revaluation of the RMB may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in RMB. Any significant revaluation of RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Class A Ordinary Shares in U.S. dollars.

To the extent that we need to convert the U.S. dollars we receive from future offerings into RMB for capital expenditures and working capital and other business purposes, any appreciation of the RMB against the U.S. dollar would adversely affect the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our Class A Ordinary Shares, and if we decide to convert RMB into U.S. dollars for the purpose of making dividend payments on our Class A Ordinary Shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

As of the date of this prospectus, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from, or registration with, appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting processes have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to the PRC Subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC Subsidiaries are subject to registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Subsidiaries is required to be registered with the SAFE or its local branches and (ii) any of our PRC Subsidiaries may not procure loans that exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. Additionally, any medium or long-term loans to be provided by us to the PRC Subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations in a timely manner, or at all, with respect to future capital contributions or loans by us to our PRC Subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of future offerings to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

Wuxi Mingteng Mould was formed under and is governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like ours. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. We do not collect personal information from our customers. Our employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under China’s civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology (“MIIT”), and the Ministry of Public Security, have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business licenses or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments. Further, on January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) authorized the relevant government authorities to conduct a cybersecurity review on a range of activities that affect or may affect national security and required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021) further elaborated on the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments if going public; and (iii) the risks of network information security. The cybersecurity review will also look into the potential national security risks from overseas IPOs.

On November 14, 2021, the CAC published the Regulations on Network Data Security (draft for public comments), or the draft Regulations on Network Data Security, which reiterates that data processors that process the personal information of more than one million users who intend to list overseas should apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. Currently, the draft Regulations on Network Data Security has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. If the CAC determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. Effective January 1, 2025, China’s Network Data Security Management Regulations introduce enhanced requirements for data security and privacy, particularly concerning personal information protection, data localization, and cross-border data transfers. These regulations impose stricter compliance obligations on data handlers, including requirements to conduct regular data security risk assessments, implement classified data protection measures, and obtain governmental approval for certain cross-border data transfers. Additionally, companies processing large volumes of “important data” or “national core data” may face heightened scrutiny and stricter regulatory oversight. Failure to comply with these regulations could result in significant financial penalties, operational disruptions, revocation of business licenses, or restrictions on cross-border operations. As a result, we may be required to adjust our data handling practices, enhance internal compliance measures, and allocate additional resources to meet evolving regulatory requirements in China.

We do not expect to be subject to the cybersecurity review by the CAC as of the date of this prospectus, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information from users in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, if the draft Regulations on Network Data Security is adopted into law and we become listed on Nasdaq, our PRC operating entities likely will be required to perform annual data security assessments either by themselves or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the PRC operating entities. Neither Mingteng International nor the PRC operating entities are currently required to obtain regulatory approval from the CAC nor any other PRC authorities. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. Our PRC Subsidiaries currently have obtained all permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business license. In the event that the applicable laws, regulations or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products and services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, such as their product parameters, most of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cybersecurity risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, including testing software and our computer systems, our facilities, systems and procedures, and those of our third-party service providers may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of products and services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or our third-party service providers, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. As of the date of this prospectus, we are not subject to such breaches or any other material cybersecurity risks in our supply chain. However, we may be subject to such an event in the future. In that case, we may be required or may choose, for customer relations or other reasons, to expend significant additional resources to help correct the problem. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, the majority of our directors, or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, however, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers and the majority of our directors reside within China for a significant portion of the time and all of them are PRC nationals. As a result, it may be difficult for our shareholders to effect the service of process upon us or our management residing in China. In addition, China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and some other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States are generally difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While a detailed interpretation of or implementation rules under Article 177 has yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests. See also “Risk Factors - Risks Relating to Our Class A Ordinary Shares - You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ordinary shareholders.

Under the PRC EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within China is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued the Circular of the State Administration of Taxation on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However; the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Mingteng International is a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Class A Ordinary Shares. In addition, non-resident enterprise shareholders (including our ordinary shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Class A Ordinary Shares, if such income is treated as sourced from within China. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders (including our ordinary shareholders) and any gain realized on the transfer of Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether in practice non-PRC shareholders of Mingteng International would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Bulletin 7 also introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties regarding the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC Subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37 and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our PRC Subsidiaries in China, including reduced enterprise income tax rates. For example, under the EIT Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. Any increase in the enterprise income tax rate applicable to our PRC Subsidiaries in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our PRC Subsidiaries in China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for some acquisitions of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC (“MOFCOM”), be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the PRC National People’s Congress, which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. On February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities shall fall within the scope of anti-monopoly review. If a concentration of undertakings meets the thresholds for clearance under the applicable laws, an internet platform operator shall report such concentration of undertakings to the anti-monopoly law enforcement agency under the State Council in advance. Therefore, our acquisitions of other entities that we make in the future (whether by ourselves or our subsidiaries) and that meet the thresholds for clearance may be required to be reported to and approved by the anti-monopoly law enforcement agency in the PRC and we may be subject to penalty including but not limited to a fine of no more than RMB500,000 if we fail to comply with such requirement. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the Measures for the Security Review for Foreign Investment was jointly issued by the National Development and Reform Commission (“NDRC”) and MOFCOM and took effect on January 18, 2021. The Measures for the Security Review for Foreign Investment specified provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM or its local counterparts or other relevant governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the revised Provisions and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with all new regulatory requirements of the Opinions, the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all.

Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.

Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate them after receiving any notice from the relevant PRC government authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements.

As of the date of this prospectus, we are not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our lease is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices and incur additional expenses relating to such relocation.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to the PRC Subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC Subsidiaries are subject to registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Subsidiaries is required to be registered with the SAFE or its local branches and (ii) any of our PRC Subsidiaries may not procure loans that exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. Additionally, any medium or long-term loans to be provided by us to the PRC Subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations in a timely manner, or at all, with respect to future capital contributions or loans by us to our PRC Subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of future offerings to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from the PRC operating entities to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC operating entities may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use the cash generated from the operations of the PRC operating entities to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB.

In light of the flood of capital outflows in China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice of the Ministry of Finance and the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization (Circular 59) and Announcement No. 7 (2015) of the State Administration of Taxation-Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises (Circular 7) which became effective in February 2015. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. Circular 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Circular 7 extends its tax jurisdiction to not only indirect transfers but also transactions involving the transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clear criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax.

According to the “EIT Law of the People’s Republic of China” (adopted on March 16, 2007, first amended on February 24, 2017, and further amended on December 29, 2018), if the business dealings between an enterprise and its affiliated parties do not conform to the principle of independent transactions and thus reduce the taxable income or income of the enterprise or its affiliated parties, the tax authorities have the right to adjust in accordance with reasonable methods. The cost incurred by an enterprise and its related parties in developing and accepting intangible assets or providing and receiving labor services together shall be apportioned according to the principle of the independent transaction when calculating taxable income.

Where enterprises that are controlled by resident enterprises or resident enterprises and Chinese residents in the country (region) where the actual tax burden is obviously lower than the tax rate level of China’s enterprise income tax, and profits are not distributed or are distributed at a reduced rate due to reasons other than reasonable business needs, the portion of the above profits attributable to such resident enterprises shall be included in the income of such resident enterprises for the reported period. Interest expenses incurred when the ratio of creditor’s rights investment to equity investment accepted by an enterprise from its affiliated parties exceeds the prescribed standard shall not be deducted in the calculation of taxable income. If an enterprise reduces its taxable income or income by implementing other arrangements without reasonable commercial purposes, tax authorities have the right to adjust them in accordance with reasonable methods.

We face uncertainties regarding the reporting and consequences on future private equity financing transactions, share exchange, or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC Subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 and Circular 7, and may be required to expend valuable resources to comply with Circular 59 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under Circular 59 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of the investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 59 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have been paying and will continue to pay social security and housing fund contributions in strict compliance with the relevant PRC regulations for and on behalf of our employees. However, we may be subject to penalties for our failure to make payments in accordance with the applicable PRC laws and regulations should any regulations change in the future, in which case, we may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with a lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the China Securities Regulatory Commission and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our auditor, HTL, headquartered in Houston, Texas, is also an independent registered public accounting firm with the PCAOB, subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. HTL is subject to inspection by the PCAOB on a regular basis, and therefore we believe that HTL is not subject to the PCAOB determinations as of the date of this prospectus.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether the SEC, the PCAOB, Nasdaq, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A Ordinary Shares could be adversely affected, and we could be delisted if we, along with our current or former auditors, are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. If trading in our Class A Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate HTL at such future time, Nasdaq may decide to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence our business growth in China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and the customers, contract manufacturers, raw material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect the business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and policies and the expected or perceived overall economic growth rate in China.

In February and March 2025, the United States administration imposed an additional 20 percent duty on Chinese imports. Subsequently, authorities in China announced tariffs over selected United States products and regulatory investigation against United States companies in response to the tariff imposed by the United States. Furthermore, on April 2, 2025, President Trump announced that the United States would impose a 10% tariff on all countries, effective on April 5, 2025, and an individualized reciprocal higher tariff on countries with which the United States has the largest trade deficits, including a 34% additional reciprocal tariff on goods imported from China that brings the total tariff rate to 54%. On April 4, 2025, the Foreign Ministry of China announced that China would impose a retaliatory 34% tariff on goods imported from the United States. On April 8, 2025, President Trump announced to impose an additional 50% tariff on Chinese imports. The Trump administration proceeded to implement a 104% tariff on goods imported from China on April 9, 2025. On April 10, 2025, President Trump announced a temporary suspension of reciprocal tariff measures targeting most U.S. trading partners for a 90-day period, while concurrently escalating tariffs on Chinese goods to 125%. Subsequently, on April 16, 2025, the White House announced that China faced tariffs of up to 245% on imports to the United States. These additional tariffs may increase our operating costs and create disruptions in our supply chain. Additionally, the U.S. government continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China and other countries from which we import goods.

Uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and the operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, the business, or our results of operations, as well as the financial condition of the clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

The current tension in international trade, particularly regarding U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the industries in which we operate is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to the Company.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and custom, an independent judiciary system and a parliamentary system. However, we are not in any position to guarantee the implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of the political environment in Hong Kong may materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. These uncertainties could limit the legal protections available to us.

Risks Relating to Our Class A Ordinary Shares

The trading price of our Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, and cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationships with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares. Volatility or a lack of positive performance in our ordinary share price may also adversely affect our ability to retain key employees.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

We currently do not expect to pay dividends in the foreseeable future, and you must rely on the price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares.

You may experience dilution of your holdings due to the inability to participate in a rights offering.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of Class A Ordinary Shares may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a Company with less than $1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

We are a “controlled company” as defined under the Nasdaq Listing Rule 5615(c)(1) and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to purchases and sales of our securities;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

Prior to March 18, 2026, as a foreign private issuer, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country in lieu of certain corporate governance requirements of Nasdaq. As a result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act); or

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors.”

We have elected to follow home country practice in Cayman Islands in lieu of Nasdaq Capital Market Listing Rule 5600 with the exception of those rules which are required to be followed pursuant to the provisions of Listing Rule 5615(a)(3). As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, win primary agency sale bids, and further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of our directors, officers and key employees;

●	trends and competition in the advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Jiangsu Junjin Law Firm, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2023), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

Mourant Ozannes (Cayman) LLP, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes (Cayman) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders pursuant to this prospectus.

We may receive proceeds upon any cash exercise of the Investor Warrants and the Placement Agent Warrants. Assuming the exercise in full of all Investor Warrants for cash at an exercise price of US$2.00 per share and all Placement Agent Warrants for cash at an exercise price of US$2.40 per share, we would receive aggregate gross proceeds of approximately US$3,224,000. We will not receive any proceeds from the subsequent resale of such Class A Ordinary Shares by the holders thereof.

However, the holders of the Investor Warrants and the Placement Agent Warrants are not obligated to exercise their respective warrants, and we cannot predict whether or when, if ever, any holder will choose to exercise, in whole or in part. The exercise price of the Investor Warrants and the Placement Agent Warrants may exceed the prevailing trading price of our Class A Ordinary Shares at the time of any potential exercise. If the trading price of our Class A Ordinary Shares is below US$2.00, we believe holders of the Warrants will be unlikely to exercise their Warrants, and if the trading price is below US$2.40, we believe FT Global or its designees will be unlikely to exercise the Placement Agent Warrants, in each case resulting in little to no cash proceeds to us from such exercise. In addition, the Investor Warrants and the Placement Agent Warrants each contain cashless exercise provisions. To the extent the Warrants or the Placement Agent Warrants are exercised on a cashless basis, we will receive no cash proceeds from such exercise.

We currently intend to use any net proceeds received from the cash exercise of the Warrants and the Placement Agent Warrants, if any, for working capital and general corporate purposes. The amounts and timing of any use of proceeds will depend on a number of factors, including the amount of cash generated or used by our operations and the rate of growth, if any, of our business. As a result, we will retain broad discretion over the allocation of any such proceeds.

DIVIDEND POLICY

In addition to approximately $0.35 million dividends paid in December 2022, we have not made any dividends or distributions to investors and no investors have made transfers, dividends, or distributions to Mingteng International or its subsidiaries. The management of PRC subsidiaries has no plan to distribute dividends to foreign subsidiaries in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the Board of Directors may deem relevant.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of funds from our PRC Subsidiaries. Dividend distributions from our PRC Subsidiaries to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit the payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. PRC regulations may restrict the ability of our PRC Subsidiaries to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis, as derived from our audited consolidated financial statements as December 31, 2025, which are incorporated by reference into this prospectus supplement;

●	on a pro forma basis to give further effect to (i) the sale by the Company of an aggregate of 1,127,131 Class A Ordinary Shares under its ATM offering program from January 1, 2026 through January 21, 2026, generating net proceeds of approximately US$17.8 million, (ii) the issuance of 3,800,000 Class A Ordinary Shares at a price of US$0.25 per share on April 13, 2026, (iii) the increase of the Company’s authorized share capital approved by the AGM by way of ordinary resolution, which shall take effect immediately upon the effectiveness of the Par Value Reduction: raising the authorized share capital from US$1,250 (comprising 24,989,545 Class A Ordinary Shares and 10,455 Class B Ordinary Shares, each with a par value of US$0.00005) to US$50,000 (comprising 998,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, each with a par value of US$0.00005), (iv) the reduction of the par value per share from US$0.002 to US$0.00005, as approved by the Annual General Meeting (AGM) on May 29, 2026, and (v) the issuance and sale of 1,131,004 Class A Ordinary Shares in the Company’s registered direct offering closed on June 10, 2026, (vi) the issuance and sale of 1,480,000 Class A Ordinary Shares at the offering price of US$2.00 per Class A Ordinary Share (assuming no exercise of Unregistered Warrants and the Placement Agent Warrants) on June 18, 2026.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of December 31, 2025

(All amounts in US dollars, except for share and per share data, unless otherwise noted)

	Actual	Pro forma (1)
Short-term loans	1,422,718	1,422,718
Total indebtedness	$1,422,718	$1,422,718
Shareholders’ equity:
Class A Ordinary shares: US$0.002 par value per share, 24,989,545 shares authorized, 101,275 shares outstanding on actual basis; US$0.000005 par value per share; 998,000,000 shares authorized; 7,639,410 shares outstanding on a pro forma basis	202	38
Class B Ordinary shares: US$0.002 par value per share, 10,455 shares authorized and outstanding on actual basis; US$0.000005 par value per share, 2,000,000 shares authorized, 10,455 shares outstanding on proforma basis	21	-
Additional Paid-in capital (1)	22,832,075	46,124,391
Statutory surplus reserve	465,572	465,572
Retained earnings	(999,866	(999,866)
Accumulated other comprehensive loss	(244,230	(244,230)
Total Shareholders’ Equity	$22,053,774	$45,345,905
Total capitalization	$23,476,492	$46,768,623

Notes:

(1)	The pro forma information reflects the following transactions: (i) the sale by the Company of an aggregate of 1,127,131 Class A Ordinary Shares under its ATM offering program from January 1, 2026 through January 21, 2026, generating net proceeds of approximately US$17.8 million and result in an increase to additional paid-in capital (“APIC”) of US$ 17,783,635, (ii) the issuance of 3,800,000 Class A Ordinary Shares at a price of US$0.25 per share on April 13, 2026 and result in an increase to APIC of US$942,400, and (iii) the reduction of the par value per share from US$0.002 to US$0.000005, as approved by the Annual General Meeting (“AGM”) on May 29, 2026 and result in an increase to APIC of US$10,052, (v) the reduction of the par value per share from US$0.002 to US$0.000005, as approved by the Annual General Meeting (AGM) on May 29, 2026, (vi) the issuance and sale of 1,131,004 Class A Ordinary Shares in the Company’s registered direct offering closed on June 10, 2026, generating net proceeds of approximately US$ 2,013,639 and result in an increase to APIC of US$2,013,633, and (vii) the issuance and sale of 1,480,000 Class A Ordinary Shares at the offering price of US$2.00 per Class A Ordinary Share on June 18, 2026, generating net proceeds of approximately US$2,532,749 and result in an increase to APIC of US$2,532,746. This financing will result in an increase to additional paid-in capital (“APIC”) of US$46,124,391 on a pro forma basis.

DILUTION

Our net tangible book value on December 31, 2025 was US$22.01 million, or US$196.99 per Class A ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible assets represent our total tangible assets minus total liabilities, divided by the pro forma number of outstanding ordinary shares. As of December 31, 2025, after giving the effect to (i) the sale by the Company of an aggregate of 1,127,131 Class A Ordinary Shares under its ATM offering program from January 1, 2026 through January 21, 2026, generating net proceeds of approximately US$17.8 million, (ii) the issuance of 3,800,000 Class A Ordinary Shares at price of US$0.25 per share on April 13, 2026, (iii) the adjustment of the par value per share to US$ 0.000005 from US$0.002, pursuant to the resolution of the Annual General Meeting (“AGM”) on May 29, 2026, and (iv) the increase of the Company’s authorized share capital approved by the AGM by way of ordinary resolution, which shall take effect immediately upon the effectiveness of the Par Value Reduction: raising the authorized share capital from US$1,250 (comprising 24,989,545 Class A Ordinary Shares and 10,455 Class B Ordinary Shares, each with a par value of US$0.00005) to US$50,000 (comprising 998,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, each with a par value of US$0.00005), (v) the issuance and sale of 1,131,004 Class A Ordinary Shares in the Company’s registered direct offering closed on June 10, 2026, and (vi) the issuance and sale of 1,480,000 Class A Ordinary Shares at the offering price of US$2.00 per Class A Ordinary Share (assuming no exercise of Unregistered Warrants and the Placement Agent Warrants) on June 18, 2026, our pro forma net tangible assets were US$45.30 million, or US$4.90 per ordinary share. This represents an immediate decrease in net tangible book value of US$192.09 per Class A Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$2.90 per Class A Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Class A Ordinary Share to shareholders after the issuance of the Class A Ordinary Share in this offering:

	U.S.$	U.S.$
Assumed offering price per Class A Ordinary Share		2.00
Net tangible assets per ordinary share as of December 31, 2025	196.99
Decrease in net tangible assets per share attributable to the pro forma adjustments described above	(192.09)
Pro forma net tangible assets per ordinary share after this offering		4.90
Dilution per ordinary share to new investors in this offering		2.90

The foregoing table and discussion are based on 101,275 Class A and 10,455 Class B Ordinary Shares outstanding as of December 31, 2025.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended December 31, 2025 and 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in China by our PRC subsidiary, Wuxi Mingteng Mould, incorporated in the PRC. We are an automotive mold developer and supplier in China. Wuxi Mingteng Mould was established in December 2015, focusing on molds used in auto parts. We are committed to providing customers with comprehensive and personalized mold services, covering mold design and development, mold production, assembly, testing, repair and after-sales service.

We provide a wide variety of products. Our main products are casting molds for turbocharger systems, braking systems, steering and differential system, and other automotive system parts.

We also produce molds for new energy electric vehicle motor drive systems, battery pack systems, and engineering hydraulic components, which are widely used in automobile, construction machinery and other manufacturing industries.

Our production plant is located in Wuxi, China. We use technologically advanced procedures and equipment to produce molds. We use a mold manufacturing processing center, which allocates different machines to manufacture according to the size of the mold and the shape of the accessories. Our mold development and production process are supported by our research and development (“R&D”) team (including experts such as foundry technologists and mold designers), using advanced Computer Aided Design (“CAD”), Computer Aided Manufacturing (“CAM”) and software technologies to analyze feasibility and validity of mold designs and specifications. Our quality and capability have obtained the 2019 Jiangsu High-tech Enterprise Certification and ISO9001:2015 certification.

In order to improve our technical level and service quality, we are committed to developing and producing molds through technological innovation. We believe that the design and quality of our molds are extremely important to the accuracy and efficiency of our customers’ manufacturing processes. Our existing technical team consists of 28 people, all with professional knowledge in casting, machining, and automation. They analyze customers’ casting and processing technology, propose solutions and improvement suggestions to customers to enhance the efficiency and safety of their products. In addition, we believe our research and patents in the field of automotive casting molds have earned us recognition from our customers, and we have registered 26 authorized utility model and invention patents in China.

We are a supplier to a number of Chinese listed companies and have established long-term business relationships with leading major customers in the automobile parts manufacturing industry, most of whom have more than 5 years of business relationship with us. Our customers include Kehua Holdings Co., Ltd. (ticker: 603161), Wuxi Lihu Booster Technology Co., Ltd. (ticker: 300694), and Wuxi Best Precision Machinery Co., Ltd. (ticker: 300580). Our close relationships with these major customers demonstrate our strengths in technical capabilities, service reputation and product quality.

Our revenue mainly comes from customized mold production, mold repair and machining services. The revenue derived from customized mold production accounted for 64.8% and 67.9% of our total revenue for the years ended December 31, 2025 and 2024, respectively. The revenue derived from mold repair accounted for 9.5% and 10.9% of our total revenue for the years ended December 31, 2025 and 2024 respectively. The revenue derived from machining services accounted for 25.7% and 21.2% of our total revenue for the years ended December 31, 2025 and 2024, respectively.

Our organization

The following chart shows our corporate structure as of the date of this prospectus:

Mingteng International was incorporated under the laws of the Cayman Islands on September 20, 2021, as an exempted company with limited liability.

Mingteng International owns a 100% equity interest in Mingteng HK, an entity incorporated on November 4, 2021, in accordance with the laws and regulations in Hong Kong. Mingteng HK is a holding company and is not actively engaged in any business.

Ningteng WFOE was incorporated on September 6, 2022, under the laws of the PRC. Ningteng WOFE is a wholly owned subsidiary of Mingteng HK and is not actively engaged in any business.

Wuxi Mingteng Mould is a limited liability company incorporated on December 15, 2015, under the laws of the PRC. Wuxi Mingteng Mould is a wholly owned subsidiary of Ningteng WFOE and is our operating entity. Wuxi Mingteng Mould is primarily engaged in providing clients with comprehensive and personalized mold services and solutions in the PRC, including mold design and development; mold production, repair, testing and adjustment.

Factors Affecting Our Results of Operations

Changes in the availability, quality and cost of key raw materials, transportation and other necessary supplies or services

Our raw materials consist primarily of steel plates and casting. The cost of raw materials represents a significant portion of our total cost of revenues.

Raw material costs represent 29.8% and 30.0% of our total cost of revenues for the years ended December 31, 2025 and 2024, respectively.

We are exposed to fluctuations in the prices of raw materials, transportation, and other necessary supplies or services due to factors beyond our control, such as policies, inflation, and changes in the supply and demand for such relevant raw materials. We may not be able to offset the price increases by increasing our product prices, in which case our margins would decline and our financial condition and results of operations could be materially and adversely affected. In addition, if we significantly increase the prices of our products, we may lose our competitive advantage. This in turn could result in a loss of sales and customers. In either case, our business, financial condition, and results of operations could be materially and adversely affected.

Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

For the fiscal year ended December 31, 2025, ten major customers accounted for approximately 78.4% of the Company’s total sales. For the fiscal year ended December 31, 2024, ten major customers accounted for approximately 79.8% of the Company’s total sales. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers.

As of December 31, 2025, ten major customers accounted for approximately 80.3% of the Company’s accounts receivable balance. As of December 31, 2024, ten major customers accounted for approximately 83.5% of the Company’s accounts receivable balance.

If we cannot maintain long-term relationships with our major customers or replace major customers from period to period with equivalent customers, the loss may negatively impact our business, financial condition, and results of operations. If our customer base decreases, we may not be able to generate sufficient revenue to cover our increased costs and expenses. As a result, our business and results of operations may be materially and adversely affected.

Our business is related to the development of upstream and downstream industries.

Mold production is closely related to the development of upstream and downstream industries. With the gradual saturation of the Chinese automotive market, the production of molds related to auto parts may be affected.

Key Components of Results of Operations

Comparison of Results of Operations for the Years Ended December 31, 2025 and 2024

The following table summarizes our results of operations for the years ended December 31, 2025 and 2024.

	For the Years Ended December 31,
	2025		2024
	Amount	% of revenue	Amount	% of revenue

Revenues	$11,664,925	100.0%	$10,120,257	100.0%
Cost of revenues	(9,038,953)	(77.5)%	(7,052,835)	(69.7)%
Gross profit	2,625,972	22.5%	3,067,422	30.3%

Operating expenses:
Selling expenses	(167,906)	(1.4)%	(150,418)	(1.5)%
General and administrative expenses	(2,103,419)	(18.0)%	(7,395,559)	(73.0)%
Research and development expenses	(777,695)	(6.7)%	(634,046)	(6.3)%
Total operating expenses	(3,049,020)	(26.1)%	(8,180,023)	(80.8)%

(Loss) Income from operations	(423,048)	(3.6)%	(5,112,601)	(50.5)%

Other income (expenses):
Government subsidies	114,057	1.0%	651,267	6.4%
Interest income	998	0.0%	1,226	0.0%
Interest expense	(38,690)	(0.3)%	(36,769)	(0.4)%
Other-Than-Temporary Impairment	(1,356,618)	(11.6)%	(1,121,382)	(11.0)%
Other (expenses) income, net	(44,040)	(0.4)%	19,183	0.2%
Total other (expenses) income, net	(1,324,293)	(11.3)%	(486,475)	(4.8)%

(Loss) Income before income taxes	(1,747,341)	(14.9)%	(5,599,076)	(55.3)%

Provision for income taxes	(39,736)	(0.3)%	(80,006)	(0.8)%

Net (loss) income	$(1,787,077)	(15.2)%	$(5,679,082)	$(56.1)%

Revenue

Currently, we have three revenue streams: mold production, mold repair and machining services.

Total revenue for the year ended December 31, 2025, increased by $1,544,668, or 15.3%, to $11,664,925 from $10,120,257 for the same period in 2024.

The following table sets forth the breakdown of our revenue for the years ended December 31, 2025 and 2024:

	For the Years Ended December 31,
	2025		2024		Variance
	Amount	%	Amount	%	Amount	%
Mold production	$7,562,777	64.8%	$6,872,483	67.9%	$690,294	10.0%
Mold repair	1,102,217	9.5%	1,103,741	10.9%	(1,524)	(0.1)%
Machining services	2,999,931	25.7%	2,144,033	21.2%	855,898	39.9%
Total	$11,664,925	100.0%	$10,120,257	100.0%	$1,544,668	15.3%

Revenues from mold production. Revenues from mold production accounted for 64.8% and 67.9% of our total revenues for the years ended December 31, 2025 and 2024, respectively. Revenue from mold production increased by $690,294 or 10.0% from $6,872,483 for the year ended December 31, 2024 to $7,562,777 for the same period in 2025. Despite the adverse impact of exchange rate fluctuations, mold production volume and revenues still represented a slight increase, this indicates that Wuxi Mingteng Mould maintains long-term relationships with major customers and continues to open up the mold market in the fiscal year 2025.

Revenues from mold repair. Revenues from mold repair accounted for 9.5% and 10.9% of our total revenues for the years ended December 31, 2025 and 2024, respectively. The declined in proportion mainly due to the total revenue had increased, revenue amount remained largely flat compared to the same period last year. Revenues from mold repair only decreased by $1,524, or 0.1% from $1,103,741 for the year ended December 31, 2024 to $1,102,217 for the same period in 2025.

Revenues from machining services. Revenues from machining services accounted for 25.7% and 21.2% of our total revenues for the years ended December 31, 2025 and 2024, respectively. Revenues from machining services increased by $ 855,898 or 39.9% from $2,144,033 for the year ended December 31, 2024 to $ 2,999 ,931 for the same period in 2025. The revenue derived from machining services has experienced rapid growth, mainly attributed to our continuing investment in improving our production capacity. Kehua Holding Co., Ltd. and Suzhou Lvkon Transmission Technology Co., Ltd. are our major customers in machine services.

Cost of Revenues

The following table sets forth the breakdown of our cost of revenues for the years ended December 31, 2025 and 2024:

	For the Years Ended December 31,
	2025		2024		Variance
	Amount	%	Amount	%	Amount	%
Mold production	$5,827,333	64.4%	$4,859,991	68.9%	$967,342	19.9%
Mold repair	657,310	7.3%	480,086	6.8%	177,224	36.9%
Machining services	2,554,310	28.3%	1,712,758	24.3%	841,552	49.1%
Total	$9,038,953	100.0%	$7,052,835	100.0%	$1,986,118	28.2%

The total cost of revenues increased by $1,986,118, or 28.2%, to $9,038,953 for the year ended December 31, 2025, from $7,052,835 for the same period in 2024, cost of revenues mainly comes from raw material costs, manufacturing costs and labor costs.

The total revenue has increased by 15.3%, but the total cost of revenue has increased by 28.2%, the reasons for the cost increase much more than revenue are as follows:

First, in order to promote the future development of machining service and expand production capacity, Wuxi Mingteng Mould hired more production labor in the fiscal year 2025, which lead to an increase in labor cost by $346,237 compared with the same period in fiscal year 2024.

Second is the increase in the manufacturing cost by $1,222,340 compared with the same period in fiscal year 2024. In order to pursue the future development of the aluminum alloy pressure casting mold business and machining service and expand production capacity, the total investment of production machinery and equipment in fiscal year 2025 and 2024 was $1,358,020 and $1,131,506, respectively, resulting in an increase in depreciation expense which allocated to production costs of $69,698. The depreciation expense has increased to $482,690 in fiscal year 2025 compared with $412,992 in fiscal year 2024. The leasing cost increased by $94,461 in fiscal year 2025. With the increasing customer demand for product precision, some products can no longer meet requirements by relying solely on in-house production, resulting in a significant increase in out process services which allocated to production costs of $748,058. The out-process services expense has increased to $1,065,759 in fiscal year 2025 compared with $317,701 in fiscal year 2024.

Last, the machining service model changed in FY2025, shifting from a model where only processing services were provided and service fees were charged to one that includes supplying materials, resulting in a significant increase in material costs. The materials increased by $445,053 to $2,714,149 in fiscal year 2025 compared with $2,269,096 in fiscal year 2024.

Gross Profit

Total gross profit was $2,625,972 for the year ended December 31, 2025, a decrease of $441,450 from $3,067,422 for the same period in 2024. Gross profit margin declined by 7.8%, to 22.5% for the year ended December 31, 2025, from 30.3% for the same period in 2024. Compared to 2024, material, labor costs and manufacturing expenses all saw significant increases in 2025.

Our gross profit and gross profit margin by product types were as follows:

	For the Years Ended December 31,
	2025		2024		Variance
	Gross profit	Margin %	Gross profit	Margin %	Gross profit	Margin %
Mold production	$1,735,444	22.9%	$2,012,492	29.3%	$(277,048)	(13.8)%
Mold repair	444,907	40.4%	623,655	56.5%	(178,748)	(28.7)%
Machining services	445,621	14.9%	431,275	20.1%	14,346	3.3%
Total	$2,625,972	22.5%	$3,067,422	30.3%	$(441,450)	(14.4)%

Gross profit for mold production decreased by $277,048 to $1,735,444 for the year ended December 31, 2025, as compared to $2,012,492 for the same period in 2024. The manufacturing costs, labor costs, cost of outside processing service and the depreciation expense allocated to cost of sales all increased due to expanded production scale, which resulted in increase in total cost of sales. Costs increased at a greater rate than the increase in revenue for the fiscal year 2025, which led to the decrease in gross profit and gross profit margin. Mold production is the main source of revenue of the Company, and despite the slight increase in sales for the fiscal year 2025 compared with the same period in 2024, the total cost of sales increased by 19.9% which adversely affected the profit margin of mold production business. In addition, due to the intense competitive in the market, we may lose our competitive advantage if we significantly increase the prices of our products, in order to maintain the Company’s competitive advantage, while product costs had increased, we had not increased the selling price of our products, which resulted in reduced gross profit.

Gross profit for mold repair decreased by $178,748 to $444,907 for the year ended December 31, 2025, as compared to $623,655 for the same period in 2024. Wuxi Mingteng Mould is an order-based production company, and all production, repair and machining services are customized. The cost varies with the difficulty of processing in different orders. The revenue from mold repair business remained relatively stable for fiscal years 2025 and 2024, however, the manufacturing cost, labor cost and depreciation expense allocated to the mold repair business had increased. The decrease in gross profit and gross profit margin was mainly due to the cost of processing services and depreciation expense increased more than revenue.

Gross profit for machining services increased by $14,346 to $445,621 for the year ended December 31, 2025, from $431,275 for the same period in 2024. The increase in the gross profit was mainly due to business expansion, an increase in orders, and sales volume. New customers developed in the fiscal year 2025 led to the sales volume increase.

Operating Expenses

	For the Years Ended December 31,
	2025		2024		Variance
	Amount	%	Amount	%	Amount	%
Selling expenses	$167,906	5.5%	$150,418	1.8%	$17,488	11.6%
General and administrative expenses	2,103,419	69.0%	7,395,559	90.4%	(5,292,140)	(71.6)%
Research and development expenses	777,695	25.5%	634,046	7.8%	143,649	22.7%
Total operating expenses	$3,049,020	100.0%	$8,180,023	100.0%	$(5,131,003)	(62.7)%

Selling Expenses

Selling expenses were $167,906 for the year ended December 31, 2025, an increase of $17,488, or 11.6%, from $150,418 for the same period in 2024. Business entertainment expenses increased by $14,501 in the fiscal year 2025.

General and Administrative Expenses

Our general and administrative expenses were $2,103,419 for the year ended December 31, 2025, a decrease of $5,292,140 or 71.3%, from $7,395,559 for the same period in 2024. The decrease was mainly due to a) The liabilities related to the distribution of share-based compensation and the resulting personal income tax decreased by $5,177,432 ; b) the decrease of consulting fee for the year 2025 by $387,423 compared with the same period in 2024, the company had paid large amount of consulting and professional fees for the Initial Public Offering(“IPO”) in April 2024; and c) due to the number of employees increased, the employee welfare expenses had increased by $107,554.

Research and Development Expenses

Research and development expenses increased by $143,649 or 22.7%, to $777,695 for the year ended December 31, 2025, from $634,046 for the same period in 2024. The company expanded its R&D team in the fiscal year 2025, resulting in a $133,465 increase in R&D personnel salaries.

Other income

Government subsidies

We receive various government subsidies from time to time, such as the “The High-Tech Enterprise Cultivation Award” and “Technology Development Support Grant.” We cannot predict the likelihood or amount of any future subsidies.

For the year ended December 31, 2025, government subsidies were $114,057. For the same period in 2024, government subsidies were $651,267.

Interest income

For the year ended December 31, 2025, interest income was $998. For the same period in 2024, interest income was $1,226.

Interest expense

For the fiscal year ended December 31, 2025, interest expense was $38,690. For the same period in 2024, interest expense was $36,769.

Other-than-temporary impairment

For the fiscal year ended December 31, 2025, we recorded an other-than-temporary impairment of $1,356,618, compared to $1,121,382 for the same period in 2024. This impairment was due to the fact that the original agreed investment and operation plan was no longer executed by the executives of Planty Holding Limited (“Planty”), which indicated a severe and sustained adverse impact on Planty’s expected profitability, and management therefore determined that the fair value of the investment in Planty should be written down to zero.

Other income, net

For the fiscal year ended December 31, 2025, other income, net was $44,040. For the same period in 2024, other income, net was $19,183.

Provision for Income Taxes

Our provision for income taxes was $39,736 for the year ended December 31, 2025, a decrease of $40,270, or 50.33% from $80,006 for the same period in 2024. The decrease was mainly due to the decrease in pre-tax profits.

Under the Enterprise Income Tax(“EIT”) Law of the PRC, domestic enterprises are usually subject to a unified 25.0% EIT rate while preferential tax rates, tax holidays, and even tax exemptions may be granted on a case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15.0%, subject to a requirement that they re-apply for HNTE status every three years. Since Wuxi Mingteng Mould was approved as an HNTE in December 2019, Wuxi Mingteng Mould is entitled to a reduced income tax rate of 15.0% beginning December 2019 and is able to enjoy the reduced income tax rate through December 2022. In November 2022, Wuxi Mingteng Mould reapplied to obtain the recognition of HNTE and the preferential rate of 15.0% was extended to November 2025. In November 2025, Wuxi Mingteng Mould reapplied and obtained the recognition of HNTE and the preferential rate of 15% was extended to November 2028.

Net Loss

As a result of the foregoing, our net loss for the year ended December 31,2025 was $1,787,077, and for the same period in 2024, the net loss was $5,679,082.

Liquidity and Capital Resources

As of December 31, 2025 and 2024, we had cash of $1,452,992 and $2,080,715, respectively.

Our main sources of operating funds are from net income and external borrowings, and we are confident they are sufficient to sustain our operations after the offering.

Working Capital

Total working capital as of December 31, 2025, amounted to $1,554,211 compared to $3,375,929 as of December 31, 2024. The current assets increase mainly due to a) decrease in cash and cash equivalents of $627,723; b) increase in accounts receivable and other receivables-bank acceptance notes totally of $1,374,657; c) increase in inventories and contract costs of $328,354. The current liabilities amounted to $8,301,487 as of December 31, 2025 as compared to $5,266,013 as of December 31, 2024. The current liabilities increase mainly due to a) increase in accounts payable of $1,740,106; b) increase in other payables of $685,192; c) increase in notes payable of $593,273.

Capital Needs

Our capital needs include our daily operating needs and capital expenditure. With the uncertainty of the current market our management believes it is necessary to enhance the collection of outstanding accounts receivable and other receivables and to be cautious on operational decisions and project selection. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the recoverability of individual balances. Our management is confident in the collection of account receivables and other receivables.

Cash Flows Analysis

For the Year Ended December 31, 2025 and 2024

The following table sets forth a summary of our cash flows for the years indicated:

	For the Years Ended December 31,
	2025	2024
Net cash (used in) provided by operating activities	$(104,082)	$294,973
Net cash used in investing activities	(16,081,072)	(3,433,533)
Net cash provided by (used in) financing activities	15,522,489	4,151,476
Effect of foreign exchange rate on cash and cash equivalents	34,942	11,563
Net (decrease) increase in cash and cash equivalents	(627,723)	1,024,479
Cash and cash equivalents at the beginning of the year	2,080,715	1,056,236
Cash and cash equivalents at the end of the year	$1,452,992	$2,080,715

Operating Activities

Net cash used in operating activities amounted to $104,082 for the year ended December 31, 2025. It was primarily due to a) a net loss of $1,787,077, increased by depreciation and amortization of $735,849, loss on disposal of property and equipment of $69,297, impairment loss on long-term investments of $1,356,618, provision for inventory impairment of $85,646, provision for contract costs impairment of $15,201, provision for credit losses of $42,548; deferred income tax benefits of $52,534, gain on short-term investments of $4,685; b) increase in bank acceptance notes of $553,016; c) increase in payroll payable of $279,829 due to the increase in average wages; d) increase in account receivable $727,322; e) decrease in advance to suppliers of $75,453; f) increase in other receivables of $32,280; g) increase in inventories of $428,455; h) decrease in contract costs of $33,102; i) increase in accounts payable of $1,538,831; j) decrease in advance from customers of $412,310; k) decrease in other payables of $183,980; l) decrease in taxes payable of $76,875; m) increase in amounts due to related parties of $62,193; n) decrease in operating lease liabilities of $105,115.

Net cash provided by operating activities amounted to $294,973 for the year ended December 31, 2024. It was primarily due to a) a net loss of $5,679,082, increased by depreciation and amortization of $523,226, share-based compensation expenses of $4,408,200, loss on disposal of property and equipment of $24,905, impairment loss on long-term investments of $1,121,382, provision for inventory impairment of $55,510, provision for contract costs impairment of $11,827, reduced by recovery of credit losses of $6,650; deferred income tax benefits of $21,916; b) increase in bank acceptance notes of $511,554; c) increase in payroll payable of $134,421 due to the increase in average wages; d) increase in account receivable $705,865; e) decrease in advances to supplier of $196,125; f) decrease in other receivables of $28,631; g) increase in inventories of $39,787; h) increase in contract costs of $109,388; i) increase in accounts payable of $75,993; j) increase in advance from customers of $120,746; k) increase in other payables of $7,696; l) increase in taxes payable of $662,925; m) increase in amounts due to related parties of $3,422; n) decrease in operating lease liabilities of $5,794.

Investing Activities

Net cash used in investing activities amounted to $16,081,072 for the year ended December 31, 2025. It was primarily due to purchases of property and equipment amount of $1,006,113 and prepayment for acquisition related deposits of $14,951,955 in current period, and the proceeds on disposal of property and equipment of $47,451, and purchase Short-term investments of $1,995,134, and maturities of Short-term investments of $1,824,679.

Net cash used in investing activities amounted to $3,433,533 for the year ended December 31, 2024. It was primarily due to purchases of property and equipment amount of $945,918, and purchases of intangible assets of $37,698 and the long-term investment amount of $2,478,000 in current period, and the proceeds on disposal of property and equipment of $28,083.

Financing Activities

Net cash provided by financing activities was $15,522,489 for the year ended December 31, 2025. During the fiscal year 2025, we received net proceeds from short-term loans of $2,799,992 and repaid short-term loans of $2,799,992, proceeds from third party loans of $310,598 for the year ended December 31,2025, and cash receipts from equity issuance, net of issuance cost of $15,211,891.

Net cash provided by financing activities was $4,151,476 for the year ended December 31, 2024. During the fiscal year 2024, we received net proceeds from short-term loans of $1,404,163 and repaid short-term loans of $280,833, net proceeds from IPO amount to $3,293,096 for the year ended December 31,2024, and the deferred offering costs paid by cash amount to $264,950.

Loan Facilities

On January 31, 2023, Wuxi Mingteng Mould entered into a short-term loan agreement with Wuxi Branch of Bank of China with amount of approximately $0.72 million, with an annual interest rate of 3.4%. The maturity date of the loan is January 30, 2024. Mr. Yingkai Xu and Ms. Jingzhu Ding provided joint personal guarantees for the loan. Wuxi Mingteng Mould had fully repaid the loan in advance on October 7, 2023.

On February 28, 2023, Wuxi Mingteng Mould entered into an additional unsecured short-term loan agreement with Bank of Jiangsu with amount of approximately $0.72 million, with an annual interest rate of 3.7%. The maturity date of the loan is February 27, 2024. Wuxi Mingteng Mould made a repayment of approximately $0.42 million in advance on October 7, 2023, Wuxi Mingteng Mould had fully repaid the rest of the balance of approximately $0.28 million on February 21, 2024.

On February 21, 2024, Wuxi Mingteng Mould entered into an additional unsecured short-term loan agreement with Bank of Jiangsu with principal amount of approximately $1.4 million, with an annual interest rate of 2.95%. The maturity date of the loan is February 20, 2025 and has been fully repaid on February 18, 2025.

On February 18, 2025, Wuxi Mingteng Mould entered into a short-term loan agreement with Bank of Jiangsu with principal amount of approximately $1.4 million, with an annual interest rate of 3.30% and maturity date as of February 17, 2026, the Company repaid the loan in advance on December 18, 2025.

On December 18, 2025, Wuxi Mingteng Mould entered into a short-term loan agreement with Bank of Jiangsu with principal amount of approximately $1.4 million, with an annual interest rate of 2.30% and maturity date as of December 17, 2026

On January 14, 2026, Wuxi Mingteng Mould received a short-term loan of approximately $0.71 million from China Merchants Bank with the initial loan interest rate of 2.25%. The interest rate is a floating rate based on LPR, reduced by 75 basis points, with a repricing period of three months. The maturity date of the loan is January 14, 2027.

On March 5, 2026, Wuxi Mingteng Mould received a short-term loan of approximately $0.71 million from China CITIC Bank with the initial loan interest rate of 2.4%. The maturity date of the loan is March 5, 2027.

Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Amounts accrued, as well as the total amount of possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Inflation

Inflationary factors, such as increases in the cost of raw materials, personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses if the revenues from our products do not increase with such increased costs. We source key materials from third parties located in China. Although China has not experienced significant inflation and thus inflation has not had a material impact on our results of operations, we cannot provide any assurances that we will not be affected in the future by higher rates of inflation in mainland China. Sustained or rising inflation may result in increased costs to us in obtaining supplies of key materials to produce our products. If we explore the international market in the future, inflation may affect us by increasing our cost of labor and freight costs for our exported products. As a result, our results of operations may be adversely impacted.

Our plan to mitigate inflationary pressures are as follows: 1) control the growth of external costs by locking in prices and buying in bulk; 2) consider user experience and profitability, strengthen communication with customers, and adjust our pricing strategy to meet cost increases; and 3) strengthen internal management and technology research, to improve production efficiency and reducing the waste of production resources.

Supply Chain Analysis

For the year ended December 31, 2025, there were three suppliers accounted for approximately 17.6%, 12.2% and 12.0% of the total purchases, respectively. For the year ended December 31, 2024, there were three suppliers accounted for approximately 12.3%, 11.1% and 10.4% of the total purchases, respectively.

The raw materials used in production are mainly universal, such as steel and castings, which are highly replaceable and have a wide range of procurement sources. Therefore, we do not have nor anticipate having a major dependence on suppliers, and the loss of some suppliers will not have a significant impact on our production.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Recent Developments

On June 6, 2025, the Company filed a registration statement on Form F-3 with the SEC, registering the offer and sale of up to $100,000,000 of the Company’s securities, including ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights and units, from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. However, on August 12, 2025, the shares were redesignated, and a post-effective amendment notification was filed on October 7, 2025 to register of up to $100,000,000 of the Company’s securities, including Class A Ordinary Shares, share purchase contracts, share purchase units, warrants, debt securities, rights and units

On July 14, 2025, Ms. Xiaoqiu Zhang resigned as an independent director and as chair of the nominating and corporate governance committee. The Board of Directors approved the acceptance of Ms. Zhang’s resignation on July 14, 2025, at which time her resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Jianwei Xu as an independent director of the Company. Mr. Xu was also appointed as chairman of the nominating and corporate governance committee and as a member of the audit committee and compensation committee, effective July 14, 2025.

On August 12, 2025, the Company held its annual general meeting of where holders of 5,929,539 ordinary shares were present in person or by proxy at the meeting, representing approximately 86.69% of the Company’s 6,839,600 outstanding ordinary shares as of the June 30, 2025 record date, constituting a quorum. At the annual general meeting, the Company’s shareholders approved several proposals recommended by the board of directors, including the adoption of a dual-class share capital structure. Under the approved structure, all issued and outstanding ordinary shares were re-designated as Class A Ordinary Shares, each carrying one vote per share, and 2,091,000 authorized but unissued shares were re-designated as Class B Ordinary Shares, each carrying twenty votes per share. Following the re-designation, the Company’s authorized share capital became US$50,000 divided into 5,000,000,000 shares with a par value of US$0.00001 each, consisting of 4,997,909,000 Class A Ordinary Shares and 2,091,000 Class B Ordinary Shares. Shareholders also approved the Company’s amended and restated memorandum and articles of association to reflect the dual-class share structure and the rights of the Class A and Class B Ordinary Shares. In addition, shareholders approved the repurchase and issuance of shares in connection with the re-designation, pursuant to which YK Xu Holding Limited’s existing 2,091,000 Ordinary Shares were re-designated and issued as 2,091,000 Class B Ordinary Shares.

On August 22, 2025, Ms. Ronghua Xu resigned as an independent director and as chairwoman of the audit committee. The Board of Directors approved the acceptance of Ms. Xu’s resignation on August 22, 2025, at which time her resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Yang Xiao as an independent director of the Company. Mr. Xiao was also appointed as chairman of the audit committee and as a member of the nominating and corporate governance committee and the compensation committee, effective August 22, 2025.

On September 15, 2025, Mr. Wenkai Fang resigned as an independent director and as chairman of the compensation committee. The Board of Directors approved the acceptance of Mr. Fang’s resignation on September 15, 2025, at which time his resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Faming Lu as an independent director of the Company. Mr. Lu was also appointed as chairman of the compensation committee and as a member of the audit committee and the nominating and corporate governance committee, effective September 15, 2025.

On November 12, 2025, the Company entered into securities purchase agreements with certain investors relating to the issuance and sale of 15,000,000 Class A Ordinary Shares, par value $0.00001 per share, at a purchase price of $1.00 per share, for aggregate gross proceeds of $15,000,000. The Company received the purchase price on November 12, 2025 and issued the shares on November 14, 2025. The shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof, Regulation D promulgated thereunder and/or Regulation S promulgated thereunder.

On December 4, 2025, the Company entered into a Sales Agreement with AC Sunshine Securities LLC pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3 stated above. Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement. As of January 21, 2026, the Company had sold an aggregate of Class A Ordinary Shares under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 million of remaining capacity available for issuance under the ATM facility as of that date. The Company expects to use the net proceeds from sales under the ATM program for general corporate purposes, including working capital, business development initiatives and capital expenditures.

On December 15, 2025, the Company held an extraordinary general meeting of shareholders. Holders of 2,658,023 Class A Ordinary Shares and 2,091,000 Class B Ordinary Shares were present in person or by proxy, representing approximately 95.47% of the total voting rights of the Company’s issued Ordinary Shares as of the November 13, 2025 record date, constituting a quorum. At the meeting, shareholders approved a proposal authorizing the Company to implement one or more share consolidations of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares within a range of not less than a 2-for-1 consolidation and not more than a 4,000-for-1 consolidation, or such lower maximum ratio as permitted under applicable Nasdaq rules, with the exact consolidation ratio and effective date to be determined by the Company’s board of directors within two years of the approval of the resolution. Shareholders also approved the adoption of an amended and restated memorandum and articles of association to reflect the share consolidation once implemented, and authorized the board of directors to take all necessary actions to effect the share consolidation and related amendments.

On January 12, 2026, the Company announced the expansion of its ongoing strategic collaboration with a leading supplier in China’s new energy vehicle (“NEV”) sector. The collaboration relates to the development and manufacturing of molds used in components for electric powertrain systems, including drive assemblies, electric drive axles, electric motors, and transmission systems. The Company stated that the collaboration is intended to support the increasing use of aluminum alloy materials in electric drive and transmission systems and to assist customers in developing lightweight components designed to improve efficiency in new energy vehicles.

On January 14, 2026, the Company announced that it had completed the relocation of its production operations to a newly built manufacturing facility in December 2025. The new facility is intended to support the Company’s capacity expansion strategy and integrates upgraded manufacturing equipment and an optimized production layout. The Company stated that the relocation and equipment upgrades are expected to increase its mold production capacity by approximately 50% and enhance its ability to manufacture large and complex die-casting molds used in automotive and new energy vehicle components.

On January 9, 2026, the board of directors of the Company approved a Reverse Stock Split of all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-200. The Reverse Stock Split was previously authorized by shareholders at an extraordinary general meeting held on December 15, 2025. As a result of the Reverse Stock Split, the number of outstanding Class A Ordinary Shares was reduced from approximately 242,334,931 to approximately 1,228,406 (consisting of 16,731 ordinary shares to shareholders in lieu of fractional shares following the implementation of 2026 Reverse Share Split), and the number of outstanding Class B Ordinary Shares was reduced from approximately 2,091,000 to approximately 10,455. The Reverse Stock Split also increased the par value of the Company’s Class A Ordinary Shares and Class B Ordinary Shares to $0.002 per share and reduced the total number of authorized Ordinary Shares to 1,238,861 shares, consisting of 1,228,406 Class A Ordinary Shares issued and outstanding with 16,731 ordinary shares to shareholders in lieu of fractional shares following the implementation of 2026 Reverse Share Split and 10,455 Class B Ordinary Shares. The Company’s Class A ordinary shares began trading on a post-reverse stock split basis on the Nasdaq Capital Market under the symbol “MTEN” on January 26, 2026.

On April 13, 2026, the Company entered into securities purchase agreements with certain investors, including Mr. Yingkai Xu, the Company’s Chief Executive Officer, for the issuance and sale of an aggregate of 3,800,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $0.25 per share, for total gross proceeds of approximately $950,000. Of the total shares issued, 1,520,000 Class A Ordinary Shares were purchased by Mr. Xu and 2,280,000 Class A Ordinary Shares were purchased by the other participating investors. Mr. Xu participated on the same terms and conditions as the other investors, including the same per share purchase price. The Company’s board of directors reviewed and approved Mr. Xu’s participation and determined that the transaction was fair to and in the best interests of the Company and its shareholders. The Company received the aggregate purchase price and completed the issuance of the shares on April 17, 2026. The shares were issued in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation D or Regulation S promulgated thereunder.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition or results of operations.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable.

The selection of critical accounting policies, the judgments and other uncertainties affecting the application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Fair value of financial instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to general an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 - inputs to the valuation methodology are unobservable.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Unless otherwise disclosed, the fair value of our financial instruments including cash and cash equivalents, accounts receivable, bank acceptance notes, other receivables, short-term loans, accounts payable, other payables, and amounts due to related parties approximate their recorded values due to their short-term maturities. The fair value of longer-term leases approximates their recorded values as their stated interest rates approximate the rates currently available.

Our non-financial assets, such as property and equipment and intangible assets would be measured at fair value only if they were determined to be impaired. When there is impairment of equity investments accounted for under the measurement alternative, the non-recurring fair value measurements are measured at the date of impairment. Estimating the fair value of the equity investment without observable market prices is highly judgmental due to the subjectivity of the unobservable inputs (level 3) used in the valuation methodologies used to determine fair value.

Revenue recognition

We account for revenue recognition under FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, Revenue from Contracts with Customers, we recognize revenue to represent the transfer of products or services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of the product or the benefit of the services transfers to the customer. Under the guidance of ASC 606, we are required to (a) identify the contract with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) we satisfy our performance obligations.

Our main business income is divided into three categories, one is mold production, that is, contracts are signed to sell molds widely used in automobiles, valves, water pumps and other industries according to the customer’s needs. Second is mold repair, which provides customers with mold repair service, or provides sales of mold components. Last is providing customers with machining services, using our remaining capacity to provide customers with external processing services. Revenues represent the amount of consideration that we are entitled to in exchange for the transfer of promised goods or services in the ordinary course of our activities and is recorded net of value-added tax (“VAT”). Consistent with the criteria of ASC 606, we recognize revenue when the performance obligation in a contract is satisfied by transferring the control of promised goods or services to the customer. We elect to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation, of which was expensed as incurred and amounted to $103,817and $91,001 for the years ended December 31, 2025, and 2024, respectively.

Mold production:

We sign contracts with customers and provide products according to the sales contract or sales list. The clients check the quantity and quality of products received and then issue confirmation as proof of payment. Certain clients may also test the finished products as part of the confirmation process. Revenue is recognized when we receive the confirmation of product acceptance.

We provide design and production services according to the sales contract or lists. Then we transport the finished products when clients give their order.

The design services are inseparable from project sales. A mold production contract may include two or more machine components, but all components are customized according to customer requirements. These components need to be combined under the guidance of design plans to produce qualified products to meet the needs of clients. Therefore, these services are highly interdependent and are never transferred to the customer on their own. Customers do not have the option to purchase these services separately principally due to the customization of each project. Accordingly, these services are not considered separate performance obligations, and no revenue is associated with these services under ASC 606 until the point in time when the product is completed and delivered, and client confirmation is received.

We provide maintenance services and according to the contracts the clients do not have the option to purchase these services separately. The promised warranty does not provide the clients with a service in addition to the assurance that the product complies with agreed-upon contract specifications and is considered an assurance warranty. The maintenance services and the warranty are not considered separate performance obligations, and no revenue is associated with these services under ASC 606. Historically, we have not experienced material costs for quality assurance and, therefore, do not believe an accrual for these costs is necessary.

Mold repair:

We sign contracts with customers and provide repair services according to the contract or list and charge a certain fee. Revenue is recognized only after the repair service has passed the customer’s inspection.

Machining services:

We sign contracts with customers and provide machining services and charge a certain fee. We identify the fulfillment of its obligation when transferring the products and getting confirmation from customers to issue the VAT invoice at which time revenue is recognized.

Contract Balances

We classify its right to consideration in exchange for services or products transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. We recognize accounts receivable in its consolidated balance sheets when it performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when we have transferred services or products to the customer before payment is received or is due, and the right to consideration is conditional on future performance or other factors in the contract. As of December 31, 2025 and 2024, we had no contract assets.

We capitalize incremental costs incurred to fulfill contracts that (1) relate directly to the contract, (2) are expected to generate resources that will be used to satisfy the performance obligation under the contract, and (3) are expected to be recovered through revenue generated under the contract. The compensation expenses of workforce hired and depreciation of certain equipment and overheads for the purpose of providing certain machining services are considered incremental costs to fulfill the contracts. These contract costs are recorded as cost of revenues upon the recognition of the related revenues. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. As of December 31, 2025 and 2024, we had deferred contract costs of $49,763 and $96,656, respectively. Impairment for contract costs amounted to $15,201 and $11,827 for the years ended December 31, 2025 and 2024, respectively.

Contract liabilities are recognized if we receive consideration prior to satisfying the performance obligations, which are customer advances. The consideration received from customers related to the remaining arrangements are included in advance from customer balance.

As of December 31, 2025 and 2024, contract liabilities were $108,356 and $515,650, respectively. During the fiscal years ended December 31, 2025 and 2024, the Company recognized revenue that were previously deferred as contract liabilities amounting to $518,936 and $399,735, respectively.

Current expected credit losses

On January 1, 2023, we adopted ASC 326, Financial Instruments-Credit Losses, which requires recognition of allowances upon origination or acquisition of financial assets at an estimate of expected credit losses over the contractual term of the financial assets (the current expected credit loss or the “CECL” model) using the modified retrospective transition method.

Our financial assets subject to the CECL model mainly include accounts receivable, bank acceptance notes and other receivables and deposits in other assets, non-current.

For accounts receivable and bank acceptance notes, we estimate the loss rate based on historical experience, the age of the receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. For other receivables and other assets, non-current, we review other receivables and other assets, non-current on a periodic basis and makes allowances on an individual basis when there is doubt as to the collectability. Receivables are written off after all collection efforts have been exhausted.

For the years ended December 31, 2025 and 2024, allowance of credit losses made were mainly generated from accounts receivable.

Long-term investment

Our equity investments without readily determinable fair value are a long-term investment in an unlisted company. For equity securities without readily determinable fair value and do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to estimate fair value using the net asset value per share (or its equivalent) of the investment, we elected to use the measurement alternative under ASC 321, Investments — Equity Securities (“ASC 321”) to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. These investments are measured at fair value on a nonrecurring basis when an orderly transaction for identical or similar investments of the same issuer was identified or when there are events or changes in circumstances that may have a significant adverse effect. The non-recurring fair value measurements to the carrying amount of an investment usually requires management to estimate a price adjustment for the different rights and obligations between a similar instrument of the same issuer with an observable price change in an orderly transaction and the investment held by us. The valuation methodologies involved require management to use the observable transaction price at the transaction date and other unobservable inputs (level 3).

We make a qualitative assessment of whether the equity investments are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, we estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, we recognize an impairment loss in the statements of operations and comprehensive income (loss) equal to the difference between the carrying value and fair value.

Income taxes

Mingteng International’s subsidiaries in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No taxable income was generated outside the PRC for the years ended December 31, 2025 and 2024. Current income taxes are provided on the basis of net (loss) income for financial reporting purposes and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and are determined by applying enacted statutory tax rates that will be in effect in the period in which the temporary differences are expected to reverse to the temporary differences between the financial statements’ carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset deferred tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity.

A valuation allowance is provided to reduce the amount of deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred income tax assets will not be realized. The effect on deferred income taxes arising from a change in tax rates is recognized in the consolidated statements of comprehensive (loss) income in the period of change.

We apply a “more likely than not” recognition threshold in the evaluation of uncertain tax positions. We recognize the benefit of a tax position in its consolidated financial statements if the tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes in facts, circumstances and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and reassessed. Adjustments, if required, are recorded in our consolidated financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. We record interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively. As of December 31, 2025 and 2024, we did not have any significant unrecognized uncertain tax positions.

There were no material uncertain tax positions as of December 31, 2025 and 2024.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). The amendments in this update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this update or (2) retrospectively to any or all prior periods presented in the financial statements. We are currently evaluating the impact of adopting the standard and do not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. We are currently evaluating the impact of this amendment and do not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. We are currently evaluating the impact of adopting the standard and do not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) and cash flows.

BUSINESS

Corporate History

Mingteng International was incorporated on September 20, 2021 under the laws of the Cayman Islands. As of this prospectus, the authorized share capital of Mingteng International is US$50,000.00 divided into 998,000,000 Class A Ordinary Shares of par value of $0.00005 each and 2,000,000 Class B Ordinary Shares of par value of $0.00005 each, of which 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares are issued and outstanding. Mingteng International is a holding company currently not engaging in any business. We conducted all of our business through our PRC subsidiary, Wuxi Mingteng Mould, incorporated in the PRC.

Mingteng HK was incorporated on November 4, 2021 under the laws and regulations in Hong Kong. Mingteng HK is a wholly owned subsidiary of Mingteng International. Mingteng HK is a holding company and is currently not actively engaging in any business.

Ningteng WFOE was established on September 6, 2022 under the laws of the PRC. Ningteng WFOE is a wholly owned subsidiary of Mingteng HK. It is a holding company and is not actively engaging in any business.

Wuxi Mingteng Mould was established on December 15, 2015 under the laws of the PRC. Wuxi Mingteng Mould is a wholly owned subsidiary of Ningteng WFOE and is our only operating entity. Wuxi Mingteng Mould has been in its current business line for over 8 years, and it became a wholly owned subsidiary of Ningteng WFOE through an equity acquisition on September 26, 2022.

Upon the incorporation of Mingteng International on September 20, 2021, we issued 1 ordinary share to ICS Corporate Services (Cayman) Limited (subsequently transferred to BETTY CHEN LIMITED), 2,091,000 ordinary shares to YK XU HOLDING LIMITED, 2,009,000 ordinary shares to DJZ HOLDING LIMITED, 450,000 ordinary shares to HONGZE L.P., 225,000 ordinary shares to JACKY WANG LIMITED, and 224,999 ordinary shares to BETTY CHEN LIMITED, respectively, for a total consideration of $50.

The IPO

On April 22, 2024, the Company completed its IPO of 1,050,000 ordinary shares at a price of $4.00 per share. The total gross proceeds received from the IPO was $4.2 million. In connection with the closing of the IPO, the Company issued the representative of the underwriters for the IPO (the “Representative”) warrants to purchase up to 52,500 ordinary shares.

On May 10, 2024, the Representative exercised its over-allotment option in full to purchase 157,500 ordinary shares at a price of $4.00. The total gross proceeds received from the fully exercise of the over-allotment option was $630,000. In connection with the over-allotment exercise, the Company issued the Representative warrants to purchase up to 7,875 ordinary shares.

On November 5, 2024, the Representative elected to cashless exercise 26,250 of their warrants held in exchange for 12,100 ordinary shares.

The 2024 Equity Incentive Plan

On November 11, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized 620,750 ordinary shares (plus an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions) to be issued to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. On November 20, 2024, the Company issued a total of 620,000 ordinary shares to three employees of the Company.

2025 Private Placement

On November 12, 2025, the Company entered into securities purchase agreements with certain investors pursuant to which the Company agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares (75,000 Class A Ordinary Shares after giving effect to the 1-for-200 reverse share split effective January 26, 2026), par value $0.00001 per share (par value $0.00005 per share after giving effect to the par value change approved at the AGM on May 29, 2026), at a purchase price of $1.00 per share ($200.00 per share on a post-split adjusted basis), for aggregate gross proceeds of $15,000,000. The Company received the purchase price on November 12, 2025 and issued the shares on November 14, 2025. The issuance was conducted as a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D and/or Regulation S promulgated thereunder.

At-the-Market Offering Program

On December 4, 2025, the Company entered into a sales agreement with AC Sunshine Securities LLC (“Sales Agreement”), pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3(No. 333- 287843).

Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement.

As of the date of this prospectus, the Company had sold an aggregate of 222,568,877 Class A Ordinary Shares (this amount does not give effect to the 1-for-200 reverse share split that became effective on January 26, 2026) under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 million of remaining capacity available for issuance under the ATM facility as of the date of this prospectus.

The Company expects to use the net proceeds from sales under the ATM program for general corporate purposes, including working capital, business development initiatives and capital expenditures.

Reverse Stock Split

On December 15, 2025, at an extraordinary general meeting, the shareholders of the Company approved a reverse split of all issued and authorized Class A Ordinary Shares and Class B Ordinary Shares at a ratio ranging from 1-for-2 to 1-for-4,000, with the final ratio to be determined by the board of directors.

On January 9, 2026, the board of directors approved a reverse stock split at a ratio of 1-for-200. The reverse stock split became effective on January 26, 2026, at which time the Company’s Class A ordinary shares began trading on the Nasdaq Capital Market on a split-adjusted basis under the symbol “MTEN.”

As a result of the reverse stock split, every 200 issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares were combined into one share of the respective class. The reverse stock split reduced the number of outstanding Class A Ordinary Shares from approximately 242,334,931 to approximately 1,228,406 (consisting of 16,731 ordinary shares to shareholders in lieu of fractional shares following the implementation of 2026 Reverse Share Split) and reduced the number of outstanding Class B Ordinary Shares from approximately 2,091,000 to approximately 10,455. No fractional shares were issued in connection with the reverse stock split.

In connection with the reverse stock split, the Company amended and restated its memorandum and articles of association to reflect the change in par value and the reduction in the number of authorized shares.

2026 Private Placement

On April 13, 2026, the Company, entered into securities purchase agreements with certain investors, including its Chief Executive Officer, Mr. Yingkai Xu, for the issuance and sale of an aggregate of 3,800,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $0.25 per share, for total gross proceeds of $950,000.

Of the total shares issued, Mr. Yingkai Xu purchased 1,520,000 Class A Ordinary Shares, and the remaining 2,280,000 Class A Ordinary Shares were purchased by the PIPE Selling Shareholders. Mr. Xu participated in the transaction on the same terms and conditions as the other investors. The transaction involving Mr. Xu was reviewed and approved by the Company’s board of directors in accordance with its related party transaction policies.

The Company received the proceeds from the share issuance on April 17, 2026 and completed the issuance of the Class A Ordinary Shares on April 21, 2026. The shares were issued in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to applicable exemptions, including Section 4(a)(2), Regulation D and/or Regulation S.

Termination of the At-the-Market Offering Program

On December 4, 2025, the Company entered into a sales agreement with AC Sunshine Securities LLC (“Sales Agreement”), pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3(No. 333- 287843).

Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement.

As of the date of this prospectus, the Company had sold an aggregate of 222,568,877 Class A Ordinary Shares (this amount does not give effect to the 1-for-200 reverse share split that became effective on January 26, 2026) under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 million of remaining capacity available for issuance under the ATM facility as of the dated of this prospectus.

On June 8, 2026, the Sales Agreement was terminated by the Company and AC Sunshine Securities.

2026 Direct Registered Offering

On June 9, 2026, the Company entered into a securities purchase agreement with certain individual investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “2026 Direct Registered Offering”): (i) 501,834 Class A ordinary shares of the Company, par value $0.00005 per share, at a purchase price of $2.00 per Share; and (ii) pre-funded warrants to purchase up to 629,170 Class A Ordinary Shares, at a purchase price of $1.99995 per pre-funded warrant (equal to the $2.00 purchase price per Share, less the $0.00005 per share exercise price of the pre-funded warrants), which were fully exercised at the closing.

The Offering was closed on June 10, 2026. The Company received approximately $2.26 million in gross proceeds from the 2026 Direct Registered Offering.

2026 Second Direct Registered Offering and Concurrent Private Placement

On June 17, 2026, the Company entered into a securities purchase agreement with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (i) 457,355 Class A Ordinary Shares at a purchase price of US$2.00 per share; and (ii) pre-funded warrants to purchase up to 1,022,645 Class A Ordinary Shares at a purchase price of US$1.99995 per pre-funded warrant (equal to the US$2.00 purchase price per share, less the US$0.00005 exercise price per share), which had been fully exercised as of July 22, 2026. The 457,355 Class A Ordinary Shares, the pre-funded warrants and the Class A Ordinary Shares underlying the pre-funded warrants were offered pursuant to the Company’s shelf registration statement on Form F-3, as amended, declared effective by the SEC on November 18, 2025, and the prospectus supplement dated June 18, 2026. The offering closed on June 18, 2026, and the Company received approximately US$2.96 million in aggregate gross proceeds before deducting placement agent fees and estimated offering expenses.

Concurrently with the offering, the Company issued to the Purchasers, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, warrants to purchase up to an aggregate of 1,480,000 Class A Ordinary Shares at an exercise price of US$2.00 per share. The Investor Warrants are exercisable immediately upon issuance and will expire eighteen (18) months from the date of issuance.

In connection with the offering, the Company engaged FT Global as exclusive placement agent pursuant to a Placement Agency Agreement dated June 17, 2026. The Company agreed to pay FT Global a cash placement agent fee equal to 7.0% of the aggregate gross proceeds raised in the offering and to reimburse FT Global for certain offering-related expenses not to exceed US$110,000. As additional compensation, the Company issued to FT Global or its designees Placement Agent Warrants to purchase up to 111,000 Class A Ordinary Shares, representing 7.5% of the aggregate number of Class A Ordinary Shares sold in the offering, at an exercise price of US$2.40 per share (equal to 120% of the public offering price). The Placement Agent Warrants are exercisable immediately and will expire on the eighteen (18)-month anniversary of the date of issuance.

Transfers of Cash to and from Our Subsidiaries

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between Mingteng International, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC Subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC Subsidiaries to pay dividends to Mingteng International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Mingteng International’s ability to transfer cash to investors. See “Risk Factors -Risks Related to Doing Business in China - To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” and “Risk Factors - Risks Related to Doing Business in China - Mingteng International is a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Mingteng International is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Mingteng International through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to Mingteng International only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. Mingteng International is able to transfer cash (US Dollars) to its PRC Subsidiaries through an investment (by increasing Mingteng International’s registered capital in a PRC Subsidiary). Mingteng International’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies is subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Jiangsu Junjin Law Firm, the Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Subsidiaries’ ability to transfer cash between PRC Subsidiaries. As of the date of this prospectus, other than the dividend described below, Mingteng International has not distributed any earnings or settled any amounts owed under our operating structure, and there were no other amounts owed by Mingteng International to any of its subsidiaries, or by any subsidiary to Mingteng International or to any other subsidiary. Mingteng International does not have any plan to distribute earnings or to settle amounts owed under our operating structure in the foreseeable future.

On September 30, 2022, Mingteng International declared cash dividends of RMB 2.5 million (approximately $0.35 million) to our shareholders which were paid by Wuxi Mingteng Mould in December 2022. This dividend was paid directly by Wuxi Mingteng Mould, our PRC operating subsidiary, to the shareholders of Mingteng International, without passing through Mingteng HK or Ningteng WFOE, because this payment arrangement represents an intra-group disbursement under a written payment delegation agreement between Mingteng International and Wuxi Mingteng Mould. While Mingteng International formally declared the dividend and bears the corresponding legal payment obligation, Wuxi Mingteng Mould only acts as an authorized agent to transfer the funds and is not the distributing entity of the dividend. A PRC withholding tax of 20% was withheld in connection with this dividend, resulting in a net after-tax amount of approximately $0.28 million received by the PRC-resident recipients. Other than this dividend, as of the date of this prospectus, no other dividends or distributions have been made by any of our subsidiaries to Mingteng International or to any other subsidiary. As of the date of this prospectus, Mingteng International has not paid or made any dividends or other distributions to U.S. investors, and we do not have any present plan to pay dividends or make other distributions to U.S. investors in the foreseeable future.

Mingteng International’s business is primarily conducted through its subsidiaries. Mingteng International is a holding company and its material assets consist solely of the ownership interests held in its PRC Subsidiaries. Mingteng International relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. However, the management of PRC subsidiaries has no plan to distribute dividends to foreign subsidiaries in the foreseeable future. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the PRC Subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Mingteng International as a dividend.

With respect to transferring cash from Mingteng International to its subsidiaries, increasing Mingteng International’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution. As of the date of this prospectus, other than the RMB 2.5 million dividend described above, no other cash flows or transfers of other assets of any type have occurred between Mingteng International and its subsidiaries, or among our subsidiaries.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC Subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC Subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; Mingteng International does not participate in a Common Welfare Fund;

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions; and

6.	A withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

If for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to Mingteng International when needed, Mingteng International’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

Mingteng International currently intends to retain most, if not all, of available funds and any future earnings to support operations and finance the growth and development of business. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and Mingteng International does not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

Regulatory Permissions

We, including our PRC Subsidiaries, currently have received all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business licenses of our PRC Subsidiaries.

The business license is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. Each of our PRC Subsidiaries has received its business license. Wuxi Mingteng Mould and Ningteng WFOE obtained their business licenses issued by the Wuxi Huishan District Market Supervision and Administration Bureau.

As of the date of this prospectus, except for the business licenses mentioned here, Mingteng International and our PRC Subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision of overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations - M&A Rules and Overseas Listing.”

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC. Further, according to the CSRC Notice, on March 31, 2023, domestic companies that have already submitted valid overseas listing applications but have yet to obtain approval from overseas regulatory agencies or stock exchanges may arrange a reasonable timeframe to submit the filing. They should complete the filing procedures with the CSRC before completing their indirect overseas listing. In connection with our previous issuance of securities to foreign investors, we received approval from the CSRC regarding our completion of the required filing procedures for the offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” Notwithstanding the foregoing, as of the date of this prospectus, except for the CSRC filing requirement under the Trial Measures for future offerings, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, if PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. As of the date of this prospectus, our auditor, HTL, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021, as they are not on the list published by the PCAOB. In the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Doing Business in China - Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 40.

Recent Regulatory Development in the PRC

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision of overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations - M&A Rules and Overseas Listing.”

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC. Further, according to the CSRC Notice, on March 31, 2023, domestic companies that have already submitted valid overseas listing applications but have yet to obtain approval from overseas regulatory agencies or stock exchanges may arrange a reasonable timeframe to submit the filing. They should complete the filing procedures with the CSRC before completing their indirect overseas listing. In connection with our previous issuance of securities to foreign investors, we received approval from the CSRC regarding our completion of the required filing procedures for the offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” Notwithstanding the foregoing, as of the date of this prospectus, except for the CSRC filing requirement under the Trial Measures for future offerings , we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Corporate Information

Our principal executive office is located at No. 10 Fushi Road, Luoshe Town, Huishan District, Wuxi, Jiangsu Province, China 214000. The telephone number of our principal executive offices is +86 0510-83318500. Our registered office provider in the Cayman Islands is Mourant Governance Services (Cayman) Limited. Our registered office in the Cayman Islands is located at 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1108. Our registered agent in the United States is Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, NY 10168.

Overview

We are an automotive mold developer and supplier in China. We are committed to providing customers with comprehensive and personalized mold services, covering mold design and development, mold production, assembly, testing, repair and after-sales service.

We provide a wide variety of products. Our main products are casting molds for turbocharger systems, braking systems, steering and differential system, and other automotive system parts. Besides, we also produce molds for new energy electric vehicle motor drive systems, battery pack systems, and engineering hydraulic components, which are widely used in automobile, construction machinery and other manufacturing industries.

Our production plant is located in Wuxi, China. We use technologically advanced procedures and equipment to produce molds. We use a mold manufacturing processing center, which allocates different machines to manufacture according to the size of the mold and the shape of the accessories. Our mold development and production process are supported by our research and development (“R&D”) team (including experts such as foundry technologists and mold designers), using advanced Computer Aided Design (“CAD”), Computer Aided Manufacturing (“CAM”) and software technologies to analyze feasibility and validity of mold designs and specifications. Our quality and capability have obtained the 2019 Jiangsu High-tech Enterprise Certification (extended to 2028) and ISO9001:2015 certification.

In order to improve our technical level and service quality, we are committed to developing and producing molds through technological innovation. We believe that the design and quality of our molds are extremely important to the accuracy and efficiency of our customers’ manufacturing processes. Our existing technical team consists of 28 people, all with professional knowledge in casting, machining, and automation. They analyze customers’ casting and processing technology, and propose solutions and improvement suggestions to customers to enhance the efficiency and safety of their products. In addition, we believe our research and patents in the field of automotive casting molds have earned us recognition from our customers, and we have registered 26 authorized utility model and invention patents in China.

We are a supplier to leading major customers in the automobile parts manufacturing industry and have established long-term business relationships with them, most of whom have more than 5 years of business relationship with us. Our customers include three Chinese listed companies: Kehua Holdings Co., Ltd. (ticker: 603161), Wuxi Lihu Corporation Limited (ticker: 300694), and Wuxi Best Precision Machinery Co., Ltd. (ticker: 300580). Our close relationships with these major customers demonstrate our strengths in technical capabilities, service reputation and product quality.

The revenue derived from customized mold production accounted for 64.8% and 67.9% of our total revenue for the years ended December 31, 2025 and 2024, respectively. The revenue derived from mold repair accounted for 9.5% and 10.9% of our total revenue for the years ended December 31, 2025 and 2024, respectively. The revenue derived from machining services accounted for 25.7% and 21.2% of our total revenue for the years ended December 31, 2025 and 2024, respectively.

Recent Developments

On July 14, 2025, Ms. Xiaoqiu Zhang resigned as an independent director and as chair of the nominating and corporate governance committee. The Board of Directors approved the acceptance of Ms. Zhang’s resignation on July 14, 2025, at which time her resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Jianwei Xu as an independent director of the Company. Mr. Xu was also appointed as chairman of the nominating and corporate governance committee and as a member of the audit committee and compensation committee, effective July 14, 2025.

On August 12, 2025, the Company held its annual general meeting of where holders of 5,929,539 ordinary shares were present in person or by proxy at the meeting, representing approximately 86.69% of the Company’s 6,839,600 outstanding ordinary shares as of the June 30, 2025 record date, constituting a quorum. At the annual general meeting, the Company’s shareholders approved several proposals recommended by the board of directors, including the adoption of a dual-class share capital structure. Under the approved structure, all issued and outstanding ordinary shares were re-designated as Class A Ordinary Shares, each carrying one vote per share, and 2,091,000 authorized but unissued shares were re-designated as Class B Ordinary Shares, each carrying twenty votes per share. Following the re-designation, the Company’s authorized share capital became US$50,000 divided into 5,000,000,000 shares with a par value of US$0.00001 each, consisting of 4,997,909,000 Class A Ordinary Shares and 2,091,000 Class B Ordinary Shares. Shareholders also approved the Company’s amended and restated memorandum and articles of association to reflect the dual-class share structure and the rights of the Class A and Class B Ordinary Shares. In addition, shareholders approved the repurchase and issuance of shares in connection with the re-designation, pursuant to which YK Xu Holding Limited’s existing 2,091,000 ordinary shares were re-designated and issued as 2,091,000 Class B Ordinary Shares.

On August 22, 2025, Ms. Ronghua Xu resigned as an independent director and as chairwoman of the audit committee. The Board of Directors approved the acceptance of Ms. Xu’s resignation on August 22, 2025, at which time her resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Yang Xiao as an independent director of the Company. Mr. Xiao was also appointed as chairman of the audit committee and as a member of the nominating and corporate governance committee and the compensation committee, effective August 22, 2025.

On September 15, 2025, Mr. Wenkai Fang resigned as an independent director and as chairman of the compensation committee. The Board of Directors approved the acceptance of Mr. Fang’s resignation on September 15, 2025, at which time his resignation became effective. On the same date, the Board of Directors approved the appointment of Mr. Faming Lu as an independent director of the Company. Mr. Lu was also appointed as chairman of the compensation committee and as a member of the audit committee and the nominating and corporate governance committee, effective September 15, 2025.

On November 12, 2025, the Company entered into securities purchase agreements with certain investors relating to the issuance and sale of 75,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $200.00 per share, for aggregate gross proceeds of $15,000,000. The Company received the purchase price on November 12, 2025 and issued the 75,000 Class A Ordinary Shares on November 14, 2025. The shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof, Regulation D promulgated thereunder and/or Regulation S promulgated thereunder.

On December 4, 2025, the Company entered into a Sales Agreement with AC Sunshine Securities LLC pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 through an “at-the-market” offering program under the Company’s shelf registration statement on Form F-3No. 333- 287843) stated above. Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on The Nasdaq Capital Market or otherwise in accordance with applicable law. The Company agreed to pay the sales agent a commission of up to 3.5% of the gross proceeds from any sales under the Sales Agreement. As of the date of this prospectus, the Company had sold an aggregate of 222,568,877 Class A Ordinary Shares (this amount does not give effect to the 1-for-200 reverse share split that became effective on January 26, 2026) under the ATM program for gross proceeds of approximately $20.6 million, resulting in net proceeds of approximately $18.0 million after deducting commissions and offering expenses. The Company had approximately $79.4 million of remaining capacity available for issuance under the ATM facility as of that date. The Company expects to use the net proceeds from sales under the ATM program for general corporate purposes, including working capital, business development initiatives and capital expenditures.

On December 15, 2025, the Company held an extraordinary general meeting of shareholders. Holders of 13,291 Class A Ordinary Shares and 10,455 Class B Ordinary Shares were present in person or by proxy, representing approximately 95.47% of the total voting rights of the Company’s issued Ordinary Shares as of the November 13, 2025 record date, constituting a quorum. At the meeting, shareholders approved a proposal authorizing the Company to implement one or more share consolidations of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares within a range of not less than a 2-for-1 consolidation and not more than a 4,000-for-1 consolidation, or such lower maximum ratio as permitted under applicable Nasdaq rules, with the exact consolidation ratio and effective date to be determined by the Company’s board of directors within two years of the approval of the resolution. Shareholders also approved the adoption of an amended and restated memorandum and articles of association to reflect the share consolidation once implemented, and authorized the board of directors to take all necessary actions to effect the share consolidation and related amendments.

On January 9, 2026, the board of directors of the Company approved a Reverse Stock Split of all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-200 The Reverse Stock Split was previously authorized by shareholders at an extraordinary general meeting held on December 15, 2025. As a result of the Reverse Stock Split, the number of outstanding Class A Ordinary Shares was reduced from approximately 242,334,931 to approximately 1,228,406 (consisting of 16,731 ordinary shares to shareholders in lieu of fractional shares following the implementation of 2026 Reverse Share Split), and the number of outstanding Class B Ordinary Shares was reduced from approximately 2,091,000 to approximately 10,455. The Reverse Stock Split also increased the par value of the Company’s Class A Ordinary Shares and Class B Ordinary Shares to $0.002 per share and reduced the total number of authorized ordinary shares to 1,238,861 shares, consisting of 1,228,406 Class A Ordinary Shares issued and outstanding with 16,731 ordinary shares to shareholders in lieu of fractional shares following the implementation of 2026 Reverse Share Split and 10,455 Class B Ordinary Shares. The Company’s Class A Ordinary Shares began trading on a post-reverse stock split basis on the Nasdaq Capital Market under the symbol “MTEN” on January 26, 2026.

On April 13, 2026, the Company entered into securities purchase agreements with certain investors, including Mr. Yingkai Xu, the Company’s Chief Executive Officer, for the issuance and sale of an aggregate of 3,800,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $0.25 per share, for total gross proceeds of approximately $950,000. Of the total shares issued, 1,520,000 Class A Ordinary Shares were purchased by Mr. Xu and 2,280,000 Class A Ordinary Shares were purchased by the other participating investors. Mr. Xu participated on the same terms and conditions as the other investors, including the same per share purchase price. The Company’s board of directors reviewed and approved Mr. Xu’s participation and determined that the transaction was fair to and in the best interests of the Company and its shareholders. The Company received the aggregate purchase price and completed the issuance of the shares on April 17, 2026. The shares were issued in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation D or Regulation S promulgated thereunder.

On June 9, 2026, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which it agreed to issue and sell, in a registered direct offering off its shelf registration statement on Form F-3 (File No. 333-287843): (i) 501,834 Class A Ordinary Shares at a purchase price of $2.00 per share; and (ii) pre-funded warrants to purchase up to 629,170 Class A Ordinary Shares at a purchase price of $1.99995 per pre-funded warrant. The offering closed on June 10, 2026, and the Company received approximately $2.26 million in gross proceeds, before deducting placement agent fees and estimated offering expenses. All of the pre-funded warrants were exercised in full on June 9, 2026, and the Company issued an aggregate of 629,170 Class A Ordinary Shares upon exercise thereof on June 10, 2026. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. In connection with the offering, the Company’s directors, executive officers, and certain shareholders entered into 60-day lock-up agreements with the placement agent. FT Global Capital, Inc. served as the exclusive placement agent for the offering and received a cash placement fee equal to 7.0% of aggregate gross proceeds, plus reimbursement of certain expenses not to exceed $110,000.

On December 4, 2025, the Company entered into a sales agreement (the “Sales Agreement”) with AC Sunshine Securities LLC, as sales agent, to offer and sell from time to time up to $100,000,000 of Class A Ordinary Shares in at-the-market offerings under the Company’s shelf registration statement on Form F-3 (File No. 333-287843). Through June 8, 2026, the Company sold an aggregate of 222,568,877 Class A Ordinary Shares under the Sales Agreement, generating gross proceeds of approximately $20.6 million and net proceeds of approximately $18.0 million after deducting the sales agent commission of 3.5% of gross proceeds and certain other offering expenses. The Sales Agreement was terminated as of June 8, 2026. The Company used and intends to use the net proceeds from the ATM facility for general corporate purposes, including working capital, business development initiatives, and capital expenditures. On June 8, 2026, the Sales Agreement was terminated by the Company and AC Sunshine Securities.

On December 15, 2025, at an extraordinary general meeting, the shareholders of the Company approved a reverse split of all issued and authorized Class A Ordinary Shares and Class B Ordinary Shares at a ratio ranging from 1-for-2 to 1-for-4,000, with the final ratio to be determined by the board of directors. On January 9, 2026, the board of directors approved a reverse stock split at a ratio of 1-for-200. The reverse stock split became effective on January 26, 2026, at which time the Company’s Class A ordinary shares began trading on the Nasdaq Capital Market on a split-adjusted basis under the symbol “MTEN.” As a result of the reverse stock split, every 200 issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares were combined into one share of the respective class. The reverse stock split reduced the number of outstanding Class A Ordinary Shares from approximately 242,334,931 to approximately 1,228,406 and reduced the number of outstanding Class B Ordinary Shares from approximately 2,091,000 to approximately 10,455. No fractional shares were issued in connection with the reverse stock split. In connection with the reverse stock split, the Company amended and restated its memorandum and articles of association to reflect the change in par value and the reduction in the number of authorized shares.

On April 13, 2026, the Company, entered into securities purchase agreements with certain investors, including its Chief Executive Officer, Mr. Yingkai Xu, for the issuance and sale of an aggregate of 3,800,000 Class A Ordinary Shares, par value $0.002 per share, at a purchase price of $0.25 per share, for total gross proceeds of $950,000. Of the total shares issued, Mr. Yingkai Xu purchased 1,520,000 Class A Ordinary Shares, and the remaining 2,280,000 Class A Ordinary Shares were purchased by the PIPE Selling Shareholders. Mr. Xu participated in the transaction on the same terms and conditions as the other investors. The transaction involving Mr. Xu was reviewed and approved by the Company’s board of directors in accordance with its related party transaction policies. The Company received the proceeds from the share issuance on April 17, 2026 and completed the issuance of the Class A Ordinary Shares on April 21, 2026. The shares were issued in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to applicable exemptions, including Section 4(a)(2), Regulation D and/or Regulation S.

On May 29, 2026, the Company held a meeting of the holders of Class A Ordinary Shares (the “Class A Meeting”) and the Annual General Meeting of Shareholders (the “AGM”) at the Company’s principal offices in Wuxi, Jiangsu Province, China. At the Class A Meeting, holders of Class A Ordinary Shares approved the variation of rights attaching to the Class A Ordinary Shares in connection with the increase of voting rights of the Class B Ordinary Shares. At the AGM, shareholders approved: (i) an increase in the voting rights attached to each Class B Ordinary Share from 20 votes per share to 200 votes per share (the “Voting Rights Increase”); (ii) a reduction in the par value of each authorized share from US$0.002 to US$0.00005 (the “Par Value Reduction”); (iii) an increase in the Company’s authorized share capital to 998,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, each of a par value of US$0.00005; and (iv) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association reflecting the foregoing changes.

On June 9, 2026, the Company entered into a securities purchase agreement with certain individual investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “2026 Direct Registered Offering”): (i) 501,834 Class A ordinary shares of the Company, par value $0.00005 per share, at a purchase price of $2.00 per Share; and (ii) pre-funded warrants to purchase up to 629,170 Class A Ordinary Shares, at a purchase price of $1.99995 per pre-funded warrant (equal to the $2.00 purchase price per Share, less the $0.00005 per share exercise price of the pre-funded warrants), which were fully exercised at the closing. The 2026 Direct Registered Offering was closed on June 10, 2026. The Company received approximately $2.26 million in gross proceeds from the 2026 Direct Registered Offering.

On June 17, 2026, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which it agreed to issue and sell, in a registered direct offering off its shelf registration statement on Form F-3 (File No. 333-287843): (i) 457,355 Class A Ordinary Shares at a purchase price of $2.00 per share; and (ii) pre-funded warrants to purchase up to 1,022,645 Class A Ordinary Shares at a purchase price of $1.99995 per pre-funded warrant, which had been fully exercised as of July 22, 2026. Concurrently, in a private placement pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, the Company agreed to issue and sell to the same investors unregistered warrants (the “Private Warrants”) to purchase up to 1,480,000 Class A Ordinary Shares at an exercise price of $2.00 per share, exercisable immediately upon closing and expiring eighteen months from the date of issuance. The offerings closed on June 18, 2026, and the Company received approximately $2.96 million in gross proceeds, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds for working capital and general corporate purposes. In connection with the offerings, the Company’s directors, executive officers, and certain shareholders entered into 60-day lock-up agreements with the placement agent. FT Global served as the exclusive placement agent and received a cash fee equal to 7.0% of aggregate gross proceeds plus reimbursement of certain expenses not to exceed $110,000. As additional compensation, the Company issued to FT Global or its designees warrants to purchase up to 111,000 Class A Ordinary Shares at an exercise price of $2.40 per share (120% of the public offering price), exercisable for eighteen months from issuance and subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1).

Products

Wuxi Mingteng Mould researches, develops, produces, and sells molds used in the automobile and engineering machinery fields, including automobile turbocharger housing molds, brake caliper molds, steering knuckle molds, and hydraulic part molds. In addition, Wuxi Mingteng Mould is committed to providing customers with comprehensive, personalized mold services and solutions, covering mold product design and development, mold manufacturing, assembly, testing and adjustment, machining, as well as after-sales services for mold product maintenance.

A casting mold is a mold used for forming a casting, and casting is the process of melting metal into a liquid that meets certain requirements and pouring it into a casting mold to form an object with a predetermined shape, size, and performance after cooling, coagulation, and cleaning. The mold production process involves precise design, computer technology, and intelligent production to make the molded parts more accurate and in accordance with the different needs of customers. Therefore, Wuxi Mingteng Mould’s molds are customized according to customers’ desired products and related components.

Wuxi Mingteng Mould has a wide range of products, mainly casting molds of automobile parts for turbocharge systems (turbine housings and center housings), braking systems (steering knuckles, brake calipers/anchors and brake discs), steering and differential systems (steering gear housings and differential housings), and aluminum alloy product mold. All of these are widely used in the automobile manufacturing industry.

As of December 31, 2025, our revenue ratio for mold products is as follows:

	Mold Products	Revenue Ratio (%)
Turbocharger system	Turbine housing	41
	Center housing	10
	Compressor housing	2
Braking and steering system		21
Aluminum alloy pressure casting molds		10
Others		16

As of December 31, 2024, our revenue ratio for mold products is as follows:

	Mold Products	Revenue Ratio (%)
Turbocharger system	Turbine housing	36
	Center housing	7
	Compressor housing	-
Braking and steering system		22
Aluminum alloy pressure casting molds		17
Others		18

Turbocharger System Molds

A turbocharger is an air compressor that uses exhaust gas from engines as the power source. It is generally composed of a compressor housing, compressor wheel, connecting shaft (movement), turbine housing, turbine, and other main components. A turbocharger can be applied to combustion-engine vehicles, as well as new energy and hybrid vehicles, and offers higher fuel efficiency and lower emissions. Currently, driven by the “energy conservation and pollution reduction” policy in China, Wuxi Mingteng Mould expects the demand for turbochargers to increase in the future.

The turbine housing and center housing are the core components of turbochargers and also Wuxi Mingteng Mould’s main products. Wuxi Mingteng Mould produces and processes compressor housing, turbine housing, and center housing molds via sand and gravity casting.

Braking and Steering System Molds

The braking system is a series of devices that force the car to slow down, which is mainly composed of the wheel brake, hydrostatic transmission, and pneumatic transmission gear. The steering system is a device used to change or maintain the driving direction or reverse the direction of a car. Wuxi Mingteng Mould focuses on customers’ needs, and mainly produces and processes molds for the steering knuckle, brake disc, steering gear housing, and other parts through a variety of casting processes, including sand casting, metal mold casting, and metal mold low-pressure casting, etc.

Aluminum Alloy Product Molds

Compared with traditional vehicles, NEVs have stricter requirements in terms of vehicle weight. Take Tesla’s Model S as an example, which has a gross weight of up to 2,108kg, with over 500kg for the battery alone. Meanwhile, the gross weight of a traditional automobile engine is generally 80-160kg. Thus, lightweight design has become the main measure for reducing the weight and consumption of NEVs, so light aluminum alloy pressure castings are more widely used. For example, in the Tesla Model S, 95% of the structure is made of aluminum alloy. We believe that the global development of NEVs will continuously boost demand for pressure castings.

For the years ended December 31, 2025 and 2024, the revenue from this product accounted for 10% and 17% of our total business sales, respectively. Currently, we are conducting close exchanges and cooperating with several customers in the new energy field, such as Suzhou Lvkon Transmission Technology Co., Ltd., and regard them as key customers for the future growth of our business.

In the aluminum alloy pressure casting mold business, Wuxi Mingteng Mould provides pressure casting molds for battery fixing brackets and battery end plates for NEVs, pressure casting molds for new energy transmission housings, and inverter top cover pressure casting molds for the photovoltaic industry.

Technologies

Wuxi Mingteng Mould developed technologies used to manufacture the mud cores required for its turbocharger system molds, including the integrated design of multiple loose pieces and double runners, the integral design of the turbine housing and exhaust pipe, and the modular design of the center housing.

Integrated design of multiple inserts and twin scroll

Most turbine housing products adopt a twin scroll structure. The integrity of the mud core is very important to the scroll structure. Manufacturing with multiple inserts and mold sliders is the most common method for ensuring the integrity of the scroll mud core. Wuxi Mingteng Mould has technological advantages in terms of our mud core integrity formula, and manufacturing with multiple inserts and mold sliders. With our detailed analysis of this technology, customers are highly satisfied with Wuxi Mingteng Mould’s suggestions on product design.

Integral design of the turbine housing and exhaust pipe

For the integrated product of the turbine housing and the exhaust pipe, Wuxi Mingteng Mould successfully developed a one-time integrated mud core product, which improved production efficiency. Meanwhile, Wuxi Mingteng Mould also successfully avoided the operating risks of running the machine caused by failing to effectively remove the flash inside the casting due to the scroll splicing, while simultaneously ensuring the accuracy of the flow channel.

Nowadays, many suppliers in the market still utilize the mud core splicing method. Therefore, Wuxi Mingteng Mould’s products have a significant technological advantage and are thus more attractive to customers.

Modular design of the center housing

The technical difficulties in manufacturing the turbocharger center housing are the small sizes and complex structures of the water passage core and the oil passage core, which may easily cause uncompacted sand injection, cracked cores, or other problems during the production of sand cores. Therefore, Wuxi Mingteng Mould classified the center housings by their structural differences, took full consideration of structural features in the preliminary mold design process, and adopted a modular design to greatly improve the success rate of manufacturing mud cores.

Comprehensive Services

Wuxi Mingteng Mould offers our clients services include (i) product design service, (ii) product repair service, (iii) machining service, and (iv) after-sale service.

Product design service

Wuxi Mingteng Mould provides product design services based on customers’ personal requirements through the following process to ensure that the product design meets the technical standards:

●	Communicating with the customer firstly according to the product design drawings, get to know the customer’s development requirements for product parameters, and conduct a summary analysis;

●	Technical team prepares the preliminary product process plan based on the customer’s product requirements and carries out a feasibility study. The team then looks into the forming process of the part by conducting a model analysis, helping Wuxi Mingteng Mould finds the possible risks of the mold and parts before manufacturing the final part;

●	Technical team checks whether the product process parameters are feasible according to the model analysis results and their experience in actual production and debugging. If there are any manufacturing risks, then Wuxi Mingteng Mould suggests modifications and solutions for the customer in a timely manner;

●	Manufacturing the product needed after completing the product simulation risk assessment, and upon receiving approval from the customer.

The revenue generated from product design and manufacturing service was $7,562,777 and $6,872,483 in the fiscal years 2025 and 2024, respectively.

Product repair service

Wuxi Mingteng Mould signs contracts with customers, provides repair services according to the contract, and charges a certain fee from customers.

The revenue generated from Wuxi Mingteng Mould’s product repair service was $1,102,217 and $1,103,741 in the fiscal years 2025 and 2024, respectively.

Machining service

Wuxi Mingteng Mould’s product machining services mainly include processing turbine housings and center housing parts for automobile turbocharger systems. Customers provide Wuxi Mingteng Mould with unprocessed parts, which Wuxi Mingteng Mould would process and deliver as finished products to them. Wuxi Mingteng Mould started this service in 2021. For the year ended December 31, 2025, the revenue generated from Wuxi Mingteng Mould’s product machining service reached $2,999,931, accounting for about 25.7% of our total sales revenue for that year. For the year ended December 31, 2024, the revenue generated from Wuxi Mingteng Mould’s product machining service reached $2,144,033, accounting for about 21.2% of our total sales revenue for that year.

After-sales service

Wuxi Mingteng Mould provides a one-year after-sales service period for our products. During the warranty period stipulated in the contract, Wuxi Mingteng Mould is responsible for maintaining or replacing the supplied products. Specifically, Wuxi Mingteng Mould sends service staff to the customer’s site for this service within 24 hours after receiving a customer’s request for product maintenance.

Research and Development

We believe that Wuxi Mingteng Mould’s R&D capabilities will drive competitiveness and increase future growth and development. Wuxi Mingteng Mould’s R&D efforts are focused on improving production efficiency and product quality. For the years ended December 31, 2025 and 2024, Wuxi Mingteng Mould’s research and development expenses were $777,695 and $634,046, respectively, representing 6.7% and 6.3% of revenues for the same periods.

Wuxi Mingteng Mould’s mold development and production processes are supported by the R&D team (including casting craftsmen, mold designers, and various experts in mold casting and pouring, etc.) who have expertise in multiple aspects of casting, machining, molds, and automation, etc. In addition to conducting in-house R&D and supporting the mold design and development process, the R&D team also works with customers and provides technical advice and solutions for their product casting and machining processes to help improve the performance of their products. The R&D team develops and improves Wuxi Mingteng Mould’s molds based on market trends, downstream manufacturers’ new product development needs, and by understanding and researching our customers’ product parameters and processing capabilities. Wuxi Mingteng Mould’s mold development process utilizes technologies such as CAD, CAM, and solidification simulation software to analyze and simulate the feasibility and effectiveness of optimized mold designs and specifications. Following this, Wuxi Mingteng Mould develops and confirms the process solutions, verify the designs, and carry out other multi-step processes to ensure that it can ultimately provide more accurate and higher-quality products to our customers.

Wuxi Mingteng Mould has a technical team of 23 professionals for mold design that is responsible for new product development, production and technical innovation, and mold quality inspections.

Wuxi Mingteng Mould has made mold designs on the mud core. The mud core is for forming the casting’s inner cavity and hole and the casting’s shape with complex external conditions or curved shapes. The mud core is also for strengthening the local core. For example, when pouring large and medium-sized castings, the mud core in place is often washed out because of the high sprue, great metal scouring force, and the long flushing time. Therefore, high-strength mud cores are usually clamped in places with powerful scouring force to ensure castings’ quality and prevent defects such as sand washing.

Compared with the standard mold-making method that combines several cores and bonds them with adhesives for complex products molding, our R&D focuses on reducing the cores used. Reducing the cores will help to ensure cavity consistency, avoid forming an internal burr that is difficult to remove, and prevent the increase of product size error caused by the core bonding. To achieve the goal, our R&D has made the complex inner cavity into a whole core by introducing multiple live blocks and draw blocks.

Most of our customers remove the core burr manually. To save their manpower, Wuxi Mingteng Mould developed “burr-free technology for sand core molds.” This design can eliminate burr on mold products and produce high precision, stable size, and long-life products in a short space of time, and significantly improves the quality of molded products. In addition, Wuxi Mingteng Mould has made a technological breakthrough in the efficiency of sand core production by using a large mold to produce more sand cores per unit of time. This breakthrough allows Wuxi Mingteng Mould to increase the production efficiency of molded products and thus reduce their production costs.

To improve our customer’s productivity, Wuxi Mingteng Mould also made progress in the mud core processing development:

●	The design and production of scroll mud cores without flash

Scroll mud cores for turbine housing are crucial to the overall mud core, so Wuxi Mingteng Mould has conducted R&D to make scroll cores without flash. The R&D process involved design optimizations, strict production processes, consideration of the thermal deformation of mold heating and core exhausts. As a result, the overall product flow is more in line with the design value, and the core grinding and repairing workload has been minimized. At present, Wuxi Mingteng Mould has received the customer’s approval, and will be promoting the optimized design to other turbo shell customers to further enhance the competitiveness of its molds. Meanwhile, Wuxi Mingteng Mould plans to apply the flash-free mud core process to the center housing water passage and oil passage. This process is suitable for most casting products, and helps to improve the product dimensional accuracy, and reduce the grinding and repairing costs for customers.

●	Mud core multi-cavity development with one mold (patented)

Currently, a limited number of mud cores are produced with molds on the market. Small mud cores with complex structures are particularly in short supply, as they are usually made with vertical equipment, so the production of mud cores is further limited with such equipment. In response, Wuxi Mingteng Mould has introduced a larger horizontal machine to produce mud core molds. Through the continuous use of technology simulations and optimizations, Wuxi Mingteng Mould has also developed one mold with multiple cavities for manufacturing mud cores with complex structures. This technology has improved the mud core production efficiency for its customers.

As of the date of this prospectus, Wuxi Mingteng Mould has registered 18 authorized utility model patents and 8 authorized invention patents in China. In 2022, Wuxi Mingteng Mould received a high-tech enterprise certificate jointly awarded by the Jiangsu Province Department of Science and Technology, the Department of Finance of Jiangsu Province, and the Jiangsu Provincial Tax Service, and the Wuxi Science and Technology, research and development institution certificate awarded by the Wuxi Science and Technology Bureau. In 2023, Wuxi Mingteng Mould received a Wuxi-recognized enterprise technology center certificate from the Wuxi Bureau of Industry and Information Technology and a title of Jiangsu Province high-tech industry and development zone gazelle company awarded by the Jiangsu Province Productivity Promotion Center. In addition, it also received the title of Wuxi high-tech industry and development zone gazelle company awarded by the Wuxi Productivity Promotion Center and the certificate of Specialized and New, Small and Medium-Sized Technological Enterprises in Jiangsu Province in 2023. In 2024, Wuxi Mingteng Mould received an intellectual property compliance management system certificate from Zhongshen (Shenzhen) Certification Co., Ltd. In 2025, Wuxi Mingteng Mould received a high-tech enterprise certificate jointly awarded by the Jiangsu Province Department of Science and Technology, the Department of Finance of Jiangsu Province, and the Jiangsu Provincial Tax Service, State Taxation Administration.

Manufacturing

Manufacturing facilities and equipment

Mingteng International’s manufacturing facility is located in Wuxi, China. In December 2025, the Company completed its relocation to a newly built production facility with approximately twice the floor area of its previous plant, designed to support expanded operations and future growth. The new facility is equipped with multiple high-precision computer numerical control (CNC) machining centers, advanced electrical discharge machining and wire-cutting equipment, a 50-ton overhead crane, and a large-tonnage clamping system for die-casting molds. These systems are used for the production of large, complex, and high-precision die-casting molds. The facility also features an optimized production layout and integrated safety and operational management systems, which enhance manufacturing efficiency and support the Company’s expanded production capacity. As a result of the relocation and equipment upgrades, the Company expects its mold production capacity to increase by approximately 50%.

We believe that professional and advanced production equipment will help Wuxi Mingteng Mould to produce high-quality products more efficiently and accurately.

Manufacturing Process

Wuxi Mingteng Mould provides customized products to its customers. The production process is generally as follows: (1) after receiving customer orders and design drawings, the design department analyzes the product, provides improvement plans and completes craft design using CAD, CAM and other relevant software. Then, Wuxi Mingteng Mould submits the craft design to the customer for approval, and modifies and optimize the design according to the customer’s feedback and requirements; (2) the warehouse department then purchases and prepares the raw materials according to process design requirements; (3) the production department then performs heat treatment, cutting, grinding, and assembly. on a production line; (4) before delivery to the customer, Wuxi Mingteng Mould conducts internal model tests; and (5) arranges the product quality acceptance and delivery process, and complete the transaction upon the customer’s payment.

Quality Control

Wuxi Mingteng Mould supervises the molds and product quality according to its quality control (“QC”) system, which includes quality manuals and third-order quality management documents. Moreover, Wuxi Mingteng Mould is equipped with imported testing equipment, such as Hexagon measuring instruments from the United States and 3D scanners from Canada, and employ full-time quality inspectors.

Wuxi Mingteng Mould has established a sound QC system and adopted the Chinese ISO9001 quality management system and standard operating procedures.

●	During the preliminary design and development stage, Wuxi Mingteng Mould maintains constant communication with customers. When the design plan is completed, Wuxi Mingteng Mould submits the design to the customers for feedback, and then improve the design and get it approved before processing and production.

●	During the mold production and processing stage, Wuxi Mingteng Mould carries out a secondary inspection of raw materials.

●	During the delivery stage, Wuxi Mingteng Mould tests the finished products.

Wuxi Mingteng Mould also provides after-sales services after the molds are delivered. To date, we have had no significant product returns or accidents, and have not been involved in any product-related complaints, investigations, or significant litigations.

The quality of Wuxi Mingteng Mould’s products has earned Wuxi Mingteng Mould the ISO 9001:2015 quality management system certification.

Sales and Marketing

By continuously optimizing the number of processing and production equipment and the precision of processing and manufacturing in our factory, we can minimize the development cycle of our products and achieve quick delivery of samples while improving the chances of mold making success in one go. With this advantage, we possess a great reputation in the industry.

Our sales channels include offline sales and customer referrals. We have dedicated sales staff for developing and maintaining its relationships with priority customers. To further expand our customer base and maintain business relationships with our existing customers, our sales staff visit our priority customers from time to time to maintain existing business ties, expand the business scope, and increase product offerings and sales. Since the start of the pandemic in 2020, we have added a telemarketing model for finding new customers and maintaining current customer ties. Wuxi Mingteng Mould’s sales manager, Mr. Zhiyang Nie, has accumulated 16 years   of professional experience in the foundry industry and has worked in Taiwan-invested enterprises and major foundry factories. Therefore, Mr. Nie is familiar with the foundry industry’s technical processes, customer groups, and market developments. At the same time, we focus on training our sales staff to help them understand Wuxi Mingteng Mould’s latest developments, products, and sales skills and improve their sales efficiency.

We use a direct sale method to sell our products, creating purchase orders with downstream auto part manufacturers directly. The direct sales method helps us reduce the distribution process of our products and provide us with direct and rapid feedback about products and customer experiences. It enables us to adjust the variety, quality, quantity, scale, and development speed of the products quickly to satisfy the needs of our customers.

We highly value our brand reputation. We have established strong and stable business ties with many listed downstream companies in China and foreign companies and have been highly praised by our customers. As a result, we are often the recommended choice for technical exchanges in the industry. In addition, we believe our excellent Company reputation has helped us further develop quality customers.

Customers

Wuxi Mingteng Mould has established long-term and stable business ties with priority customers in the industry and has worked for more than 5 years with most of customers. Wuxi Mingteng Mould’s customers include Xixia Zhongde Auto Parts Co., Ltd., Kehua Holdings Co., Ltd., Wuxi Lihu Corporation Limited, and Wuxi Best Precision Machinery Co., Ltd., among others.

In the Chinese market, Wuxi Mingteng Mould’s indirect end users include Chinese and foreign joint ventures, such as FAW-Volkswagen, Shanghai General Motors, Guangzhou Toyota, and Guangzhou Honda, as well as Chinese brands such as Geely Automobile, Chery Automobile, Great Wall Motor, and Brilliance JinBei, among others. In the international market, Wuxi Mingteng Mould’s indirect end users include many prominent international automotive companies such as GM, Ford, Mercedes-Benz, BMW, Audi, Volvo, Land Rover, and Porsche.

Wuxi Mingteng Mould’s close ties with the following priority customers show our technology, service reputation, and product quality strengths.

Number	Customer Name	% of total revenue for the year ended December 31, 2025
1	Kehua Holdings Co., Ltd.	22.1%
2	Xixia Zhongde Auto Parts Co., Ltd.	18.4%
3	Suzhou Lvkon Transmission Technology Co., Ltd.	9.2%
4	Georg Fischer Casting Solutions Kunshan Co., Ltd.	6.3%
5	Fuzhou Liuhe Automobile Parts Co., Ltd.	5.6%
	Total	61.6%

Number	Customer Name	% of total revenue for the year ended December 31, 2024
1	Kehua Holdings Co., Ltd.	24.7%
2	Xixia Zhongde Auto Parts Co., Ltd.	14.5%
3	Suzhou Lvkon Transmission Technology Co., Ltd.	7.7%
4	Runxingtai (Changzhou) Technology Co., Ltd.	6.0%
5	Shandong Huiyu Automobile Parts Co., Ltd.	5.4%
	Total	58.3%

Turbocharger Component Manufacturers

Currently, the leading manufacturers of turbocharger components in China include:

Kehua Holdings Co., Ltd., listed on the Shanghai Stock Exchange (ticker: 603161), is a leading supplier of automotive turbocharger parts in the international market, covering about 70-80% of global automotive brands and about 90% of China’s automotive brands. The company mainly produces turbo housings and center housings. Wuxi Mingteng Mould was the largest supplier by Kehua Holdings in 2025 according to the data ;

Xixia Zhongde Auto Parts Co., Ltd., a national high-tech enterprise with an annual production capacity of 5 million turbocharger housings, has established long-term strategic cooperative relationships with famous Chinese and foreign enterprises, such as Changchun Fawer-IHI Turbocharger Co., Ltd., Shanghai MHI Turbocharger Co., Ltd., BorgWarner, BYD Co., Ltd., BMTS Technology, SAIC Volkswagen, Garrett Motion and more;

Suzhou Lvkon Transmission Technology Co., Ltd. is an innovative leading enterprise focusing on power transmission systems for new energy commercial vehicles. the company possesses five core technologies, namely, architecture design of electric drive assembly systems for new energy vehicles, control strategy technology, special gearbox development technology, high torque density and high-efficiency drive motor technology, and controller technology. It has the capability of fully independent design and production of key components such as gearboxes and motors. Currently, the company offers eight series of drive assembly products, covering three technical routes, namely, pure electric, fuel cell, and hybrid. They are widely used in areas such as buses, trucks, special-purpose vehicles, and off-road mobile machinery. Our customer base encompasses over 20 truck manufacturers, including XCMG, SANY Group, Dongfeng Motor Cooperation, and China FAW, over 20 bus manufacturers such as Xiamen King Long, Xiamen Golden Dragon, Suzhou King Long, and Zhongtong Bus, and also some engineering machinery enterprises such as Tonly Heavy Industries, Taier Heavy Industry, Weichai Power, Liugong Machinery, Jingu Machinery, and Ensign Heavy Industry. The products have been deployed in over 160,000 new energy vehicles across more than 300 cities in China and 24 countries overseas;

Shandong Huiyu Auto Parts Co., Ltd. is located in the Economic Development Zone of Huimin County, Binzhou City, Shandong Province. The factory covers a total area of about 5000 acres and enjoys a leading position in the field of automotive brake system casting blanks and machining. The company implements military-style management and is one of the main suppliers of BYD’s brake system blanks.

Wuxi Mingteng Mould continuously provides the customers mentioned above with customized casting moulds, product processing and turnkey metal product projects. The products and moulds cover areas such as automotive turbocharging systems, engineering hydraulic components, and new energy.

Wuxi Mingteng Mould is widely recognized by our core customers, and its market share continues to grow. For the years ended December 31, 2025 and 2024, the combined annual sales to the above core customers exceeded $6,170,351and $5,765,201 respectively, representing a 52.9% and 57.0% share of total annual sales. Wuxi Mingteng Mould’s quality core customers not only provide it with stable and substantial economic benefits, but also bring it a good reputation and brand image. Wuxi Mingteng Mould, therefore, believes that it is positioned to become a front runner in the competitive turbocharger mold market in China.

Manufacturers of New Energy Vehicles (NEV)

In response to the changes in product demand and customer orders in the casting mold market, Wuxi Mingteng Mould is also expanding its target customer base in the NEV industry to provide its customers with high-pressure aluminum alloy casting molds. Currently, Wuxi Mingteng Mould’s most crucial die-casting mold customer is Runxingtai (Changzhou) Technology Co., Ltd. Runxingtai (a wholly owned subsidiary of a company listed on the Shenzhen Stock Exchange) is a die casting parts manufacturer for battery pack components of NEVs.

In addition, Wuxi Mingteng Mould also provides high-pressure molds for aluminum alloy casting products for Suzhou Lvkon Transmission Technology Co., Ltd. Suzhou Lvkon Transmission Technology Co., Ltd. is a manufacturer of gearbox assemblies and motor supporting assemblies for NEVs.

The Company has also expanded its collaboration with certain suppliers in China’s NEV sector to support the development of molds used in electric powertrain system components, including drive assemblies, electric motors and transmission systems. Through these collaborations, the Company supports customers in developing lightweight aluminum alloy components used in NEV drive and transmission systems.

Other Component Manufacturers

According to the national customs import and export data for automotive goods compiled by the China Association of Automobile Manufacturers, in March 2025, 507,000 vehicles were exported, increasing by 14.9% month-on-month and 1% year-on-year, and from January to March 2025, 1.42 million vehicles were exported, representing a year-on-year growth of 7.3%. Currently, Chinese component export enterprises have been increasing their share of the overseas market with stable production capacity and cost advantages. Meanwhile, with gradual improvements in product quality and technology, the share of Chinese auto part exports is still on the rise.

Therefore, based on the technical advantages of our products and an analysis of market demands, Wuxi Mingteng Mould is committed to expanding its business ties with foreign and Hong Kong-listed enterprise customers, such as GF Casting Solutions Kunshan Co. Ltd., Wescast Industrial Inc. (China), Impro Industries (Yixing) Co., Ltd., and others. While providing molds of supporting auto parts for the above customers in China, Wuxi Mingteng Mould is also developing our export business and increasing our presence in the overseas market.

Suppliers

Wuxi Mingteng Mould’s products are used in the automotive parts manufacturing industry, and the raw materials are mainly cast iron, mold steel, and steel plates. Wuxi Mingteng Mould purchases auxiliary production equipment such as machining centers, cutting machines, and computerized numerical control lathes (CNC lathes), etc., from Mainland China or import them from Taiwan.

In general, Wuxi Mingteng Mould regularly evaluates the quality of its suppliers and maintains a list of approved suppliers by formulating related procurement policies and selecting suppliers based on many factors, such as product quality, price, and supply capabilities. Wuxi Mingteng Mould’s goal is to avoid supply risks, reduce supply concentration, and maintain healthy competition between suppliers. If any of the existing suppliers become uncompetitive, Wuxi Mingteng Mould has backup suppliers ready to replace them.

At present, Wuxi Mingteng Mould has established a stable supply channel for raw materials and signed procurement contracts with our suppliers for all its daily production needs.

Number	Supplier Name	% of total purchases for the year ended December 31, 2025
1	Wuxi Xizhu Machinery Technology Co., Ltd.	17.6%
2	Huahong Automotive Technology (Guangde) Co., Ltd.	12.2%
3	Alumi (Wuxi) Co., Ltd.	12.0%

Number	Supplier Name	% of total purchases for the year ended December 31, 2024
1	Wuxi Yingteng Mold Technology Co., Ltd	12.3%
2	Wuxi Qianshi Casting Industry Co., Ltd	11.1%
3	Wuxi Kaiteng Mold Manufacturing Factory	10.4%

Environmental Matters

Wuxi Mingteng Mould is subject to PRC environmental laws and regulations including the Environmental Protection Law of the PRC. These laws and regulations govern a broad range of environmental matters, including air pollution, noise emissions and water and waste discharge. We consider the protection of the environment to be important and have implemented measures in the operation of our business to ensure our compliance with all applicable requirements under PRC environmental laws and regulations. Due to the nature of Wuxi Mingteng Mould’s operations, the amount of waste generated during the production process is very small. It will be centrally disposed of by designated companies in accordance with government regulations.

Wuxi Mingteng Mould is subject to regulation and periodic monitoring by local environmental authorities. If we fail to comply with present or future laws and regulations, we could be subject to fines, suspension of production or cessation of operations.

Insurance

In accordance with Chinese regulations, Wuxi Mingteng Mould provides social insurance for its employees in China, including pension insurance, unemployment insurance, work-related injury insurance and medical insurance. We believe that Wuxi Mingteng Mould’s insurance coverage is consistent with the industry and is sufficient to cover our key assets, facilities and liabilities.

Organizational structure.

The following is a list of all of our subsidiaries as of the date of this pprospectus.

Subsidiaries	Place of Incorporation	Incorporation Time
Mingteng International Hong Kong Group Limited	Hong Kong SAR	November 4, 2021
Wuxi Ningteng Intelligent Manufacturing Co., Ltd.	People’s Republic of China	September 6, 2022
Wuxi Mingteng Mould Technology Co., Ltd.	People’s Republic of China	December 15, 2015

The following diagram illustrates the corporate structure of Mingteng International and its significant subsidiaries as of the date of this prospectus:

Intellectual Property

Wuxi Mingteng Mould regards intellectual properties as critical to our success. As of the date of this prospectus, Wuxi Mingteng Mould has registered 26 patents in the PRC.

No.	Patent Name	Claimant	Patent Number	Patent Type	Filing Date	Expiration Date
1	Multi-cavity small clay core molding mold	Wuxi Mingteng Mould	ZL201911360372.4	Invention patent	Dec 25, 2019	Dec 25, 2039
2	Sand core mold for forming volute sand mold	Wuxi Mingteng Mould	ZL202123450933.5	Utility model patent	Dec 31, 2021	Dec 31, 2031
3	A kind of automobile support mold	Wuxi Mingteng Mould	ZL202123439111.7	Utility model patent	Dec 31, 2021	Dec 31, 2031
4	A casting mould convenient for mold opening	Wuxi Mingteng Mould	ZL202123442634.7	Utility model patent	Dec 31, 2021	Dec 31, 2031
5	A molding sand mold with sand cleaning components	Wuxi Mingteng Mould	ZL202123449490.8	Utility model patent	Dec 31, 2021	Dec 31, 2031
6	A high-temperature resistant casting mold	Wuxi Mingteng Mould	ZL202323665348.6	Utility model patent	Dec 29, 2023	Dec 29, 2033
7	A vortex shell sand core mold	Wuxi Mingteng Mould	ZL202323666181.5	Utility model patent	Dec 29, 2023	Dec 29, 2033
8	Easy-to-release sand core molding mold	Wuxi Mingteng Mould	ZL201911407026.7	Invention patent	Dec 31, 2019	Dec 31, 2039
9	A sand core mold for vortex shell flow channels	Wuxi Mingteng Mould	ZL202323668341.X	Utility model patent	Dec 29, 2023	Dec 29, 2033
10	A casting mold for rapid cooling molding	Wuxi Mingteng Mould	ZL202420273983.5	Utility model patent	Feb 4, 2024	Feb 4, 2034
11	A casting mold for automobile turbocharger housing	Wuxi Mingteng Mould	ZL202420568521.6	Utility model patent	Mar 22, 2024	Mar 22, 2034
12	A type of snail shell casting mold	Wuxi Mingteng Mould	ZL202420634957.0	Utility model patent	Mar 29, 2024	Mar 22, 2034
13	An anti offset casting mold	Wuxi Mingteng Mould	ZL202420634976.3	Utility model patent	Mar 29, 2024	Mar 29, 2034
14	A casting mold for preventing casting defects	Wuxi Mingteng Mould	ZL202420635003.1	Utility model patent	Mar 29, 2024	Mar 29, 2034
15	A mold conveying device and conveying method	Wuxi Mingteng Mould	ZL202411653752.8	Invention Patent	Nov 19, 2024	Nov 19, 2044
16	A specialized base mold for automobiles	Wuxi Mingteng Mould	ZL202420027286.1	Utility model patent	Jan 5, 2024	Jan 5, 2034
17	A mold for automobile production	Wuxi Mingteng Mould	ZL202323414473.X	Utility model patent	Dec 14, 2023	Dec 14, 2033
18	A mold for automotive components	Wuxi Mingteng Mould	ZL202323414782.7	Utility model patent	Dec 14, 2023	Dec 14, 2033
19	An adjustable casting mold for the production and processing of automotive parts	Wuxi Mingteng Mould	ZL202420234737.9	Utility model patent	Jan 31, 2024	Jan 31, 2034
20	A mold fixing device for automobile parts casting	Wuxi Mingteng Mould	ZL202420397081.2	Utility model patent	Mar 1, 2024	Mar 1, 2034
21	A mold used for processing automotive rear shells	Wuxi Mingteng Mould	ZL202420234883.1	Utility model patent	Jan 31, 2024	Jan 31, 2034
22	Anomaly detection method for mold cavities based on machine vision	Wuxi Mingteng Mould	ZL202411641853.3	Invention Patent	Nov 18, 2024	Nov 18, 2034
23	A method and system for analyzing data of mold production information	Wuxi Mingteng Mould	ZL202411648646.0	Invention Patent	Nov 19, 2024	Nov 19, 2034
24	A steel plate cutting device for mold manufacturing	Wuxi Mingteng Mould	ZL202510151904.2	Invention Patent	Feb 12, 2025	Feb 12, 2035
25	A conveying device for processing aluminum alloy molds	Wuxi Mingteng Mould	ZL202510990506.X	Invention Patent	Jul 18, 2025	Jul 18, 2035
26	A core-pulling casting mold	Wuxi Mingteng Mould	ZL202511269934.X	Invention Patent	Sep 8, 2025	Sep 8, 2035

As of the date of this prospectus, we have not (i) received any intellectual property infringement-related complaints or claims against us; (ii) been notified of any infringement of any intellectual property of any third party by us or of any of our intellectual property being infringed by any third party; and (iii) been involved in any litigation in relation to claims of infringement of intellectual property.

Employees

As of the date of this prospectus and for the fiscal years ended December 31, 2025 and 2024, we have 190, 190 and 150 employees, respectively. All of our employees are located in the PRC.

The following table sets out the number of our employees, excluding external experts, categorized by functions as of the date of this prospectus:

Function	As of the date of This Prospectus	As of December 31, 2025	As of December 31, 2024
Research and Development	23	25	19
Manufacturing	149	157	126
General and Administration	8	8	5
Total	190	190	150

We believe in offering Wuxi Mingteng Mould’s employees a competitive compensation package and a dynamic work environment that encourages performance-based initiative. As a result, Wuxi Mingteng Mould has been able to attract and retain talented people and maintain a stable core management team.

Chinese regulations require Wuxi Mingteng Mould to participate in various government statutory employee benefit programs, including pension, medical, unemployment, work injury, maternity insurance, and housing provident fund. Under PRC law, Wuxi Mingteng Mould is required to contribute a specified percentage of its employees’ salaries, bonuses, and specific allowances to employee benefit plans, up to a maximum amount set by local government regulations.

We believe that Wuxi Mingteng Mould maintains good working relationships with its employees and that it has not experienced any significant labor disputes.

Leased Property

Wuxi Mingteng Mould leased the following property in the PRC:

Location	Size (Square Meters)	Primary Use
No. 10, Fuji Road, Luoshhe Town, Huishan District, Wuxi, Jiangsu Province, China	12,644	Manufacturing

As Wuxi Mingteng Mould expands the scale of its business operations, we intend to add new facilities or expand our existing facilities. We believe that suitable additional or replacement space will become available in the future and on commercially reasonable terms to accommodate our foreseeable future expansion.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations on Production

In February 1993, the Standing Committee of the National People’s Congress, or the SCNPC, passed the “Product Quality Law of the People’s Republic of China,” which was amended three times in July 2000, August 2009, and December 2018. The law stipulates that enterprises are prohibited from producing and selling industrial products that do not meet the standards and requirements for safeguarding human health and personal or property safety. Producers and sellers shall establish and improve internal product quality management systems and assume responsibility for product quality in accordance with the law. The product quality should meet the following requirements: (i) If there is no unreasonable danger endangering personal and property safety, and there are national and industrial standards for safeguarding human health and personal and property safety, such standards shall be met; (ii) It has the usable performance that the product should have, except for the description of the defect of the product’s usable performance; (iii) It conforms to the product standards indicated on the product or its packaging, and conforms to the quality status indicated by product descriptions, physical samples, etc.

In June 2002, the SCNPC passed the “Production Safety Law of the People’s Republic of China,” which was amended three times in August 2009, August 2014, and June 2021. The “Production Safety Law” clarifies that companies should strengthen safety production management, establish, and improve all-employee safety production responsibility systems and safety production rules and regulations, increase safety production funds, materials, technology, and staff input, and improve safe production conditions. The State implements a system of investigating the responsibility for production safety accidents.

Regulation on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. The Civil Code of the People’s Republic of China was passed in May 2020 and has been implemented on January 1, 2021. According to the Civil Code of the People’s Republic of China, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

In 1993, the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009 and 2013), was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

Regulation on Environmental Protection

The Environmental Protection Law of the People’s Republic of China was revised and adopted on April 24, 2014, and came into force on January 1, 2015. The law stipulates those enterprises, institutions and other producers and operators shall prevent and reduce environmental pollution and ecological damage and shall be liable for the damages caused in accordance with the law. Besides, enterprises should adopt processes and equipment with high resource utilization rate and low pollutant discharge, as well as comprehensive utilization technology of waste and harmless treatment technology of pollutants, so as to reduce the generation of pollutants. Enterprises, institutions and other producers and operators who illegally discharge pollutants will be fined by the environmental protection department. The Environmental Code of the People’s Republic of China will come into effect on August 15, 2026, and the Environmental Protection Law of the People’s Republic of China will be simultaneously repealed.

Regulations on Foreign Investment in China

The establishment, operation, and management of companies in China are governed by the PRC Company Law, as amended in 2004, 2005, 2013, and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law is promulgated by the National People’s Congress on March 15, 2019, and was effective on January 1, 2020, which replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law, and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, establishing the basic framework for the access to, and the promotion, protection, and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investment, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, (i) that local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stock and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Regulation for Implementation the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Regulation for Implementing the Foreign Investment Law of the PRC restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

According to the Regulation for Implementation the Foreign Investment Law of the PRC, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administrative measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the National Development and Reform Commission and the Ministry of Commerce, or the MOFCOM and the State Administration for Market Regulation, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

On December 27, 2021, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition), or the 2021 Negative List, which came into effect on January 01, 2022. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2020 Edition), or the 2020 Encouraged Industry Catalogue, which was promulgated on December 27, 2020, and came into effect on January 27, 2021. Industries not listed in the 2021 Negative List and 2020 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. The NDRC and the MOFCOM promulgated the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version) on September 6, 2024 and became effective on November 1, 2024, and the NDRC and the MOFCOM promulgated the Guidance Catalog of Encouraged Industries for Foreign Investment (2022 version), which took effect and replaced the previous version on January 1, 2023. On December 15, 2025, the NDRC and the MOFCOM promulgated the Guidance Catalog of Encouraged Industries for Foreign Investment (2025 Version), which took effective on February 1, 2026.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016, and amended in 2017 and 2018, establishment and changes of FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which has been in effect since January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through Enterprise Registration System and National Enterprise Credit Information Notification System.

Regulations on Leasing

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department.

Regulations on Intellectual Property Rights

Patent Law

Pursuant to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984, as later amended on October 17, 2020, and became effective on June 1, 2021, and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, and later amended on January 9, 2010, there are three types of patents in the PRC: invention patent, utility model patent and design patent. The protection period is 20 years for invention patents, 10 years for utility model patents, and 15 years for design patents, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent applications. In China, a patent must have novelty, creativity and practical applicability. Under the Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of the applicant. The applicant must apply to the SIPO for a substantive examination within 3 years from the date of application.

On November 15, 2021, the State Intellectual Property Office issued an announcement on the “Measures for the Registration of Patent Pledges.” The announcement stipulates that the State Intellectual Property Office is responsible for the registration of patent pledges. Where the patent right is pledged, the pledgor and the pledgee shall conclude a written contract. The pledgor and the pledgee shall jointly register with the State Intellectual Property Office for the registration of the pledge of the patent right. The pledge of the patent right shall be established at the time of registration with the State Intellectual Property Office.

Regulations on Copyrights

The PRC Copyright Law, which became effective on June 1, 1991, and amended in 2001, 2010 and 2020, provides that Chinese citizens, legal persons, or other organizations own copyrights in their copyrightable works, whether published or not, which include, works of literature, art, natural science, social science, engineering technology, and computer software. Copyright owners enjoy certain legal rights, including the right of publication, right of authorship, and right of reproduction. The Copyright Law as revised in 2010 extends copyright protection to internet activities, products disseminated over the internet, and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center. Pursuant to the Copyright Law, an infringer of a copyright is subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners, and compensating the loss of the copyright owners. Infringers of copyrights may also be subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council on December 20, 2001, and amended in 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright and is entitled to receive remuneration.

Trademark Law

Trademarks are protected under the PRC Trademark Law, which was adopted on August 23, 1982, and subsequently amended in 1993, 2001, 2013, 2019 and 2026, which will come into effect on January 1, 2027, and the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended in 2014. The Trademark Office under the SAMR (formally known as the State Administration for Industry and Commerce) handles trademark registrations. The Trademark Office grants a ten-year term to registered trademarks and the term may be renewed for another ten-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for the record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such a trademark application may be rejected. Any person applying for the registration of a trademark may not infringe on existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use.

Regulations on Domain Names

The MIIT promulgated the Measures on Administration of Internet Domain Names on August 24, 2017, which became effective on November 1, 2017, and replaced the Administrative Measures on China Internet Domain Names promulgated by the MIIT on November 5, 2004. Pursuant to these measures, the MIIT oversees the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names must provide true, accurate, and complete information about their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996, and most recently amended in 2008 and various regulations issued by the SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local branch.

Payments for transactions that take place in China must be made in Renminbi. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange proceeds in accounts with designated foreign exchange banks under the current account items subject to a cap set by SAFE or its local branch. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in the settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in the settlement and sale of foreign exchange.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, which was promulgated on November 19, 2012, became effective on December 17, 2012, and was further amended in 2015, 2018 and 2019, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange proceeds into the accounts relating to the direct investments. This circular also simplifies foreign exchange-related registration required for foreign investors to acquire equity interests of PRC companies and further improves the administration on foreign exchange settlement for FIEs.

The Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015, and was amended in 2019, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Pursuant to the SAFE Circular 13, when setting up a new FIE, investors should register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach Regarding the Settlement of Foreign Capital of Foreign-Invested Enterprise, which was promulgated on March 30, 2015, became effective on June 1, 2015, and was amended on December 30, 2019, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to this circular: FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE should truthfully use its capital for its own operational purposes within the scope of its business; and where an ordinary FIE makes a domestic equity investment with the amount of foreign exchanges settled, the FIE must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

The Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, which was promulgated and became effective on June 9, 2016, provides that enterprises registered in China may also convert their foreign debts from foreign currency into Renminbi on a self- discretionary basis. This circular also provides an integrated standard for the conversion of foreign currency under capital account items (including, but not limited to, foreign currency capital and foreign debts) on a self-discretionary basis, which applies to all enterprises registered in China.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks should check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements pursuant to the principle of genuine transactions; and (ii) domestic entities should hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to this circular, domestic entities should make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

On October 25, 2019, SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, which, among other things, allows all FIEs to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since this circular is newly promulgated, it is unclear how SAFE and competent banks will carry it out in practice.

According to the Guidelines on Foreign Exchange Business under Capital Account (2024 Edition), as well as other regulatory principles, the funds raised by domestic companies through overseas offerings should be repatriated to China in a timely manner, either in RMB or in foreign currency.

Based on the foregoing, if we intend to provide funding to our wholly or majority foreign-owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any follow-on capital increase in our wholly or majority foreign-owned subsidiaries with the SAMR or its local counterparts, file such via the enterprise registration system, and register such with the local banks for the foreign exchange-related matters.

Loans by the Foreign Companies to Their PRC Subsidiaries

A loan made by foreign investors as shareholders in an FIE is considered foreign debt in China and is regulated by various laws and regulations, including the PRC Regulation on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debt Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of Foreign Debt, and the Administrative Measures for Registration of Foreign Debt. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the balance of the foreign debts of an FIE cannot exceed the difference between the total investment and the registered capital of the FIE.

On January 12, 2017, the PBOC promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9. Pursuant to PBOC Notice No. 9, within a transition period of one year from January 12, 2017, FIEs may adopt the currently valid foreign debt management mechanism, or the mechanism as provided in PBOC Notice No. 9, at their own discretions. PBOC Notice No. 9 provides that enterprises may conduct independent cross-border financing in Renminbi or foreign currencies as required. Pursuant to PBOC Notice No. 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) will be calculated using a risk-weighted approach and cannot exceed certain specified upper limits. PBOC Notice No. 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for an enterprise is 200% of its net assets, or the Net Asset Limits. Enterprises must file with SAFE in its capital item information system after entering into the relevant cross-border financing contracts and prior to three business days before drawing any money from the foreign debts.

Based on the foregoing, if we provide funding to our wholly or majority foreign-owned subsidiaries through shareholder loans, the balance of such loans (i) cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with SAFE or its local branches in the event that the currently valid foreign debt management mechanism applies, or (ii) will be subject to the risk-weighted approach and the Net Asset Limits and we will need to file the loans with SAFE in its information system in the event that the mechanism as provided in PBOC Notice No. 9 applies. Pursuant to PBOC Notice No. 9, after a transition period of one year from January 11, 2017, the PBOC and SAFE would determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC Subsidiaries.

Offshore Investment

Under the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests PRC residents hold in China or overseas. The term “control” means to obtain the operating rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC residents is also required if there is any change in the basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

Under the relevant rules, failure to comply with the registration procedures set forth in SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Dividend Distributions

The principal laws and regulations regulating the distribution of dividends by FIEs in China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in China, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC EIT Law, which was amended on February 24, 2017, and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the EIT Law, which became effective on January 1, 2008 and was amended on April 23, 2019 and December 6, 2024. Under the EIT Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishments or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, withholding income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, became effective on January 1, 1994, and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) were promulgated by the Ministry of Finance on December 25, 1993, and subsequently amended in 2008 and 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in the sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC are value-added tax, or VAT, taxpayers. On March 20, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepening the Reform of Value-Added Tax. Pursuant to this announcement, the generally applicable VAT rates are simplified as 13%, 9%, 6%, and 0%, which became effective on April 1, 2019, and the VAT rate applicable to small-scale taxpayers is 3%. If a small-scale taxpayer’s total monthly sales amount does not exceed RMB100 thousand and its quarterly sales volume does not exceed RMB300 thousand, the VAT will be exempted. On December 25, 2024, the SCNPC promulgated the Value-Added Tax Law of the PRC, which took effective on January 1, 2026, and the PRC Provisional Regulations on Value-Added Tax were abolished.

Dividend Withholding Tax

The EIT Law and its implementation rules provide that since January 1, 2008, an income tax withholding rate of 10% will normally apply to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within China.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatment in connection with dividends, interest, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC EIT. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by SAT. Bulletin 37 further elaborates on the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, are involved.

Regulations on Employment

Labor Contract Law

The PRC Labor Contract Law, which became effective on January 1, 2008, and amended in 2012, primarily aims at regulating rights and obligations of employment relationships, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts must be executed in writing if labor relationships are to be or have been established between employers and employees. Employers are prohibited from forcing employees to work above certain time limits and employers must pay employees for overtime work in accordance with national regulations. In addition, employees’ wages must not be lower than local standards on minimum wages and must be paid to employees in a timely manner.

Social Insurance

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the PRC Social Insurance Law implemented on July 1, 2011 and amended on December 29, 2018, employers are required to provide their employees in China with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that SAT would become solely responsible for collecting social insurance premiums.

Housing Fund

In accordance with the Regulations on the Administration of Housing Funds, which was promulgated by the State Council in 1999 and amended in 2002 and 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

M&A Rules and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce and the CSRC, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised in 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or PRC citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the Ministry of Commerce for approval. The M&A Rules also require that an offshore special purpose vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC legal counsel has advised us that, based on its understanding of the current PRC laws and regulations, our corporate structure and arrangements are not subject to the M&A Rules. However, our PRC legal counsel has further advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Trial Measures establish a list outlining the circumstances where a PRC enterprise is prohibited from offering and listing securities overseas, and the CSRC has the authority to block offshore listings that: (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupting PRC economy such as corruption, bribery, embezzlement, or misappropriation of property by the issuer, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve the issuer under investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. An issuer seeking direct or indirect overseas listing is also required to undergo national security review or obtain clearance from relevant authorities if necessary before making any application with overseas regulator or listing venue. Where an overseas securities regulator investigates and collects evidence relating to the overseas offering and listing of a PRC enterprise and related activities, and requests the CSRC for cooperation in accordance with the cross-border supervision and management cooperation mechanism, the CSRC may provide necessary assistance according to law and based on the principle of reciprocity. Our application for listing in Nasdaq does not fall under the circumstance that such overseas listing is prohibited by the Trial Measures, nor do we need to go through the review such as security review or clearance approval from relevant authorities.

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC. Further, according to the CSRC Notice, on March 31, 2023, domestic companies that have already submitted valid overseas listing applications but have yet to obtain approval from overseas regulatory agencies or stock exchanges may arrange a reasonable timeframe to submit the filing. They should complete the filing procedures with the CSRC before completing their indirect overseas listing. In connection with our previous issuance of securities to foreign investors, we received approval from the CSRC regarding our completion of the required filing procedures for the offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the revised Provisions and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. See “Risk Factors - Risks Relating to Doing Business in China - The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.”

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Name	Age	Position(s)
Yingkai Xu	52	Chief Executive Officer, Chairman of the Board and Director
Jingzhu Ding	51	Director
Fengting Yin	46	Chief Financial Officer
Jianwei Xu(1)(2)(3)	51	Independent Director, Chair of the Nominating and Corporate Governance Committee, Member of the Audit Committee and Compensation Committee
Yang Xiao(1)(2)(3)	48	Independent Director, Chair of the Audit Committee, Member of the Nominating and Corporate Governance Committee and Compensation Committee
Faming Lu(1)(2)(3)	54	Independent Director, Chair of the Compensation Committee, Member of the Audit Committee and Nominating and Corporate Governance Committee

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The business address of each of the officers and directors is No. 10 Fushi Road, Luoshe Town, Huishan District, Wuxi, Jiangsu Province, China 214000

Yingkai Xu, Chief Executive Officer and Chairman of the Board and Director

Mr. Xu serves as our Director, Chairman of the Board, and Chief Executive Officer. From September 1999 to September 2002, Mr. Xu worked as a quality engineer and process engineer at the Wuxi Diesel Engine Plant of FAW Group Co., Ltd., where he performed engine component failure analysis and treatment and casting process design. From October 2002 to February 2006, Mr. Xu acted as a supplier quality engineer, product development engineer, and project manager at Tin Cummins Turbocharger Technology Co., where he performed supplier, new product project development, and general management. From March 2006 to May 2013, Mr. Xu worked as the vice president at Wuxi Yelong Precision Machinery Co., responsible for the company’s overall operation. From June 2013 to September 2015, Mr. Xu was the General Manager of Wuxi Ruiming Mould Manufacturing Factory, in charge of the general operations. Since October 2015, Mr. Xu has served as the General Manager of Wuxi Mingteng Mould, in charge of overall company operations, critical customer maintenance, financial reporting, and annual business plans. Mr. Xu obtained his bachelor’s degree from the School of Materials Science and Engineering at Jilin University of Technology in July 1999.

Jingzhu Ding, Director

Ms. Ding has served as our Director since November 9, 2023. Ms. Ding has been the Finance Director at Wuxi Mingteng Mould since August 2018, where she oversees the Wuxi Mingteng Mould’s comprehensive financial accounting, develops and implements financial regulations and procedures, interprets related regulations, analyzes financial transactions, and monitors budget execution. Her responsibilities also include auditing original documents, managing daily accounting tasks, reviewing payroll and bonus distribution, ensuring the accuracy of cash and bank deposits, conducting periodic warehouse inventory checks, controlling fund budgets, and auditing accounts payable and expense reimbursements. Ms. Ding obtained her college degree in Software Development and Utilization from Wuxi Radio and Television University in June 2005.

Fengting Yin, Chief Financial Officer

Ms. Yin has served as our Chief Financial Officer since September 20, 2022. Ms. Yin has more than 20 years of finance, accounting, and taxation experience. Since August 2018, Ms. Yin has served as the Financial Manager of Wuxi Mingteng Mould, responsible for overall accounting treatment, financial data and voucher filing, and daily logistics management. From February 2012 to August 2018, Ms. Yin acted as the Financial Manager of Wuxi Kaiteng Mould Factory, in charge of the accounting treatment and tax declaration. From August 2011 to February 2012, Ms. Yin was the Financial Manager of Wuxi Hongqi Crane Co., Ltd., responsible for the accounting treatment. From October 2008 to July 2011, Ms. Yin worked as the Financial Manager at Wuxi Aierte Linear Motion Co., Ltd., responsible for the company’s accounting. From August 2003 to October 2008, Ms. Yin acted as a financial assistant at Wuxi Huajin Engineering Co., Ltd., where she performed accounting and tax declarations. From July 2000 to July 2003, Ms. Yin worked as a cashier at the Wuxi Sanyi Communication Technology Co., Ltd., where she was in charge of corporate taxation and reimbursement work. Ms. Yin obtained her college degree from the School of Accounting at Wuxi Radio and Television University in September 2004.

Jianwei Xu, Independent Director, Chair of the Nominating and Corporate Governance Committee, Member of the Audit Committee and Compensation Committee

Mr. Jianwei Xu has over 25 years of experience in the energy, manufacturing, and advanced materials sectors. Since September 2021, Mr. Xu has served as the Managing Director of Anluda Technology (Wuxi) Co., Ltd. In January 2022, he founded Wuxi Tangu Technology Co., Ltd. and currently serves as its Chairman. Since January 2023, he established Wuxi No.6 Element New Material Technology Co., Ltd., where he also serves as Founder and Chairman. From July 2011 to August 2022, Mr. Xu was the Vice General Manager of Wuxi Lihu Corporation Limited (300694), a public company in the industrial sector. From July 2014 to December 2017, he was General Manager of Wuxi Lihu Foundry Co., Ltd. Mr. Xu holds a Master’s degree in Business Administration from Southeast University, and a Bachelor’s degree in Urban Gas Engineering from Tianjin Chengjian University.

Yang Xiao, Independent Director, Chair of the Audit Committee, Member of the Nominating and Corporate Governance Committee and Compensation Committee

Mr. Xiao has over 15 years of experience in accounting and management consulting. Since March 2012, he has served as a shareholder and partner of Hanhua Qinye Management Consulting (Beijing) Co., Ltd., where he is responsible for developing and executing the firm’s business operation plan and has also acted as a financial advisor in Global Mofy’s IPO (NASDAQ: GMM). Since November 2008, he has been a partner of Bohan Furen (Beijing) Accounting Firm (General Partnership), where he participated in audit work for ET mobile. From March 2006 to December 2008, he was a certified public accountant at Beijing Huiyun Certified Public Accounting Co., Ltd. Between December 2004 and March 2006, he worked at Beijing Huaxia Tianhai Certified Public Accounting Firm, and from November 2002 to December 2004, he was with Beijing Huaxia Zhengfeng Certified Public Accounting Firm. Mr. Xiao began his career as a general ledger accountant at Beijing Shuanghe Modern Medicine Technology Co., Ltd. from September 2000 to February 2002, where he was responsible for overall accounting and audit matters. Mr. Xiao earned a bachelor’s degree in accounting from Beijing Wuzi University in July 2000. He has been a certified public accountant in the PRC since November 2002 and an international certified internal auditor since November 2007.

Faming Lu, Independent Director, Chair of the Compensation Committee, Member of the Audit Committee and Nominating and Corporate Governance Committee

Mr. Lu has more than 22 years of legal practice experience. Since October 2017, he has served as a partner at Shanghai Co-effort (Suzhou) Law Firm LLP. From August 2016 to September 2017, he worked as a lawyer at Jiangsu Zhuhui Law Firm, and from September 2007 to July 2016, he served as a lawyer at Jiangsu Shangtao Law Firm. From October 2003 to August 2007, he was a lawyer at Jiangsu Zhuhui Law Firm. Mr. Lu obtained a bachelor’s degree in philosophy from Jilin University in July 1997 and a master’s degree in law from Soochow University in July 2003.

Family Relationship

Mr. Yingkai Xu, our Chief Executive Officer, Chairman of the Board, and Director, is the spouse of Ms. Jingzhu Ding, our Director. There is no other family relationship as defined in Item 401 of Regulation S-K among our directors or executive officers.

Clawback Policy adopted by the Board

On November 14, 2023, the Board adopted an Executive Compensation Recovery Policy (the “Clawback Policy”) providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Adoption of the Clawback Policy was mandated by new Nasdaq listing standards introduced pursuant to Exchange Act Rule 10D-1. The Clawback Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002 which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer. A copy of the Clawback Policy has been incorporated by reference herewith as Exhibit 97.1.

Board of Directors

Our Board of Directors consists of five (5) directors, a majority of whom are independent as such term is defined by the Nasdaq Capital Market.

Committees of the Board of Directors

We have established three committees under the Board of Directors: an audit committee, a compensation committee and a nominating and corporate governance committee, and have adopted a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website. Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee consists of Jianwei Xu, Yang Xiao, and Faming Lu. Yang Xiao serves as the chair of our audit committee. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that Yang Xiao qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K of the SEC. We have filed an Audit Committee Charter as an exhibit to this registration statement. The primary duties of the Audit Committee are, among other things:

●	Make recommendations to the Board in relation to the appointment;

●	Re-appoint and remove the external auditor;

●	Monitor the reporting of our Company’s financial statements, annual reports, accounts and half-year reports; and

●	Review and supervise our financial controls, internal control and risk management systems.

Compensation Committee. Our compensation committee consists of Jianwei Xu, Yang Xiao, and Faming Lu. Faming Lu serves as the chairperson of our compensation committee. We have filed a Compensation Committee Charter as an exhibit to this registration statement. The primary duties of the compensation committee are, among other things:

●	Make recommendations to the Board in relation to our policy and structure for all Directors’ and senior management’s compensation;

●	Make recommendations to the Board on the compensation packages of individual directors and senior management personnel; and

●	Review performance-based compensation and ensure that none of the Directors determine their own compensation.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jianwei Xu, Yang Xiao, and Faming Lu. Jianwei Xu serves as the chairperson of our nominating committee. We have filed a Nominating Committee Charter as an exhibit to this registration statement. The primary duties of the Nominating Committee are, among other things:

●	Review the structure, size and composition of the Board on a regular basis

●	Identify individuals suitably qualified to become Board members

●	Assess the independence of independent directors; and

●	Make recommendations to the Board in relation to the appointment or re-appointment of Directors.

Duties of Directors

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. See “Description of Class A Ordinary Shares-Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Our Board of Directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our Board of Directors include, among others:

●	convening general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Corporate Governance

As a company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

On November 27, 2025, we obtained an exemption letter from our Cayman counsel, Mourant Ozannes (Cayman) LLP, relying on Nasdaq Marketplace Rule 5615(a)(3), which allows foreign private issuers to follow home country practice with respect to certain corporate governance requirements.

Despite relying on these exemptions, we continue to adhere to certain Nasdaq corporate governance requirements, such as maintaining a majority of independent directors on our board, conducting regular executive sessions attended solely by independent directors, and ensuring that our audit committee is comprised entirely of independent directors who meet the qualifications set forth in Rule 10A-3 under the Exchange Act. We may, in the future, rely on other exemptions under Nasdaq rules to follow home country practices for additional corporate governance requirements.

Remuneration

Until otherwise determined by ordinary resolution by our shareholders, the directors shall be entitled to such remuneration by way of fees for their services in the office of director as the board of directors may determine. The directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the directors, or any committee of the directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the directors from time to time, or a combination partly of one such method and partly the other. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. The directors may, in addition to such remuneration as aforesaid, grant special remuneration to any director who, being called upon, shall perform any special or extra services to or at the request of the Company.

Qualification

There are no share ownership qualifications for directors unless so fixed by our shareholders in a general meeting by ordinary resolution. There are no other arrangements or understandings pursuant to which our directors are nominated or elected.

Director Compensation

Employee directors may receive compensation for their services. Non-employee directors are entitled to receive a cash fee for serving as directors. In addition, non-employee directors are entitled to receive compensation for their reasonable expenses incurred by them in connection with the performance of their duties.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted the code of business conduct and ethics applicable to our directors, officers and employees, and have made our code of business conduct and ethics publicly available on our website.

EXECUTIVE COMPENSATION

We have a compensation committee approving our salary and benefit policies. Our Board of Directors has determined the compensation to be paid to our executive officers and employee directors based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the Board of Directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers and employee directors. The Board of Directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The Board of Directors has oversight of executive compensation plans, policies and programs.

Compensation

For the fiscal year ended December 31, 2025, we paid an aggregate of $144,406 as compensation to our executive officers and directors. For the fiscal year ended December 31, 2024, we paid an aggregate of $128,899, which is the total amount of base salary plus bonus, in cash to our executive officers and employee directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Employment Agreements

We have entered into an employment agreement with each of our executive officers and employee directors. Each of them is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer. We may also terminate an executive officer’s employment without cause upon advance written notice. The executive officer and employee director may resign at any time with an advance written notice.

On September 20, 2022, Mingteng International entered into an employment agreement with our Chief Executive Officer, Yingkai Xu, for a term of 3 years, which expired on September 20, 2025. The employment agreement has been renewed, effective as of September 20, 2025, to serve until his successor is duly appointed and qualified, or until his earlier death, resignation or removal, in accordance with the employment agreement. Mr. Xu is entitled to an annual base salary of USD 30,000 for each calendar year on a pro-rated basis, payable on a quarterly basis.

On September 20, 2022, Mingteng International entered into an employment agreement with our Chief Financial Officer, Fengting Yin, for a term of 3 years, which expired on September 20, 2025. The employment agreement has been renewed, effective as of September 20, 2025, to serve until her successor is duly appointed and qualified, or until her earlier death, resignation or removal, in accordance with the employment agreement. Ms. Yin is entitled to an annual base salary of USD 30,000 for each calendar year on a pro-rated basis, payable on a quarterly basis.

Offer Letters to Independent Directors

On July 14, 2025, Mr. Jianwei Xu accepted the offer letter for the position of Director of Mingteng International. Mr. Xu is entitled to an annual base salary of USD 30,000 for each calendar year on a pro-rated basis, payable on a quarterly basis.

On August 21, 2025, Mr. Yang Xiao accepted the offer letter for the position of Director of Mingteng International. Mr. Xiao is entitled to an annual base salary of USD 30,000 for each calendar year on a pro-rated basis, payable on a quarterly basis.

On September 15, 2025, Mr. Faming Lu accepted the offer letter for the position of Director of Mingteng International. Mr. Lu is entitled to an annual base salary of USD 30,000 for each calendar year on a pro-rated basis, payable on a quarterly basis.

RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2025, 2024, 2023, and as of the date of this prospectus:

Name of related parties	Relationship with the Company
Yingkai Xu	Shareholder, CEO and Chairman of the Company.
Jingzhu Ding	Shareholder of the Company, wife of the CEO and Chairman.
Wuxi Kaiteng Mold Factory	Ms. Jingzhu Ding owns a 100% share.
Wuxi Diang Trading Co., Ltd	Mr. Yingkai Xu owns 40% equity interest.

Significant transactions with related parties were as follows:

	As of the date of this	For the years ended December 31,
Purchase from related parties:	prospectus	2025	2024	2023
	Unaudited	Audited	Audited	Audited
Wuxi Kaiteng Mold Factory	$146,636	$380,388	$268,408	$293,226
Wuxi Diang Trading Co., Ltd	-	-	730,165	-
Total	$146,636	$380,388	$998,573	$293,226

In the fiscal years 2023, 2024 and 2025, the Company purchased processing services from Wuxi Kaiteng Mold Factory.

In the fiscal year 2024, the transactions with Wuxi Diang Trading Co., Ltd. represented loans provided by Wuxi Mingteng Mould to temporarily support the working capital needs of Wuxi Diang Trading Co., Ltd. Such loans were documented through a series of agreements, were non-interest bearing, and had a term of six months. As of December 31, 2024, Wuxi Diang Trading Co., Ltd. had fully repaid all outstanding amounts in accordance with the applicable agreements.

	As of the date of this	For the years ended December 31,
Sales of machinery and equipment to related parties:	prospectus	2025	2024	2023
	Unaudited	Audited	Audited	Audited
Wuxi Kaiteng Mold Factory	$-	$36,920	$-	$-

Total	$-	$36,920	$-	$-

In the fiscal year 2025, the Company sales mechanical equipment to Wuxi Kaiteng Mold Factory.

The following represented related party balances as of June 30, 2026 and December 31, 2025, 2024 and 2023:

	As of the date of this	As of December 31,
Amounts due to related parties	prospectus	2025	2024	2023
	Unaudited	Audited	Audited	Audited
Wuxi Kaiteng Mold Factory	$70,637	$308,822	$240,166	$207,780
Jingzhu Ding	-	-	-	32,529
Total	$70,637	$308,822	$240,166	$240,309

Amounts due to Wuxi Kaiteng Mold Factory represents amounts accrued for processing services that the Company purchased from Wuxi Kaiteng Mold Factory.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of our Ordinary Shares beneficially owned are based on 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the following table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the address for each principal shareholder is No. 10 Fushi Road, Luoshe Town, Huishan District, Wuxi, Jiangsu Province, China 214000.

Named Executive Officers and Directors	Amount of Beneficial Ownership (Class A)	Percentage Ownership (Class A)	Amount of Beneficial Ownership (Class B)	Percentage Ownership (Class B)	Pre-Offering Combined Voting Power of Class A and Class B Shares (3)	Post Offering Combined Voting Power of Class A and Class B Shares (4)
Directors and Named Executive Officers:
Yingkai Xu, Chief Executive Officer and Chairman (1)	1,530,045	20.03%	10,455	100%	37.21%	26.62%
Fengting Yin, Chief Financial Officer	—	0%	—	0%	0%	0%
Jingzhu Ding, Director (2)	1,530,045	20.03%	10,455	100%	37.21%	26.62%
Jianwei Xu, Independent Director	—	0%	—	0%	0%	0%
Xiao Yang, Independent Director	—	0%	—	0%	0%	0%
Faming Lu, Independent Director	—	0%	—	0%	0%	0%
All directors and executive officers as a group (6 persons)	1,530,045	20.03%	10,455	100%	37.21%	26.62%

5% Beneficial Owners:
YK Xu Holding Limited (2)	—	0%	10,455	100.00%	21.49%	15.37%
DJZ Holding Limited (3)	10,045	0.13%	—	—%	0.10%	0.07%

(1)	Holders of Class A Ordinary Shares are entitled to one (1) vote per share, and holders of Class B Ordinary Shares are entitled to two hundred (200) votes per share. The percentage of total voting power is calculated based on an aggregate of 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. On such basis, the Company has a total of 9,730,410 votes outstanding.

(2)	Yingkai Xu, our Chief Executive Officer, Chairman of the Board and Director, is the ultimate beneficial owner of YK Xu Holding Limited, a British Virgin Islands company that holds 10,455 Class B Ordinary Shares, representing 100% of our Class B Ordinary Shares outstanding as of the date of this prospectus. Mr. Xu has dispositive and voting control over such shares. Mr. Xu directly holds 1,520,000 Class A Ordinary Shares. In addition, Mr. Xu may be deemed to beneficially own 10,045 Class A Ordinary Shares held by DJZ Holding Limited, which is beneficially owned by Jingzhu Ding, his spouse. The registered address of YK Xu Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(3)	Jingzhu Ding, our Director, is the ultimate beneficial owner of DJZ Holding Limited, a British Virgin Islands company that holds 10,045 Class A Ordinary Shares, representing approximately 0.13% of our Class A Ordinary Shares outstanding as of the date of this prospectus. Ms. Ding has dispositive and voting control over such shares. In addition, 1,520,000 Class A Ordinary Shares held directly by Mr.Yingkai Xu and 10,455 Class B Ordinary Shares held by YK Xu Holding Limited, which is beneficially owned by Yingkai Xu, Ms. Ding’s spouse, may be deemed to be beneficially owned by Ms. Ding. The registered address of DJZ Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(4)	The percentage of total voting power is calculated based on 11,510,410 Class A Ordinary Shares issued and outstanding after giving effect to the resale by the Selling Shareholders, assuming full exercise of the Investor Warrants and Placement Agent Warrants are fully exercised. On such basis, the Company has a total of 13,601,410 votes outstanding.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Shareholders identified in the table below, each, a “Selling Shareholder,” and collectively, the “Selling Shareholders” of up to 3,871,000 Class A Ordinary Shares of the Company.

We are registering the Class A Ordinary Shares pursuant to the provisions of the private warrant agreements dated June 18, 2026 and placement agent warrant agreements dated June 18, 2026, and the registration rights agreement dated June 29, 2026 we entered into with the Selling Shareholders, in order to permit the Selling Shareholders to offer the shares for resale from time to time.

Except for the transactions contemplated by the securities purchase agreements dated April 13, 2026, securities purchase agreement dated June 6, 2026, securities purchase agreement dated June 17, 2026, private warrant agreements dated June 18, 2026, placement agent warrant agreements dated June 18, 2026, and the registration rights Agreement dated June 29, 2026, and as described below, none of the Selling Shareholders has had any material relationship with us within the past three years.

The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders and reflects holdings as of the date of this prospectus. The number of shares in the column “Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that each Selling Shareholder may offer under this prospectus. The Selling Shareholders may sell some, all or none of their shares in this offering. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Class A Ordinary Shares with respect to which the Selling Shareholder has voting and investment power. The percentage of Class A Ordinary Shares beneficially owned by each Selling Shareholder prior to this offering shown in the table below is based on an aggregate of 7,639,410 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. The fourth column assumes the sale of all of the shares offered by each Selling Shareholder pursuant to this prospectus.

PIPE Selling Shareholder

Name of selling shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering (1)	Percentage of Class A Ordinary Shares Owned Prior to Offering (2)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering (3)	Percentage of Class A Ordinary Shares Owned after the Offering
Yan Jiang (3)	250,000	3.27%	250,000	-	-%
Zhicheng Jiang (4)	240,000	3.14%	240,000	-	-%
Lingsheng Huang (5)	220,000	2.88%	220,000	-	-%
Yi Lu (6)	220,000	2.88%	220,000	-	-%
Pengcheng Lan (7)	230,000	3.01%	230,000	-	-%
Lanlan Guo (8)	210,000	2.75%	210,000	-	-%
Huizhi Zhang (9)	240,000	3.14%	240,000	-	-%
Jufeng Zhang (10)	230,000	3.01%	230,000	-	-%
Jie Zhao (11)	230,000	3.01%	230,000	-	-%
Delin Zheng (12)	210,000	2.75%	210,000	-	-%

(1)	Represents the number of Class A Ordinary Shares issued to the applicable Selling Shareholder on April 17, 2026 pursuant to the Securities Purchase Agreement, dated April 13, 2026, between the Company and such Selling Shareholder, at a purchase price of $0.25 per share.

(2)	The percentage is calculated based on an aggregate of 7,639,410 Class A Ordinary Shares issued and outstanding as of the date of this prospectus.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus by the applicable PIPE Selling Shareholders.

(4)	Yan Jiang is an individual investor. The investor has not had any material relationship with us within the past three years.

(5)	Zhicheng Jiang is an individual investor. The investor has not had any material relationship with us within the past three years.

(6)	Lingsheng Huang is an individual investor. The investor has not had any material relationship with us within the past three years.

(7)	Yi Lu is an individual investor. The investor has not had any material relationship with us within the past three years.

(8)	Pengcheng Lan is an individual investor. The investor has not had any material relationship with us within the past three years.

(9)	Lanlan Guo is an individual investor. The investor has not had any material relationship with us within the past three years.

(10)	Huizhi Zhang is an individual investor. The investor has not had any material relationship with us within the past three years.

(11)	Jufeng Zhang is an individual investor. The investor has not had any material relationship with us within the past three years.

(12)	Jie Zhao is an individual investor. The investor has not had any material relationship with us within the past three years.

(13)	Delin Zheng is am individual investor. The investor has not had any material relationship with us within the past three years.

Warrant Selling Shareholders

Name of Selling Shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering (Assuming full exercise of the applicable Warrants)		Percentage of Class A Ordinary Shares Beneficially Owned Prior to Offering (3)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering (4)	Percentage of Class A Ordinary Shares Beneficially Owned after the Offering
3i, LP (5)	401,227	(1)	4.99%	1,330,000	-	-%
L1 Capital Global Opportunities Master Fund (6)	150,000	(1)	1.96%	150,000	-	-%
Jian Ke(7)	88,800	(2)	1.16%	88,800	-	-%
F. Alec Orudjev(7)	22,200	(2)	0.29%	22,200	-	-%

(1)	Represents (a) the Class A Ordinary Shares held by such Selling Shareholder as of the date of this prospectus, none of which are being registered hereunder and (b) the number of Class A Ordinary Shares owned by the applicable Selling Shareholder pursuant to the private warrant agreement dated June 18, 2026 (assuming full exercise of the Investor Warrants), between the Company and such Selling Shareholder, at a purchase price of $2.00 per share, giving effect to the beneficial ownership limitation contained in such warrants, all of which are being registered hereunder. The Investor Warrants are subject to a beneficial ownership limitation of 4.99% (or, upon election of the holder prior to the date of issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise.

(2)	Represents the number of Class A Ordinary Shares owned by the applicable Selling Shareholder pursuant to the placement agent warrant agreement dated June 18, 2026 (assuming full exercise of the Placement Agent Warrants), between the Company and such Selling Shareholder, at a purchase price of $2.40 per share.

(3)	The percentage is calculated based on an aggregate of 7,639,410 Class A Ordinary Shares issued and outstanding as of the date of this prospectus.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus by the applicable Warrant Selling Shareholders.

(5)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. They have not had any material relationship with us within the past three years.

(6)

David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 3rd Floor, Citrus Grove Building, 106 Goring Ave., George Town, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands. They have not had any material relationship with us within the past three years.

(7)	FT Global is a registered broker-dealer and a member of the FINRA. Jian Ke is the President and Chief Executive Officer of the FT Global, and F. Alec Orudjev is the General Counsel of FT Global, and each Messrs. Ke and Orudjev are a designee of FT Global. The Placement Agent Warrants and the Class A Ordinary Shares issuable upon exercise thereof are subject to the 180-day lock-up requirement of FINRA Rule 5110(e)(1) and may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities, except as provided for in FINRA Rule 5110(e)(2). FT Global acted as our exclusive placement agent in connection with the June 2026 offering, and in connection with which we issued certain Placement Agent Warrants pursuant to the terms of the Placement Agency Agreement at closing of such offering. The address of FT Global is 1688 Meridian Avenue, Suite 700, Miami Beach, FL 33139. They have not had any material relationship with us within the past three years.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our fourth amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,000,000,000 shares of a par value of US$0.00005 each, comprising 998,000,000 Class A Ordinary Shares of a par value of US$0.00005 each and 2,000,000 Class B Ordinary Shares of par value of USD0.00005 each. All of our shares to be issued in the offering will be issued as fully paid. There are 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Our Memorandum and Articles of Association

A copy of our fourth amended and restated memorandum of association and fourth amended and restated articles of association (our “Articles”) is attached as an exhibit to this registration statement. As a convenience to potential investors, we provide the below summary of the material provisions of our fourth amended and restated memorandum and articles of association and the Companies Act.

Objects of Our Company

Under our fourth amended and restated memorandum of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Class A Ordinary Shares

General

Our authorized share capital is US$50,000 divided into 1,000,000,000 shares of a par value of US$0.00005 each, comprising 998,000,000 Class A Ordinary Shares of a par value of US$0.00005 each and 2,000,000 Class B Ordinary Shares of a par value of US$0.00005 each.

All of our issued Class A Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares are issued in registered book-entry form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Class A Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares.

As of the date of this prospectus, there are 7,639,410 Class A Ordinary Shares and 10,455 Class B Ordinary Shares issued and outstanding and warrants to purchase up to 3,938 Class A Ordinary Shares outstanding.

Listing

Our Class A Ordinary Share are listed on the Nasdaq Capital Market under the symbol “MTEN.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation, located at 17755 US Hwy 19 N, Clearwater, FL 33764. The phone number of the transfer agent is +1 303-662-1112.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	Mingteng International’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors (and for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommended by the directors).

Under the Companies Act and our Articles, Mingteng International may pay dividends out of either its profit or share premium account, but a dividend may not be paid if this would result in Mingteng International being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting rights

At each general meeting, on a show of hands, every shareholder who is present in person or by proxy, or (in the case of a shareholder that is a corporation) represented by a duly authorized representative, shall have one vote. On a poll, every shareholder who is present in person or by proxy, or (in the case of a shareholder that is a corporation) represented by a duly authorized representative, shall have one (1) vote for each Class A Ordinary Share held by that shareholder and two hundred (200) votes for each Class B Ordinary Share held by that shareholder.

Variation of Rights Attaching to Shares

Whenever the capital of our company is divided into different classes or series, the rights attaching to any class or series of share (unless otherwise provided by our Articles or the terms of issue of the shares of that class or series) may be varied or abrogated (a) by, or with the approval of, the directors without the consent of the holders of the shares of the affected class if the directors determine that the variation or abrogation is not materially adverse to the interests of those shareholders, or (b) with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a resolution passed by at least a three-fourths majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Alteration of Share Capital

Subject to the Companies Act, Mingteng International may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such classes or series and amount, as the resolution shall prescribe.

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(b)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(c)	subdivide our shares or any of them into shares of an amount smaller, provided, however, that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act, Mingteng International may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares

The directors may from time to time make calls upon the shareholders in respect of any money unpaid on their partly paid shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to Mingteng International at the time or times so specified the amount called on such shares. Shareholders registered as joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest upon the sum at such rate per annum as the directors shall determine from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part.

The provisions of our Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

The directors may make arrangements on the issue of partly paid shares for a difference between the shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

The directors may, if they think fit, receive from any shareholder willing to advance the same all or any part of the money uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the money so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the shareholder paying the sum in advance and the directors.

Forfeiture of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ notice requiring payment, specifying the amount unpaid, including any interest which may have accrued. The notice shall also state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

If such notice is not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of the directors to that effect.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to Mingteng International all money which at the date of forfeiture were payable by him to Mingteng International in respect of the shares forfeited, but his liability shall cease if and when Mingteng International receives payment in full the amount unpaid on the shares forfeited.

A statutory declaration in writing that the declarant is a director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the notice as against all persons claiming to be entitled to the share.

Mingteng International may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of our Articles as to forfeiture and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

Share Premium Account

The directors shall establish a share premium account and shall carry to the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Transfer of Class A Ordinary Shares

Subject to any applicable provisions set forth in the Articles or the Companies Act and provided that a transfer of Class A Ordinary Shares complies with applicable rules of Nasdaq Capital Market, a shareholder may transfer Class A Ordinary Shares to another person by completing an instrument of transfer in a common form or a form prescribed by Nasdaq or in any other form approved by the directors.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of Mingteng International.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Shares without assigning any reason.

The registration of transfers may be suspended at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended for more than 45 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). However, the board of directors may determine from time to time whether and to what extent Mingteng International’s accounting records and books (or any of them) shall be open to inspection by shareholders who are not members of the board of directors.

General Meetings

The directors may convene general meetings whenever they think fit. Mingteng International’s Articles provide that upon the requisition of one or more shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, the directors will convene a general meeting and put the resolutions so requisitioned to a vote at such meeting.

At least 7 days’ notice of any general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be carried out at the meeting. With the consent of all the shareholders entitled to receive notice of a particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those shareholders may think fit. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the directors or the auditors and the fixing of the remuneration of the auditors. No special business shall be transacted at any general meeting without the consent of all shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more Shareholders holding at least one-third of the voting rights of the issued Ordinary Shares of Mingteng International.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day, time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder or shareholders present and entitled to vote shall be a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of Mingteng International, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the results of the poll shall be deemed to be the resolution of the meeting.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Mingteng International may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under our Articles, where the minimum and maximum number of directors to be appointed is not fixed, the minimum number of directors shall be one and the maximum number of directors shall be unlimited.

A director may be appointed by Mingteng International by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Until otherwise determined by ordinary resolution by our shareholders, the directors shall be entitled to such remuneration by way of fees for their services in the office of director as the board of directors may determine.

Proceedings of the Board of Directors

Subject to the provisions of the Articles, the board of directors may regulate their meetings and proceedings as they think fit. Board meetings may take place either within or outside of the Cayman Islands. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A director may, and the secretary or assistant secretary on the requisition of a director shall, at any time summon a meeting of the directors.

The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there are two or more directors shall be two, and if there be one director the quorum shall be one. A director represented by proxy or by an alternate director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

The directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

A committee appointed by the directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

A committee appointed by the directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall notwithstanding that it be afterward discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

Winding Up

If Mingteng International shall be wound up, the liquidator may, with the sanction of an ordinary resolution of Mingteng International, divide amongst the shareholders in specie the whole or any part of the assets of Mingteng International (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different class or series of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

Repurchase of Shares

Subject to the provisions of the Companies Act and without prejudice to our Articles, Mingteng International may purchase its own shares provided that the manner of purchase shall have been approved by the directors or by an ordinary resolution of our shareholders. Mingteng International may make a payment in respect of the purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection by shareholders of the company;

●	does not have to hold annual general meetings;

●	may obtain an undertaking against the imposition of any future taxation for a specified period (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of Mingteng International held by such shareholder.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Provided the consent of each holder of a fixed or floating security interest of a constituent company has been obtained, court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation (which, if not agreed between the parties, may be determined by the Grand Court of the Cayman Islands) if they follow the required procedures provided in the Companies Act, subject to certain exceptions. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) at least a majority in number of the creditors or class of creditors, with whom the arrangement is to be made, who must, in addition, represent at least seventy-five percent in value of such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least seventy-five percent in value of the shareholders or class of shareholders, in each case, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the Company is not proposing to act illegally or ultra vires and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% in value of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction are approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow English case law precedents and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide that no director, alternate director or officer shall be liable to Mingteng International for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any expenses, including legal fees, incurred by of our existing or former directors or officers in defending any legal, administrative or investigative proceedings on condition that such director or officer must repay the amount paid by us if such director or officer is ultimately found not to be entitled to indemnification by us.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 45 days from the date of deposit of the requisition in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution or by the board of directors), the office of a director shall be vacated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that are approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. In addition, our directors may present a winding up petition without the sanction of a resolution of our shareholders. The Cayman Islands courts also have the authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights Attaching to Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, the rights attaching to any class or series of share (unless otherwise provided by our Articles or the terms of issue of the shares of that class or series) may be varied or abrogated (a) by, or with the approval of, the directors without the consent of the holders of the shares of the affected class if the directors determine that the variation or abrogation is not materially adverse to the interests of those shareholders, or (b) with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a resolution passed by at least a three-fourths majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act our Articles may only be amended by special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF INVESTOR WARRANTS

In connection with the registered direct offering closed on June 18, 2026, we issued to the investors in a concurrent private placement Investor Warrants to purchase up to an aggregate of 1,480,000 Class A Ordinary Shares pursuant to the Securities Purchase Agreement, dated June 17, 2026.

Exercisability. The Investor Warrants are immediately exercisable upon issuance and will expire on the eighteen (18) month anniversary of the date of issuance. The Investor Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Investor Warrants, then the Investor Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” in which the holder shall be entitled to receive a net number of Class A Ordinary Shares determined according to the formula set forth in the Investor Warrants. On the expiration date, the Investor Warrants will be automatically exercised via cashless exercise.

Exercise Price. The exercise price of the Investor Warrants is $2.00 per Class A Ordinary Share, subject to adjustment as described below.

Exercise Limitation. A holder will not have the right to exercise any portion of the Investor Warrants if the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to issuance, 9.99%) of the number of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after notice is delivered to the Company.

Exercise Price Adjustment. The exercise price of the Investor Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Ordinary Shares. In addition, in the event of a share split, reverse share split, share dividend, bonus share issuance, share combination, recapitalization or other similar transaction (each, a “Share Combination Event”) and the lowest volume weighted average price during the five (5) consecutive Trading Days (as defined in the Investor Warrants) immediately preceding the Share Combination Event and ending five (5) consecutive Trading Days immediately after the Share Combination Event is less than the exercise price then in effect (after giving effect to the proportional adjustment), the exercise price shall be reduced to such lowest volume weighted average price.

Furthermore, the exercise price of the Investor Warrants is subject to full ratchet anti-dilution protection. If, at any time while the Investor Warrants are outstanding, the Company issues or sells (or is deemed to have issued or sold) any Class A Ordinary Shares or Ordinary Share Equivalents (as defined in the Investor Warrants) at a price per share less than the exercise price then in effect, the exercise price will be reduced to such lower price. These anti-dilution adjustments do not apply to certain exempt issuances, including issuances pursuant to employee stock option plans, securities issued upon exercise or conversion of outstanding securities, and securities issued in connection with acquisitions or strategic transactions approved by a majority of disinterested directors.

Exchange Listing. There is no established trading market for the Investor Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Investor Warrants on any national securities exchange or other trading market. Without a trading market, the liquidity of the Investor Warrants will be limited.

Participation Rights. If at any time we grant, issue or sell any ordinary share equivalents or rights to purchase shares, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of Class A Ordinary Shares (the “Purchase Rights”), the holder of the Investor Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Investor Warrants immediately before the record date for such Purchase Rights; provided, however, that to the extent that a holder’s right to participate in any such Purchase Right would result in such holder exceeding the beneficial ownership limitation, such holder shall not be entitled to participate in such Purchase Right to such extent and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation.

Pro Rata Distributions. During such time as the Investor Warrants remain outstanding, if we declare or make any dividend or other distribution of our assets to all (or substantially all) holders of Class A Ordinary Shares, by way of return of capital or otherwise, the holder of the Investor Warrants shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Investor Warrants immediately before the record date for such distribution.

Fundamental Transactions. If we effect any merger, consolidation, sale of all or substantially all of our assets, purchase offer, tender offer, exchange offer, reclassification, reorganization, recapitalization, compulsory share exchange, or stock purchase agreement or other business combination whereby another person or group acquires 50% or more of the outstanding Class A Ordinary Shares or 50% or more of the voting power of our ordinary equity (each, a “Fundamental Transaction”), then, upon any subsequent exercise of the Investor Warrants, the holder shall have the right to receive, for each Warrant Share (as defined in the Investor Warrants) that would have been issuable upon such exercise immediately prior to such Fundamental Transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Class A Ordinary Shares for which the Investor Warrants are exercisable immediately prior to such Fundamental Transaction. If holders of our Class A Ordinary Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Investor Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Investor Warrants following such Fundamental Transaction.

In the event of a Change of Control (as defined in the Investor Warrants), each holder will have the right to require us, or our successor, to purchase the Investor Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Investor Warrants on the date of the consummation of such Change of Control. The Black-Scholes value is calculated using the Black-Scholes Option Pricing Model obtained from Bloomberg, L.P., reflecting, among other things, (A) a risk-free interest rate corresponding to the U.S. Treasury rate for the period between the date of public announcement of the applicable Change of Control and the expiration date of the Investor Warrants, an (B) an expected volatility equal to the greater of the 30 day, 100 day and 365 day volatility and 100%, (C) an underlying price per share equal to the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration being offered in such Change of Control and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable Change of Control and ending on the Trading Day of the holder’s request, (D) a remaining option time equal to the time between the date of public announcement of the applicable Change of Control and the expiration date of the Investor Warrants, and (E) a zero cost of borrow.

Rights as a Shareholder. Except as otherwise provided in the Investor Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of an Investor Warrant will not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises such Investor Warrant.

DESCRIPTION OF PLACEMENT AGENT WARRANTS

In connection with the registered direct offering closed on June 18, 2026, we issued to FT Global or its designees warrants to purchase an aggregate of up to 111,000 Class A Ordinary Shares.

Exercisability. The Placement Agent Warrants are exercisable in full or in part at any time beginning from the date of the offering on or after December 15, 2026 (the 180th day following the date of issuance) and will terminate on the eighteen (18) month anniversary of the date of issuance. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Class A Ordinary Shares underlying the Placement Agent Warrants (and after the thirtieth (30th) calendar day anniversary of the date of issuance), then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” in which the holder shall be entitled to receive a net number of Class A Ordinary Shares determined according to the formula set forth in the Placement Agent Warrants.

Exercise Price. The exercise price of the Placement Agent Warrants is $2.40 per Class A Ordinary Share, subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Ordinary Shares.

Transfer Restrictions. The Placement Agent Warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of one hundred eighty (180) days following June 18, 2026, except to (i) FT Global Capital, Inc. or a placement agent or a selected dealer in connection with the offering, or (ii) a bona fide officer or partner of FT Global Capital, Inc. or of any such placement agent or selected dealer.

Exercise Limitation. A holder will not have the right to exercise any portion of the Placement Agent Warrants if the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to issuance, 9.99%) of the number of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after notice is delivered to the Company.

Exercise Price Adjustment. The exercise price of the Placement Agent Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Ordinary Shares. Unlike the Investor Warrants, the Placement Agent Warrants do not contain full ratchet anti-dilution protection or share combination event adjustments.

Fundamental Transactions. The Placement Agent Warrants contain provisions substantially similar to those of the Investor Warrants with respect to fundamental transactions and change of control events, including the right of each holder to require the Company, or its successor, to purchase the Placement Agent Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the Placement Agent Warrants upon consummation of a Change of Control (as defined in the Placement Agent Warrants).

Participation Rights. If at any time we grant, issue or sell any ordinary share equivalents or rights to purchase shares, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of Class A Ordinary Shares, the holder of the Placement Agent Warrants will be entitled to acquire the aggregate rights which the holder could have acquired if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of such Placement Agent Warrants immediately before the record date for such rights.

Pro Rata Distributions. If we declare or make any dividend or other distribution of our assets to all (or substantially all) holders of Class A Ordinary Shares, the holder of the Placement Agent Warrants shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Placement Agent Warrants immediately before the record date for such distribution.

Rights as a Shareholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Placement Agent Warrant will not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises such Placement Agent Warrant.

Exchange Listing. There is no established trading market for the Placement Agent Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Placement Agent Warrants on any national securities exchange or other trading market. Without a trading market, the liquidity of the Placement Agent Warrants will be limited.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share of a Cayman company except those which hold interests in land in the Cayman Islands and except where the relevant document or instrument is executed in or brought to the Cayman Islands, or produced before a Cayman Islands court.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

On March 17, 2017, the SAT promulgated the “Administrative Measures for Adjustment of Special Tax Investigation and Mutual Consultation Procedures” (SAT Practice Announcement No.6, 2017), which came into force on May 1, 2017), which provides that tax authorities have implemented special tax adjustment monitoring and management for enterprises through related declaration review, contemporaneous data management, profit level monitoring and other means. If an enterprise is found to have special tax adjustment risks, the tax authorities may serve a “Notice” to remind such enterprise of the tax risks. If an enterprise receives a special tax adjustment risk alert or finds that it has a special tax adjustment risk, it may adjust the supplementary tax on its own. If the enterprise adjusts the supplementary tax by itself, the tax authorities may still carry out special tax investigations and adjustments in accordance with the relevant provisions. If an enterprise requires the tax authorities to confirm special tax adjustment matters, such as the pricing principles and methods of related party transactions, the tax authorities shall initiate the special tax investigation procedures. It also stipulates that if the principle of independent transactions is not met, tax authorities may implement a special tax adjustment in the full amount of the amount deducted before tax under the following circumstances:

(1)	The enterprise and its affiliated parties transfer or accept the right to use intangible assets that do not bring economic benefits and collect or pay royalties;

(2)	The enterprise pays royalties to related parties that only own intangible assets but do not contribute to their value;

(3)	An enterprise establishes a holding company or a financing company overseas for the main purpose of financing and listing, and pays royalties to overseas affiliated parties only for the incidental benefits arising from the financing and listing activities;

(4)	The taxable income or income amount of the enterprise or its affiliated party is reduced because the payment or collection of the price of the labor service transaction between the enterprise and its affiliated party does not meet the principle of independent transactions; and

(5)	The enterprise pays fees to overseas related parties that fail to perform their functions, bear risks and have no substantial business activities.

Although we believe all our related party transactions, including all payments by our PRC Subsidiaries and consolidated affiliated entities to our non-PRC entities, are made on an arm’s-length basis and our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. We do not believe that Mingteng International meets all of the conditions above. Mingteng International is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its Board of Directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

However, if the PRC tax authorities determine that Mingteng International is a PRC resident enterprise for EIT purposes, we may be required to withhold a 20% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event that we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Mingteng International would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Mingteng International is treated as a PRC resident enterprise.

Provided that Mingteng International is not deemed to be a PRC resident enterprise, holders of our Class A Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed under these circulars. See “Risk Factors - Risks Relating to Doing Business in China - Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, holders who will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based upon our income and assets and the value of our Class A Ordinary Shares, we do not believe that we were a PFIC for the taxable years ended December 31, 2024 and 2023, and do not anticipate becoming a PFIC in the foreseeable future.

Although we do not believe that we were a PFIC for the taxable year ended December 31, 2024 and 2023 and do not anticipate becoming a PFIC in the foreseeable future, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market value of our Class A Ordinary Shares from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held our Class A Ordinary Shares.

The discussion below under “Dividends” and “Sale or Other Disposition of Class A Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event that we are deemed to be a resident enterprise under the PRC EIT Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult their tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the EIT Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. (See “Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares - People’s Republic of China Taxation”). In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long-term if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC “resident enterprise” under the EIT Law and gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. U.S. holders are advised to consult tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our Class A Ordinary Shares listed on Nasdaq, and provided that the Class A Ordinary Shares will be regularly traded on Nasdaq, a U.S. holder holds Class A Ordinary Shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Class A Ordinary Shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on our Class A Ordinary Shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our Class A Ordinary Shares. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION

Resale of PIPE Shares by PIPE Selling Shareholders

The Class A Ordinary Shares offered by this prospectus include up to 2,280,000 PIPE Shares being offered for resale by the PIPE Selling Shareholders identified herein. The PIPE Selling Shareholders, which herein includes donees, pledgees, transferees or other successors-in-interest selling Class A Ordinary Shares or interests in Class A Ordinary Shares received after the date of this prospectus from a PIPE Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Class A Ordinary Shares or interests in Class A Ordinary Shares on any stock exchange, market or trading facility on which our shares are traded or in private transactions. The PIPE Selling Shareholders may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the PIPE Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. These dispositions may be in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The sale of our Class A Ordinary Shares offered by this prospectus, which may involve crosses or block transactions, could be effected in one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date of this prospectus, to the extent permitted under applicable securities laws;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the PIPE Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The PIPE Selling Shareholders may also sell Class A Ordinary Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, provided they meet the criteria and conform to the requirements of that rule.

Broker-dealers engaged by the PIPE Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the PIPE Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

The PIPE Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of PIPE Selling Shareholders to include the pledgee, transferee or other successors-in-interest as PIPE Selling Shareholders under this prospectus. The PIPE Selling Shareholders also may transfer the Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Class A Ordinary Shares or interests therein, the PIPE Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The PIPE Selling Shareholders may also sell Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities.

The PIPE Selling Shareholders and any broker-dealers that act in connection with the sale of Class A Ordinary Shares hereunder will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Class A Ordinary Shares sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act. Each PIPE Selling Shareholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To the extent required by applicable law, the specific terms of any transaction involving the offer and sale of Class A Ordinary Shares, including the names of any broker-dealers or agents employed by the PIPE Selling Shareholders, any commission or discount paid or to be paid to them, and any other material information related to such transaction, will be set forth in a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

There can be no assurance that any PIPE Selling Shareholder will sell any or all of the Class A Ordinary Shares offered pursuant to this prospectus. In addition, a PIPE Selling Shareholder may transfer, devise or gift such shares by other means not described in this prospectus.

We will not receive any proceeds from the sale of Class A Ordinary Shares by the PIPE Selling Shareholders.

Issuance of Class A Ordinary Shares Upon Exercise of the Investor Warrants

The Class A Ordinary Shares offered by this prospectus also include up to 1,480,000 Class A Ordinary Shares issuable upon the exercise of the Investor Warrants. We will deliver Class A Ordinary Shares to the holders of the Investor Warrants upon exercise thereof, in whole or in part. We will not issue fractional Class A Ordinary Shares upon exercise of the Investor Warrants. Each Investor Warrant contains instructions for exercise. In order to exercise an Investor Warrant, the holder must deliver the information required by the applicable Investor Warrant, along with payment of the exercise price of US$2.00 per share if the exercise is being made on a cash basis, or by satisfying the net exercise formula set forth in the Investor Warrant if the exercise is being made on a cashless basis. Cashless exercise is available if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the underlying Class A Ordinary Shares. On the expiration date, the Investor Warrants will be automatically exercised via cashless exercise. We will then deliver our Class A Ordinary Shares in the manner described in the Investor Warrant. Following their issuance upon exercise of the Investor Warrants, the underlying Class A Ordinary Shares may be resold by the holders thereof in the same manner as the PIPE Shares described above.

We will receive proceeds from the exercise of the Investor Warrants to the extent such Investor Warrants are exercised on a cash basis. If all 1,480,000 Class A Ordinary Shares underlying the Investor Warrants are purchased on a cash basis, we would receive aggregate proceeds of approximately US$2,960,000. We will not receive any proceeds from the resale of Class A Ordinary Shares by the holders of the Investor Warrants.

Issuance of Class A Ordinary Shares Upon Exercise of the Placement Agent Warrants

The Class A Ordinary Shares offered by this prospectus also include up to 111,000 Class A Ordinary Shares issuable upon exercise of the Placement Agent Warrants.

We will deliver Class A Ordinary Shares upon exercise of the Placement Agent Warrants, in whole or in part. We will not issue fractional Class A Ordinary Shares. Each Placement Agent Warrant contains instructions for the exercise. In order to exercise a Placement Agent Warrant, the holder must deliver the information required by the applicable Placement Agent Warrant agreement, along with payment of the exercise price of US$2.40 per share, if the exercise price is being paid in cash, for the ordinary shares to be purchased. Cashless exercise is available if, after the thirtieth (30th) calendar day anniversary of the date of issuance, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the underlying Class A Ordinary Shares. The Placement Agent Warrants are not exercisable until December 15, 2026 (the 180th day following the date of issuance), and will expire on December 18, 2027. We will then deliver our Class A Ordinary Shares in the manner described in the applicable Placement Agent agreement. Following their issuance upon exercise of the Placement Agent Warrants, the underlying Class A Ordinary Shares may be resold by the holders thereof in the same manner as the PIPE Shares described above.

We will receive proceeds from the exercise of the Placement Agent Warrants to the extent such Placement Agent Warrants are exercised on a cash basis. If all 111,000 Class A Ordinary Shares underlying the Placement Agent Warrants are purchased on a cash basis, we would receive aggregate proceeds of approximately US$266,400. We will not receive any proceeds from the resale of Class A Ordinary Shares by the holders of the Placement Agent Warrants.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Selling Shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Regulation M

In connection with the sale of Class A Ordinary Shares, the Selling Shareholders and any participating broker-dealers may be deemed to be engaged in a distribution of such shares. Accordingly, the Selling Shareholders and any such broker-dealers are required to comply with the applicable provisions of Regulation M promulgated under the Exchange Act, which may limit the timing of purchases and sales of our Class A Ordinary Shares by the Selling Shareholders and any such broker-dealers. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. These restrictions may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

State Securities Laws

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Shareholder will sell any or all of the Class A Ordinary Shares offered pursuant to this prospectus.

Expenses and Indemnification

We will pay all expenses incurred in connection with the registration of the Class A Ordinary Shares covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, but excluding any selling commissions, discounts or other compensation payable to broker-dealers in connection with sales of Class A Ordinary Shares by the Selling Shareholders.

We have agreed to indemnify each of the Selling Shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act, in connection with this offering, or to contribute to payments that the Selling Shareholders may be required to make in respect of such liabilities. Each Selling Shareholder has agreed to indemnify us against liabilities arising from information furnished by such Selling Shareholder for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Mourant Ozannes (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Jiangsu Junjin Law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes (Cayman) LLP with respect to matters governed by the laws of the Cayman Islands and Jiangsu Junjin Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Mingteng International as of and for the year ended December 31, 2025 and December 31,2024, which are included in this prospectus, have been so included in reliance on the report of HTL International, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of HTL International, LLC is located at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

MINGTENG INTERNATIONAL CORPORATION INC.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Mingteng International Corporation Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Mingteng International Corporation Inc. (the “Company”) and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

April 30, 2026

MINGTENG INTERNATIONAL CORPORATION INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$1,452,992	$2,080,715
Short-term investments	177,982	-
Accounts receivable, net	4,962,425	4,171,809
Other receivables-bank acceptance notes, net	1,555,085	971,044
Advances to suppliers	48,351	122,456
Other receivables	50,281	15,690
Inventories, net	1,558,819	1,183,572
Contract costs, net	49,763	96,656
Total current assets	9,855,698	8,641,942

Non-current Assets
Property and equipment, net	4,895,479	3,857,200
Intangible assets	44,067	67,710
Operating lease right-of-use assets, net	1,115,209	38,133
Long-term investments	-	1,356,618
Other assets, non-current	15,345,231	-
Total non-current assets	21,399,986	5,319,661

Total Assets	$31,255,684	$13,961,603

LIABILITIES AND EQUITY
Current Liabilities
Short-term loans	$1,422,718	$1,391,130
Accounts payable	3,609,798	1,276,419
Other payables and other current liabilities	2,152,100	1,466,908
Income tax payable	292,848	362,734
Advance from customers	108,356	515,650
Amounts due to related parties	308,822	240,166
Current portion of lease liabilities	406,845	13,006
Total current liabilities	8,301,487	5,266,013

Non-current Liabilities
Deferred tax liabilities	173,195	221,551
Non-current portion of lease liabilities	727,228	20,408
Total non-current liabilities	900,423	241,959
Total liabilities	9,201,910	5,507,972

Commitments and contingencies

Shareholders’ Equity:
Ordinary shares (Par value $0.002 per share, 25,000,000 shares authorized, 34,198 shares issued and outstanding as of December 31, 2024)	-	68
Class A Ordinary shares (Par value $0.002 per share, 24,989,545 shares authorized, 101,275 issued and outstanding as of December 31, 2025)	202	-
Class B Ordinary shares (Par value $0.002 per share, 10,455 shares authorized, 10,455 issued and outstanding as of December 31, 2025)	21	-
Additional paid-in capital	22,832,075	7,620,339
Statutory reserves	465,572	465,572
Retained earnings (accumulated deficit)	(999,866)	787,211
Accumulated other comprehensive loss	(244,230)	(419,559)
Total shareholders’ equity	22,053,774	8,453,631

Total Liabilities and Shareholders’ Equity	$31,255,684	$13,961,603

*	Giving retroactive effect on the 200 to 1 reverse share split to the issued and outstanding Class A and Class B Ordinary Shares effected on January 26, 2026, all share and per share amounts presented in the accompanying consolidated financial statements have been retrospectively adjusted to reflect the reverse share split for all periods presented, unless otherwise indicated. (Note 12)

The accompanying notes are an integral part of these Consolidated Financial Statements.

MINGTENG INTERNATIONAL CORPORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended December 31,
	2025	2024
Revenues	$11,664,925	$10,120,257
Cost of revenues	(9,038,953)	(7,052,835)
Gross profit	2,625,972	3,067,422

Operating expenses:
Selling expenses	(167,906)	(150,418)
General and administrative expenses	(2,103,419)	(7,395,559)
Research and development expenses	(777,695)	(634,046)
Total operating expenses	(3,049,020)	(8,180,023)

Income (loss) from operations	(423,048)	(5,112,601)

Other income (expenses):
Government subsidies	114,057	651,267
Interest income	998	1,226
Interest expense	(38,690)	(36,769)
Other-than-temporary impairment	(1,356,618)	(1,121,382)
Other income (expense), net	(44,040)	19,183
Total other income (expenses), net	(1,324,293)	(486,475)

Income (loss) before income taxes	(1,747,341)	(5,599,076)

Provision for income taxes	(39,736)	(80,006)

Net income (loss)	$(1,787,077)	$(5,679,082)

Comprehensive income (loss)
Net income (loss)	$(1,787,077)	$(5,679,082)
Foreign currency translation adjustment	175,329	(37,187)
Total comprehensive income (loss)	$(1,611,748)	$(5,716,269)

Earnings (losses) per share
- Basic and diluted earnings per ordinary share	-	(194.28)
- Basic and diluted earnings per Class A Ordinary Share *	$(39.34)	$-
Weighted average number of ordinary shares outstanding
- Weighted average ordinary shares outstanding	-	34,198
- Weighted average Class A Ordinary Shares outstanding *	45,422	-

*	Giving retroactive effect on the 200 to 1 reverse share split to the issued and outstanding Class A and Class B Ordinary Shares effected on January 26, 2026, all share and per share amounts presented in the accompanying consolidated financial statements have been retrospectively adjusted to reflect the reverse share split for all periods presented, unless otherwise indicated. (Note 12)

The accompanying notes are an integral part of these Consolidated Financial Statements.

MINGTENG INTERNATIONAL CORPORATION INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares*		Class A Ordinary Shares*		Class B Ordinary Shares*		Additional Paid-in	Statutory	(Accumulated Deficit) Retained	Accumulated Other Comprehensive	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	reserves	earnings	(Loss) Income	Equity
Balance as of December 31, 2023	25,000	50	-	-	-	-	$897,308	$465,572	$6,466,293	$(382,372)	$7,446,851
Net loss	-	-	-	-	-	-	-		(5,679,082)	-	(5,679,082)
Foreign currency translation	-	-	-	-	-	-	-	-	-	(37,187)	(37,187)
Shares issued in connection with initial public offering	6,038	12	-	-	-	-	2,314,837	-	-		2,314,849
Exercise of Underwriter Warrants	60	-	-	-	-	-	-	-	-	-	-
Issuance of ordinary shares in connection with 2024 Equity Incentive Plan	3,100	6	-	-	-	-	4,408,194	-	-	-	4,408,200
Balance as of December 31, 2024	34,198	$68	-	$-	-	$-	7,620,339	465,572	787,211	(419,559)	8,453,631
Net loss	-	-	-	-	-	-	-		(1,787,077)	-	(1,787,077)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	175,329	175,329
Re-designation of authorized ordinary shares	(34,198)	(68)	23,743	47	10,455	21	-	-	-	-	-
Exercise of underwriter warrants	-	-	87	-	-	-	-	-	-	-	-
Issuance of Class A Ordinary shares	-	-	77,445	155	-	-	15,211,736	-	-	-	15,211,891
Balance as of December 31, 2025	-	$-	101,275	$202	10,455	$21	22,832,075	465,572	(999,866)	(244,230)	22,053,774

*	Giving retroactive effect on the 200 to 1 reverse share split to the issued and outstanding Class A and Class B Ordinary Shares effected on January 26, 2026, all share and per share amounts presented in the accompanying consolidated financial statements have been retrospectively adjusted to reflect the reverse share split for all periods presented, unless otherwise indicated. (Note 12)

The accompanying notes are an integral part of these Consolidated Financial Statements.

MINGTENG INTERNATIONAL CORPORATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(1,787,077)	$(5,679,082)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	582,643	515,982
Amortization of intangible assets	24,779	6,213
Amortization of right-of-use assets	128,427	1,031
Gain on short-term investments	(4,685)	-
Share-based compensation expenses	-	4,408,200
Impairment loss on long-term investments	1,356,618	1,121,382
Provision for impairment of inventory	85,646	55,510
Provision for impairment of contract costs	15,201	11,827
Allowance for credit losses	42,548	(6,650)
Deferred income tax	(52,534)	(21,916)
Loss on disposal of property and equipment	69,297	24,905
Changes in operating assets and liabilities:
Accounts receivable	(727,322)	(705,865)
Other receivables-bank acceptance notes	(553,016)	(511,554)
Advances to suppliers	75,453	196,125
Other receivables	(32,280)	28,631
Inventories	(428,455)	(39,787)
Contract costs	33,102	(109,388)
Accounts payable	1,538,831	75,993
Advances from customers	(412,310)	120,746
Other payables	(183,980)	7,696
Payroll payable	279,829	134,421
Taxes payable	(76,875)	662,925
Amounts due to related parties	62,193	3,422
Prepayment for lease related deposits	(35,000)	-
Change in operating lease liabilities	(105,115)	(5,794)
Net cash provided by (used in) operating activities	(104,082)	294,973

Cash flows from investing activities
Purchase of property and equipment	(1,006,113)	(945,918)
Purchase of intangible asset	-	(37,698)
Proceeds from disposal of property and equipment	47,451	28,083
Purchase of long-term investment	-	(2,478,000)
Prepayment for acquisition related deposits	(14,951,955)	-
Purchase of short-term investments	(1,995,134)	-
Maturities of short-term investments	1,824,679	-
Net cash used in investing activities	(16,081,072)	(3,433,533)

Cash flows from financing activities
Proceeds from short-term loans	2,799,992	1,404,163
Repayment of short-term loans	(2,799,992)	(280,833)
Proceeds from initial public offering, net	-	3,293,096
Payments of deferred offering costs	-	(264,950)
Proceeds from third party loans	310,598	-
Cash receipts from equity issuance, net of issuance cost	15,211,891	-
Principal payments under finance lease obligations	-	-
Net cash provided by (used in) financing activities	15,522,489	4,151,476

Effect of foreign exchange rate change on cash and cash equivalents	34,942	11,563
Net increase (decrease) in cash and cash equivalents	(627,723)	1,024,479
Cash and cash equivalents at the beginning of the year	2,080,715	1,056,236
Cash and cash equivalents at the end of the year	$1,452,992	$2,080,715

Supplemental disclosures of cash flow information:
Interest paid	$38,093	$36,769
Income taxes paid	$168,048	$113,108
Non-cash investing activities:
Right-of-use assets acquired under operating lease	$1,184,423	$39,526
Liabilities incurred for purchases of property and equipment	$745,665	$208,651
Liabilities incurred for purchase of intangible assets	$-	$36,859

The accompanying notes are an integral part of these Consolidated Financial Statements.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS DESCRIPTION

Mingteng International Corporation Inc. (“Mingteng International” or the “Company”) is a holding company incorporated under the laws of the Cayman Islands on September 20, 2021. It is a holding company with no business operations.

On November 4, 2021, Mingteng International formed its wholly-owned subsidiary, Mingteng International Hong Kong Group Limited (“Mingteng HK”) in Hong Kong. On September 6, 2022, Mingteng HK formed its wholly-owned subsidiary, Wuxi Ningteng Intelligent Manufacturing Co., Ltd. (“Ningteng WFOE”) in the People’s Republic of China (“PRC”).

Wuxi Mingteng Mould Technology Co., Ltd. (“Wuxi Mingteng Mould”) is a limited liability company incorporated on December 15, 2015 under the laws of the PRC. Wuxi Mingteng Mould is a wholly owned subsidiary of Ningteng WFOE and is the Company’s operating entity. Wuxi Mingteng Mould is primarily engaged in providing clients with comprehensive and personalized mold services and solutions in the PRC, including mold design and development; mold production, repair, testing and adjustment.

On April 22, 2024, Mingteng International completed its initial public offering on the Nasdaq Stock Market, issuing 5,250 ordinary shares with a nominal or par value of $0.002 per share and offering price at $800.00 per share, with gross proceeds of $4.20 million. On May 10, 2024, Mingteng International issued additional shares of 788, which related to the over-allotment arrangement, with nominal or par value of $0.002 per share and offering price at $800.00 per share, with gross proceeds of $0.63 million. After deducting underwriting discounts, offering expenses and deferred offering costs, the Company received total net proceeds of $3,293,096.

Mingteng International’s current corporate structure is as follows:

Mingteng International conducts all of its operations in China through its operating subsidiary, Wuxi Mingteng Mould.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the assessment of the allowance for credit losses, the allowance for inventory and contract costs provision, useful lives of property and equipment, the recoverability of long-lived assets and long-term investments, provision necessary for contingent liabilities. Actual results could differ from those estimates.

Cash and cash equivalents

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks. The Company considers all highly liquid investments that are readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. The Company maintains its bank accounts in Mainland China, Hong Kong and Cayman Islands. On May 1, 2015, China’s new Deposit Insurance Regulation became effective, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. The insurance limit is RMB 500,000 (approximately $71,136) for each bank account.

Short-term investments

All highly liquid investments with maturities of greater than three months, but less than twelve months, are classified as short-term investments. Short-term investments primarily include investments in fixed deposits with maturities within six months.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable, net

Accounts receivables are stated at the original amount less an allowance for credit loss. Accounts receivables are recognized in the period when the Company has provided products or services to its customers and when its right to consideration is unconditional. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company has developed a current expected credit loss (“CECL”) model based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. The Company considers historical collection rates, current financial status, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Accounts receivable balances are written off after all collection efforts have been exhausted.

Current expected credit losses

On January 1, 2023, the Company adopted ASC 326, Financial Instruments-Credit Losses, which requires recognition of allowances upon origination or acquisition of financial assets at an estimate of expected credit losses over the contractual term of the financial assets (the current expected credit loss or the “CECL” model) using the modified retrospective transition method.

The Company’s financial assets subject to the CECL model mainly include accounts receivable, bank acceptance notes and other receivables and deposits in other assets, non-current.

For accounts receivable and bank acceptance notes, the Company estimates the loss rate based on historical experience, the age of the receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. For other receivables and other assets, non-current, the Company reviews other receivables and other assets, non-current on a periodic basis and makes allowances on an individual basis when there is doubt as to the collectability. Receivables are written off after all collection efforts have been exhausted.

For the years ended December 31, 2025 and 2024, allowance of credit losses made by the Company were mainly generated from accounts receivable.

Bank acceptance notes

Bank acceptance notes generally due within six months and with specific payment terms and definitive due dates, are comprised of the notes issued by some customers to pay certain outstanding receivable balances to the Company. Bank acceptance notes do not bear interest. From time to time, the Company endorses bank acceptance notes receivable to its suppliers as payment of material purchase. The bank acceptance notes receivable is considered sold and derecognized from balance sheets when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the note receivables, and the Company has surrendered control over the transferred note receivable. If the Company does not surrender control, the cash received from the purchaser is accounted for as a secured borrowing.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide goods or services to the Company or refund an advance. For the years ended December 31, 2025 and 2024, there was no allowance of advances to suppliers.

Inventories, net

Inventories consist of raw materials, work in process and finished goods, and are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company periodically evaluates its inventories and will record an allowance for inventories that are either slow-moving, may not be saleable or whose cost exceeds its net realizable value. For the years ended December 31, 2025 and 2024, the Company made provision for inventory obsolescence of $85,646 and $55,510, respectively.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and equipment, net

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterments that extend the useful life of fixed assets are capitalized as additions to the related assets. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value of 0%-5%:

Category	Estimated useful lives
Electronic equipment	3-5 years
Vehicles	5 years
Machinery and equipment	5-10 years
Leasehold improvements	Over the shorter of lease term or the estimated useful lives of the assets

Intangible assets

Intangible asset is software license, which are purchased from a third party and initially recorded at cost and amortized on a straight-line basis over the service term of 3 years. The amortization for intangible asset amounted to $24,779, and $6,213 for the years ended December 31, 2025 and 2024, respectively.

Estimated useful lives for intangible asset as follows:

Category	Estimated useful lives
License	3 years

Impairment of long-lived assets

Long-lived assets of the Company are reviewed for impairment in accordance with ASC 360, “Property, Pant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

For the years ended December 31, 2025 and 2024, no impairment charges were recognized.

Long-term investment

The Company’s equity investments without readily determinable fair value are a long-term investment in an unlisted company. For equity securities without readily determinable fair value and do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to estimate fair value using the net asset value per share (or its equivalent) of the investment, the Company elected to use the measurement alternative under ASC 321, Investments — Equity Securities (“ASC 321”) to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. These investments are measured at fair value on a nonrecurring basis when an orderly transaction for identical or similar investments of the same issuer was identified or when there are events or changes in circumstances that may have a significant adverse effect. The non-recurring fair value measurements to the carrying amount of an investment usually requires management to estimate a price adjustment for the different rights and obligations between a similar instrument of the same issuer with an observable price change in an orderly transaction and the investment held by the Company. The valuation methodologies involved require management to use the observable transaction price at the transaction date and other unobservable inputs (level 3).

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company makes a qualitative assessment of whether the equity investments are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in the statements of operations and comprehensive (loss) income equal to the difference between the carrying value and fair value.

Deferred offering costs

Deferred offering costs are expenses directly related to the Company’s initial public offering (“IPO”). The deferred offering costs were offset against the IPO proceeds and reclassified to additional paid-in capital upon completion of the IPO in April 2024.

Fair value of financial instruments

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Authoritative literature provides a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures, which establishes a three-tier fair value hierarchy, and prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 - inputs to the valuation methodology are unobservable.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, bank acceptance notes, other receivables, short-term loans, accounts payable, other payables, and amounts due to related parties approximate their recorded values due to their short-term maturities. The fair value of longer-term leases approximates their recorded values as their stated interest rates approximate the rates currently available.

The Company’s non-financial assets, such as property and equipment and intangible assets would be measured at fair value only if they were determined to be impaired. When there is impairment of equity investments accounted for under the measurement alternative, the non-recurring fair value measurements are measured at the date of impairment. Estimating the fair value of the equity investment without observable market prices is highly judgmental due to the subjectivity of the unobservable inputs (level 3) used in the valuation methodologies used to determine fair value.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases

The Company accounts for leases following FASB ASC 842, Leases (“Topic 842”). The Company leases properties from property owners. In evaluating whether an agreement constitutes a lease. The Company reviews the contractual terms to determine which party obtains both the economic benefits and control of the assets at the inception of the contract. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease at the commencement date of a lease.

The Company recognizes a lease liability for future fixed lease payments and a right-of-use (“ROU”) asset representing the right to use the underlying asset for the lease term. The lease term is based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Company will exercise the option. Lease liabilities are recognized at commencement date based on the present value of fixed lease payments over the lease term using the rate implicit in the lease, if available, or the Company’s incremental borrowing rate. As its leases do not provide an implicit borrowing rate, the Company uses an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. Current maturities of operating lease liabilities are classified as operating lease liabilities, current in the Company’s consolidated balance sheets. Most leases have initial terms ranging from 1 to 3 years. Besides, the Company’s lease payments are fixed. Lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. The Company’s lease agreements do not contain any significant residual value guarantees or restricted covenants. The ROU assets are measured at the amount of the lease liabilities with adjustments, if applicable, for lease prepayments made prior to or at lease commencement, initial direct costs incurred by the Company, deferred rent and lease incentives. The Company evaluates the carrying value of ROU assets if there are indicators of impairment and reviews the recoverability of the related asset group.

The Company reassesses of a contract is or contains a leasing arrangement and re-measures ROU assets and liabilities upon modification of the contract. The Company will derecognize ROU assets and liabilities, with a difference recognized in the income statement on the contract termination.

Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of lease liabilities, and non-current portion of lease liabilities, on the Company’s consolidated balance sheets.

Revenue recognition

The Company accounts for revenue recognition under FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, Revenue from Contracts with Customers, the Company recognizes revenue to represent the transfer of products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of the product or the benefit of the services transfers to the customer. Under the guidance of ASC 606, the Company is required to (a) identify the contract with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the Company satisfies its performance obligations.

The Company’s main business income is divided into three categories, one is mold production, that is, contracts are signed to sell molds widely used in automobiles, valves, water pumps and other industries according to the customer’s needs. Second is mold repair, which provides customers with mold repair service, or provides sales of mold components. Last is providing customers with machining services, using the Company’s remaining capacity to provide customers with external processing services. Revenues represent the amount of consideration that the Company is entitled to in exchange for the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). Consistent with the criteria of ASC 606, the Company recognizes revenue when the performance obligation in a contract is satisfied by transferring the control of promised goods or services to the customer. The Company elect to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation, of which was expensed as incurred and amounted to $103,817 and $91,001 for the years ended December 31, 2025 and 2024, respectively.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mold production:

The Company signs contracts with customers and provides products according to the sales contract or sales list. The clients check the quantity and quality of products received and then issue confirmation as proof of payment. Certain clients may also test the finished products as part of the confirmation process. Revenue is recognized when the Company receives the confirmation of product acceptance.

The Company provides design and production services according to the sales contract or lists. The Company then transports the finished products when clients give their order.

The design services are inseparable from project sales. A mold production contract may include two or more machine components, but all components are customized according to customer requirements. These components need to be combined under the guidance of design plans to produce qualified products to meet the needs of clients. Therefore, these services are highly interdependent and are never transferred to the customer on their own. Customers do not have the option to purchase these services separately principally due to the customization of each project. Accordingly, these services are not considered separate performance obligations, and no revenue is associated with these services under ASC 606 until the point in time when the product is completed and delivered, and client confirmation is received.

The Company provides maintenance services and according to the contracts the clients do not have the option to purchase these services separately. The promised warranty does not provide the clients with a service in addition to the assurance that the product complies with agreed-upon contract specifications and is considered an assurance warranty. The maintenance services and the warranty are not considered separate performance obligations, and no revenue is associated with these services under ASC 606. Historically, the Company has not experienced material costs for quality assurance and, therefore, does not believe an accrual for these costs is necessary.

Mold repair:

The Company signs contracts with customers and provides repair services according to the contract or list and charges a certain fee. Revenue is recognized only after the repair service has passed the customer’s inspection.

Machining services:

The Company signs contracts with customers and provides machining services and charges a certain fee. The Company identifies the fulfillment of its obligation when transferring the products and getting confirmation from customers to issue the VAT invoice at which time revenue is recognized.

The following table presents revenues by major revenue types for the years ended December 31, 2025 and 2024, respectively:

	For the Year Ended December 31,
	2025	2024
Mold production	$7,562,777	$6,872,483
Mold repair	1,102,217	1,103,741
Machining services	2,999,931	2,144,033
Total	$11,664,925	$10,120,257

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contract Balances

The Company classifies its right to consideration in exchange for services or products transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Company recognizes accounts receivable in its consolidated balance sheets when it performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Company has transferred services or products to the customer before payment is received or is due, and the right to consideration is conditional on future performance or other factors in the contract. As of December 31, 2025 and 2024, the Company had no contract assets.

The Company capitalizes incremental costs incurred to fulfill contracts that (1) relate directly to the contract, (2) are expected to generate resources that will be used to satisfy the performance obligation under the contract, and (3) are expected to be recovered through revenue generated under the contract. The compensation expenses of workforce hired and depreciation of certain equipment and overheads for the purpose of providing certain machining services are considered incremental costs to fulfill the contracts. These contract costs are recorded as cost of revenues upon the recognition of the related revenues. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. As of December 31, 2025 and 2024, the Company had deferred contract costs of $49,763 and $96,656, respectively. Impairment for contract costs amounted to $15,201 and $11,827 for the years ended December 31, 2025 and 2024, respectively.

Contract liabilities are recognized if the Company receives consideration prior to satisfying the performance obligations, which are customer advances. The consideration received from customers related to the remaining arrangements are included in advance from customer balance.

As of December 31, 2025 and 2024, advance from customers amounted to $108,356 and $515,650, respectively. During the years ended December 31, 2025 and 2024, the Company recognized revenue that were previously deferred as contract liabilities amounted to $515,650 and $399,735, respectively.

Cost of revenues

Cost of revenues consists of the cost of raw material, direct labor and manufacturing costs. During the production process, the production department records the material consumption quantity and production hours of each order. Raw material cost is allocated according to the consumption of the material. Direct labor and manufacturing costs are allocated according to the production hours.

Selling expenses

Selling expenses primarily consist of (i) marketing promotion expenses to attract or retain consumers and increase company’s visibility, and labor costs and expenses for the salesman; and (ii) traveling expenses for the staffs. The marketing promotion expenses amounted to $56,000 and $30,892 for the years ended December 31, 2025 and 2024, respectively.

Research and development expenses

Research and development (“R&D”) expenses include costs directly attributable to the conduct of R&D projects, including the cost of salaries and use of raw materials. Such projects include the research and development of adjustable casting molds for automotive parts. All costs associated with research and development are expensed as incurred.

General and administrative expenses

General and administrative expenses consist primarily of costs of salary and welfare for our general administrative and management staff, consulting fees, depreciation expenses, professional fees, meals and entertainment, office expenses, business travel expenses, additional expenses for public offering, and other miscellaneous expenses incurred in connection with general operations.

Government subsidies

Government subsidies refer to the monetary assets that a company obtains from the government for free. The government subsidies received by Wuxi Mingteng Mould mainly include high-tech enterprise recognition bonuses. The Company believes that these government subsidies are not related to daily business activities and are treated as other income.

Government subsidies for the years ended December 31, 2025 and 2024, were $114,057 and $651,267, respectively.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

Mingteng International’s subsidiaries in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No taxable income was generated outside the PRC for the years ended December 31, 2025 and 2024. Current income taxes are provided on the basis of net (loss) income for financial reporting purposes and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and are determined by applying enacted statutory tax rates that will be in effect in the period in which the temporary differences are expected to reverse to the temporary differences between the financial statements’ carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset deferred tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity.

A valuation allowance is provided to reduce the amount of deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred income tax assets will not be realized. The effect on deferred income taxes arising from a change in tax rates is recognized in the consolidated statements of comprehensive (loss) income in the period of change.

The Company applies a “more likely than not” recognition threshold in the evaluation of uncertain tax positions. The Company recognizes the benefit of a tax position in its consolidated financial statements if the tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes in facts, circumstances and new information may require the Company to adjust the recognition and measurement estimates with regard to individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and reassessed. Adjustments, if required, are recorded in the Company’s consolidated financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. The Company records interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively. As of December 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions.

Value added tax

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and the VAT rate is 13%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by Mingteng International’s subsidiaries in the PRC have been and remain subject to examination by the tax authorities for five years from the date of filing.

(Losses) earnings per share

Mingteng International computes (losses) earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing the (loss) income available to ordinary shareholders of Mingteng International by the weighted average ordinary shares outstanding during the period. Class B shares were excluded from the calculation of earnings per share because they do not possess any economic interests. Diluted net (losses) earnings per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under the treasury stock method. Potential ordinary shares include warrants, unless they were anti-dilutive. The computation of diluted net (losses) earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. a decrease in loss per share amounts or an increase in earnings per share amounts) on net (loss) income per share.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants

The accounting treatment of warrants issued is determined pursuant to the guidance provided by ASC 470, Debt (“ASC 470”), ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”), as applicable. Each feature of freestanding financial instruments including, without limitation, any rights relating to subsequent dilutive issuances, equity sales, rights offerings, conversions, optional redemptions and dividends are assessed with determinations made regarding the proper classification in the Company’s consolidated financial statements.

Shock-based compensation

Share based awards granted to employees are accounted for under ASC 718, “Compensation—Stock Compensation”, which requires that such equity awards granted to employees be measured based on the grant date fair value and recognized as compensation expense immediately at grant date if no vesting conditions are required.

Comprehensive (loss) income

Comprehensive (loss) income consists of two components, net income and other comprehensive (loss) income. Other comprehensive (loss) income refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive (loss) income consists of foreign currency translation adjustments from the Company’s PRC subsidiaries not using U.S. dollar as their functional currency.

Foreign currency translation

The functional currency of Mingteng International’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The consolidated financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in its functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of the operations of the Company.

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements, representing exchange rate of the People’s Bank of China (PBOC):

	As of December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Foreign currency	Balance Sheet	Balance Sheet	Profit/Loss	Profit/Loss
RMB:1USD	7.0288	7.1884	7.1429	7.1217

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant risks

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of Mingteng International and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB 500,000 (approximately $71,136) for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents and short-term investments are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

The total bank deposit balance was $1,450,516, and the bank deposit balance of Mingteng International amounted to $27,014 as of December 31, 2025. The total bank deposit balance was $2,076,738, and the bank deposit balance of Mingteng International was $171,327 as of December 31, 2024. Total amounts in excess of the insurance coverage were $1,256,549 and $1,884,691 as of December 31, 2025 and, 2024, respectively.

The functional currency and the reporting currency of the Company is USD, while the functional currency of the Company’s PRC subsidiaries is RMB. Since July 21, 2005, RMB has been permitted by the PRC government to fluctuate within a managed band against a basket of certain foreign currencies. The depreciation of the USD against the RMB was 2.22% for the year ended December 31,2025 and the appreciation of the USD against the RMB was 1.49% for the year ended December 31, 2024. Any significant revaluation of RMB may materially and adversely affect the cash flows, operating results and financial position of the Company. As a result, the depreciation of the USD against RMB would result in foreign currency translation gain when translating the net assets of the Company from RMB into USD.

Concentration and credit risk

Currently, all the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, other receivables-bank acceptance notes. A portion of the Company’s sales are credit sales which are to the customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company conducts credit evaluations of its customers and generally does not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and the risks due to changes in interest rates are not material. The Company has not used any derivative financial instruments to manage the Company interest rate risk exposure.

Other uncertainty risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

Employee benefits

Pursuant to the relevant laws and regulations of the PRC, the Company’s subsidiaries in mainland China participate in a defined contribution of basic pension insurance in the social insurance system established and managed by government organizations. The Company makes contributions to basic pension insurance plans based on the applicable benchmarks and rates stipulated by the government. Basic pension insurance contributions are charged to costs of revenues and operating expenses as the related services are rendered by the employees. Employee social benefits included as costs of revenues and operating expenses were $489,212 and $332,937 for the years ended December 31, 2025 and 2024, respectively.

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Recent Accounting Pronouncements Adopted

In November 2023, the FASB issued ASU 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. The Company adopted this standard for its financial statements for the year ended December 31, 2024 and applied this standard retrospectively for all prior periods presented in the financial statements. ASU 2023-07 has no material impact on the Company’s unaudited consolidated financial statements.

Recent Accounting Pronouncements Issued but not yet Adopted

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topics 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). The amendments in this update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this update or (2) retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income—Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive (loss) income and cash flows.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable, net consisted of the following:

	As of December 31,
	2025	2024
Trade accounts receivable	$5,022,167	$4,187,946
Less: allowance for credit losses	(59,742)	(16,137)
Accounts receivable, net	$4,962,425	$4,171,809

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The movement of allowance of credit losses is as follows:

	For the Years Ended December 31,
	2025	2024
Balance at the beginning of the year	$(16,137)	$(23,064)
Reversal (provision) during the year	(42,548)	6,650
Foreign exchange difference	(1,057)	277
Balance at end of the year	$(59,742)	$(16,137)

NOTE 4 - INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2025	2024
Raw material	$96,982	$54,163
Work in process	199,127	230,646
Goods in transit	1,424,186	971,550
Inventories provision	(161,476)	(72,787)
Total inventories	$1,558,819	$1,183,572

The movement of provision for inventory was as follows:

	For the Years Ended December 31,
	2025	2024
Balance at the beginning of the year	$(72,787)	$(18,058)
Provision during the year	(85,646)	(55,510)
Foreign exchange difference	(3,043)	781
Balance at end of the year	$(161,476)	$(72,787)

The goods in transit to customers are still included in the inventory until the customer inspected and confirmed acceptance. Once obtaining the customer’s acceptance notice, the balance of goods in transit will be recognized in cost of revenues.

NOTE 5 - LONG-TERM INVESTMENT

The total carrying value of equity investments without readily determinable fair value that do not qualify for the NAV practical expedient held as of December 31, 2025 and 2024 were as follows:

	As of December 31,
	2025	2024
Initial cost basis	$2,478,000	$2,478,000
Cumulative impairment	(2,478,000)	(1,121,382)
Total carrying value	$-	$1,356,618

In May 2024, the Company signed equity transfer agreements with Ms. Li Yulan, an unrelated third party to the Company, who owned 90% equity interest in a private company, Planty Holding Limited (“Planty”), to acquire an aggregate of 24.78% equity interest in Planty with a total consideration of $2,478,000. The transaction was completed on August 28, 2024. After acquiring the ownership in Planty, the Company owned 24.78% equity interest in the equity of Planty, while Ms. Li Yulan and another unrelated third party owned 65.22% and 10% of the equity interests in Planty, respectively. Ms. Li Yulan is the sole executive director of Planty.

The Company’s initially assessed whether its investment in Planty qualified under ASC 323, Investments – Equity Method and Joint Ventures (“ASC 323”). The Company’s equity interest in Planty has the same rights and obligations as the other two investors and meets the definition of common stock as specified in ASC 323-10-15-13. The Company then assessed whether it can exercise significant influence over the other owners of Planty and concluded that it cannot exercise significant influence over Planty according to ASC 323-10-15-10, due to the following: 1) majority ownership of the investee is concentrated by a single shareholder, Ms. Li Yulan who operates Planty without regard to the views of other investors; and 2) the Board of Planty is also controlled by Ms. Li Yulan since she is the only executive director.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company finally considered that its equity investment in Planty, as a private company without readily determinable fair value and does not qualify for the NAV practical expedient in accordance with ASC 820, and elected to use the measurement alternative to measure the investment at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any in accordance with ASC 321.

The Company evaluated the impairment indicators as described in ASC 321-10-35-3 at each reporting date and estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the entity has to recognize an impairment loss in net income equal to the difference between the carrying value and fair value. During the year ended December 31, 2025, the Company had some disputes with Planty and the original investment and operation plan was no longer executed by Planty, which indicated severe adverse impact on the anticipated profitability of Planty, and the Company evaluated such situation and concluded that the fair value of the investment would be wrote down to zero. As a result, impairment charges recognized on equity investments without readily determinable fair value were $1,356,618 and $1,121,382 for the years ended December 31, 2025 and 2024, respectively.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of December 31,
	2025	2024
Mechanical equipment	$6,250,038	$5,182,648
Leasehold improvements	303,418	-
Electronic equipment	76,359	36,360
Vehicles	350,738	342,950
Subtotal	6,980,553	5,561,958
Less: accumulated depreciation	(2,085,074)	(1,704,758)
Property and equipment, net	$4,895,479	$3,857,200

For the years ended December 31, 2025 and 2024, depreciation expense amounted to $582,643 and $515,982, respectively.

For the year ended December 31, 2025, the Company disposed of fixed assets with a net carrying value of $116,748. These fixed assets were sold for proceeds of $47,451, resulting in a disposal loss of $69,297.

For the year ended December 31, 2024, the Company disposed of fixed assets with a net carrying value of $52,988. These fixed assets were sold for proceeds of $28,083, resulting in a disposal loss of $24,905.

NOTE 7 – OTHER ASSETS, NON-CURRENT

Other assets, non-current consisted of the following:

	As of December 31,
	2025	2024
Prepayment for acquisition related deposit	$15,194,628	$-
Deposit for lease	35,568	-
Prepayment for the construction and equipment	115,035	-
Total other assets, non-current	$15,345,231	$-

In 2025, the Company entered into an investment service agreement with a third-party consulting firm to source, evaluate, and manage potential investment opportunities on the Company’s behalf. In accordance with the agreement, the Company is required to place a refundable deposit with the consulting firm in connection with prospective acquisition transactions. During the year ended December 31, 2025, the Company remitted a deposit of $15,194,628 to facilitate the identification, evaluation, and execution of potential acquisitions. The amount has been recorded as a deposit and will be recognized as part of the purchase consideration upon the successful completion of an acquisition.

As of December 31, 2025, no business combination has been completed and the related acquisition activities remain in progress. Accordingly, the balance continues to be presented as a deposit. The Company will reclassify the deposit as part of the consideration transferred upon execution of a definitive agreement and the transfer of the related rights and obligations.

The deposit does not constitute an equity investment, loan, or capital contribution to the consulting firm. The consulting firm has no ownership, beneficial interest, or economic rights with respect to the deposited funds. The Company retains control over the use of the funds, and any unused portion is contractually refundable upon demand in accordance with the terms of the agreement.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company assesses the recoverability of the deposit on an ongoing basis, taking into consideration the status of the underlying acquisition activities and the financial condition and performance of the consulting firm. As of the reporting date, management has concluded that the deposit is fully recoverable, and no impairment loss has been recognized.

NOTE 8 - LEASES

On September 1, 2025, the Company entered into a lease agreement with Wuxi Zhengxiyi Technology Co., Ltd., to lease approximately 12,644 square feet of plant and office space in Wuxi. The lease term is for 39 months with monthly rent of $32,027 (Excluding VAT), and with the first three months being rent-free.

Operating lease expenses, which excluded short-term lease expenses were $143,888 and $1,150 for the years ended December 31, 2025 and 2024, respectively. Short-term lease expenses were $154,703 and $154,814 for the years ended December 31, 2025 and 2024, respectively.

Amounts recognized in the consolidated balance sheets are as follows:

	As of December 31,
	2025	2024
Operating lease right-of-use assets	$1,115,209	$38,133
Operating lease liabilities, current	406,845	13,006
Operating lease liabilities, non-current	727,228	20,408
Total operating lease liabilities	$1,134,073	$33,414

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

	December 31, 2025	December 31, 2024
Weighted-average remaining operating lease term	2.9	2.9

Weighted-average operating discount rate	3.5%	3.6%

The following table summarizes the maturity of lease liabilities as of December 31, 2025:

12 months ending December 31,	Amount
2026	$441,379
2027	433,542
2028	319,279
Total lease payments	1,194,200
Less: imputed interest	(60,127)
Total lease liabilities	$1,134,073

NOTE 9 - SHORT-TERM LOANS

As of December 31, 2025 and 2024, the loans were for working capital and capital expenditures. Loans consisted of the following:

Creditor	Interest rate	Issuance Date	Maturity date	As of December 31, 2025	As of December 31, 2024
Wuxi Branch of Bank of China	3.7%	2023/2/28	2024/2/27	-	-
Wuxi Branch of Bank of China	2.95%	2024/2/21	2025/2/20	-	1,391,130
Wuxi Branch of Bank of China*	3.30%	2025/2/18	2026/2/17	-	-
Wuxi Branch of Bank of China	2.30%	2025/12/18	2026/12/17	1,422,718	-
Total				$1,422,718	$1,391,130

*	On February 18, 2025, Wuxi Mingteng Mould entered into a short-term loan agreement with Bank of Jiangsu with principal amount of RMB 10 million (approximately $1.4 million), with an annual interest rate of 3.30% and maturity date as of February 17, 2026, the Company repaid the loan in advance on December 18, 2025.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - OTHER PAYABLES AND OTHER CURRENT LIABILITIES

Other payables and other current liabilities consisted of the following:

	As of December 31,
	2025	2024
Other tax payable(1)	754,260	805,702
Payroll payable	897,079	601,032
Loans from third parties(2)	310,497	-
Accrued expenses	190,264	60,174
Total other payables and other current liabilities	$2,152,100	$1,466,908

(1)	Other taxes payable primarily represent personal income tax liabilities arising from the distribution of share-based compensation, amounting to $746,205 and $729,637 as of December 31, 2025 and 2024, respectively.

(2)	On May 27, 2025, the Company borrowed a loan from a third party amounted to $100,000 with a maturity date as at November 26, 2025. The interest rate of the loan was 1% per month. The Company repaid the loan in January 2026.

On February 25, 2025, the Company borrowed an interest-free loan from a third party amounted to $90,000 with a maturity date as at February 24, 2026. On November 5, 2025, the Company borrowed an interest-free loan from a third party amounted to $120,000 with a maturity date as at November 4, 2026. The loan is interest-free and the effect of discounting the principal amount using an imputed interest rate is immaterial to the financial statements.

NOTE 11 - RELATED PARTY TRANSACTIONS

The table below sets the major related parties and their relationships with the Company:

Name of related parties	Relationship with the Company
Yingkai Xu	Serving as a shareholder, CEO and Chairman of the Board of Directors of Mingteng International, as well as the husband of the board member, Jingzhu Ding.
Jingzhu Ding	Serving as a shareholder and Director of Mingteng International, wife of the CEO and Chairman.
Wuxi Kaiteng Mold Factory	Ms. Jingzhu Ding owns 100% equity interest.
Wuxi Diang Trading Co., Ltd.	Mr. Yingkai Xu owns 40% equity interest.

Significant transactions with related parties were as follows:

	For the Years Ended December 31,
	2025	2024
Purchase from related parties:
Wuxi Kaiteng Mold Factory(1)	$380,388	$268,408
Wuxi Diang Trading Co., Ltd(2)	-	730,165
Subtotal	$380,388	$998,573

(1)	The Company purchases processing services from Wuxi Kaiteng Mold Factory.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Transactions with Wuxi Diang Trading Co., Ltd represented loans from Wuxi Mingteng Mould in order to temporarily support the working capital of Wuxi Diang Trading Co., Ltd. The loan was signed with a series of contracts and is non-interest bearing. The term of the loan was six months, as of December 31, 2024, Wuxi Diang Trading Co., Ltd had fully repaid the loans according to the contracts.

	For the Years Ended December 31,
	2025	2024
Sales of machinery and equipment to related parties:
Wuxi Kaiteng Mold Factory*	$36,920	$-
Subtotal	$36,920	$-

*	The Company sold mechanical equipment to Wuxi Kaiteng Mold Factory

The following table summarized related party balances as of December 31, 2025, and 2024:

	As of December 31,
	2025	2024
Amounts due to related parties
Wuxi Kaiteng Mold Factory	$308,822	$240,166
Subtotal	$308,822	$240,166

Amounts due to Wuxi Kaiteng Mold Factory represent amounts provided for processing services that the Company purchased from Wuxi Kaiteng Mold Factory.

NOTE 12 - SHAREHOLDERS’ EQUITY

(a) Reverse share split

The Company effected reverse share splits of its ordinary shares at ratios of 1-for-200 on January 26, 2026 (“2026 Reverse Share Split”). The reverse share split on January 26, 2026 occurred subsequent to the fiscal year end. All share numbers and per-share data presented in this consolidated financial statements and related notes have been retroactively adjusted to reflect the cumulative effect of these reverse share splits.

As a result of the Reverse Stock Split, the par value of the Class A Ordinary shares and Class B Ordinary shares will be increased to $0.002 per share with the number of authorized shares reduced to 24,989,545 Class A Ordinary shares and 10,455 Class B Ordinary shares, respectively, and the number of outstanding ordinary shares as of December 31, 2025 will be reduced to 101,275 Class A Ordinary shares and 10,455 Class B Ordinary shares.

(b) Ordinary shares

Mingteng International was incorporated in the Cayman Islands on September 20, 2021. As of December 31, 2025, Mingteng International was authorized to issue 24,989,545 Class A Ordinary shares and 10,455 Class B Ordinary shares at par value of $0.002.

In accordance with the relevant PRC laws and regulations, Mingteng International’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profits as reported in accordance with PRC accounting standards. Mingteng International’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to a statutory reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each entity in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations. As of December 31, 2022, statutory reserves had reached 50% of their respective registered capital amounted to $465,572 and remained unchanged since then.

On April 22, 2024, Mingteng International completed its initial public offering on the Nasdaq Stock Market, issuing 5,250 Ordinary Shares with a par value of $0.002 per share and offering price at $800.00 per share, with gross proceeds of $4.20 million. On May 10, 2024, additional shares of 788 were issued related to the over-allotment arrangement, par value of $0.002 per share and offering price at $800.00 per share, with gross proceeds of $0.63 million. After deducting underwriting discounts, offering expenses and deferred offering costs, the Company received total net proceeds of $3,293,096.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the initial public offering and the subsequent over-allotment offering, the Company also issued warrants to underwriters for the Ordinary shares purchase option.

From April 2024 to May 2024, in connection with the initial public offering and the subsequent over-allotment offering, Warrants were granted to underwriters to purchase up to 262 Ordinary shares and 40 Ordinary shares, respectively, at $960 per share, which were exercisable from October 14, 2024 to April 17, 2029. The warrants can be purchased in cash or via the cashless exercise option.

In the fiscal year of 2024, 131 Underwriter Warrants were exercised for the issuance of 60 Ordinary shares through cashless exercise, with 171 Underwriter Warrants left unexercised as of December 31, 2024.

On July 7, 2025, 151 Underwriter Warrants were exercised for the issuance of 87 Ordinary shares through cashless exercise, with 20 Underwriter Warrants left unexercised as of December 31, 2025.

On August 12, 2025, the board of directors approved the re-designation of the Ordinary shares to Class A Ordinary shares and Class B Ordinary shares. Upon the completion of the re-designation, the authorized share capital of the Company was $50,000 divided into 25,000,000 shares at a par value of $0.002 each, comprising (i) 24,989,545 Class A Ordinary Shares, and (ii) 10,455 Class B Ordinary Shares. Each Class A Ordinary share is entitled to one vote; and each Class B Ordinary share is entitled to twenty votes. Class A Ordinary shares are not convertible into Class B Ordinary shares under any circumstances. Class B Ordinary shares are not convertible into Class A Ordinary shares or any other class of shares under any circumstances. Each Class A Ordinary share confers upon the holder thereof the right to receive dividends and Class B Ordinary shares do not confer upon the holders thereof any rights to receive dividends. Except as set out above, Class A and Class B Ordinary shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

On November 12, 2025, Mingteng International entered into a Share Purchase Agreement (SPA) with nine investors, pursuant to which it issued 75,000 Class A ordinary shares with a par value of $0.002 per share, at a price of $200.00 per share. The Company received total net proceeds of $15,000,000.

On December 4, 2025, the Company entered into a Sales Agreement with AC Sunshine Securities LLC pursuant to which the Company may offer and sell from time to time Class A Ordinary Shares having an aggregate offering of up to $100,000,000 through an “at-the-market” offering (“ATM offering”) program under the Company’s shelf registration statement on Form F-3. Under the Sales Agreement, shares may be sold from time to time through AC Sunshine Securities LLC acting as the Company’s sales agent at prevailing market prices on the Nasdaq Capital Market or otherwise in accordance with applicable law. As of December 31, 2025, the Company received total net proceeds of $211,891 and issued 2,445 Class A Ordinary Shares under the ATM offering program.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The summary of warrant activities for the years ended December 31, 2025 and 2024 were as follows:

	Ordinary Shares Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years
Warrants Exercisable as of December 31, 2023	-	-	-
Warrants Granted	302	960	-
Warrants Exercised	131	960	-
Warrants Expired	-	-	-

Warrants Outstanding as of December 31, 2024	171	$960	4.30
Warrants Exercisable as of December 31, 2024	-	-	-
Warrants Granted	-	-	-
Warrants Exercised	151	960	-
Warrants Expired	-	-	-

Warrants Outstanding as of December 31, 2025*	20	960	3.30
Warrants Exercisable as of December 31, 2025*	20	$960	3.30

*	Giving retroactive effect to the 200 to 1 reverse share split on January 26, 2026.

NOTE 13 - OTHER INCOME (EXPENSE)

Other income (expense) consisted of the following:

	For the Years Ended December 31,
	2025	2024
Waste sales	$10,825	$8,786
Donation	-	(1,123)
Loss on disposal of assets	(69,297)	(24,905)
Other, net	14,432	36,425
Total other income (expense)	$(44,040)	$19,183

NOTE 14 - TAXES

Corporation Income Tax (“CIT”)

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Mingteng International is incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gains under the laws of the Cayman Islands.

Mingteng International HK is incorporated in Hong Kong as a holding company with no activities. Under the Hong Kong tax laws, an entity is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and foreign investment enterprises (the “FIE”) are usually subject to a unified 25% EIT rate awhile preferential tax rates, tax holidays, and even tax exemptions may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since Wuxi Mingteng Mould was approved as an HNTE in December 2019, Wuxi Mingteng Mould is entitled to a reduced income tax rate of 15% beginning December 2019 and is able to enjoy the reduced income tax rate through November 2022. In November 2022, Wuxi Mingteng Mould reapplied to obtain the recognition of HNTE and the preferential rate of 15% was extended to November 2025. In November 2025, Wuxi Mingteng Mould reapplied and obtained the recognition of HNTE and the preferential rate of 15% was extended to November 2028.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The provision for income taxes consisted of the following:

	For the Years Ended December 31,
	2025	2024
Current
China	$92,270	$101,922
Deferred
China	(52,534)	(21,916)
Income tax provision	$39,736	$80,006

The following table reconciles the PRC statutory rate to the Company’s effective tax rate:

	For the Years Ended December 31,
	2025	2024
PRC statutory tax rate	25.0%	25.0%
Additional deduction of research and development expenses	6.7%	2.9%
Non-deductible expenses	(21.2)%	(24.3)%
Effect of PRC preferential tax rate	2.8%	1.9%
Adjustments in respect of current income tax of previous years	(3.0)%	1.3%
Effect of different tax rates in the different tax jurisdictions	(12.6)%	(8.2)%
Effective tax rate	(2.3)%	(1.4)%

Deferred tax assets and liabilities

Components of net deferred tax assets and liabilities were as follows:

	As of December 31,
	2025	2024
Allowance for credit loss	$8,961	$2,421
Inventories valuation allowance	28,336	12,676
Operating lease liabilities	170,111	5,012
Deferred tax assets	207,408	20,109
Right-of-use asset	(167,281)	(5,720)
Depreciation	(213,322)	(235,940)
Deferred tax liabilities	(380,603)	(241,660)
Net deferred tax liabilities	$(173,195)	$(221,551)

The movement of net deferred tax liabilities and assets were as follows:

	For the Years Ended December 31,
	2025	2024
Balance at beginning of the year	$(221,551)	$(246,893)
Current year reduction (addition)	52,534	21,916
Foreign exchange difference	(4,178)	3,426
Balance at end of the year	$(173,195)	$(221,551)

As of December 31, 2025 and 2024, the Company intended to permanently reinvest the remaining undistributed earnings from PRC subsidiaries to fund future operations and thus no deferred tax has been recognized for withholding taxes that would be payable on the unremitted earnings that are subject to withholding taxes of the Company’s subsidiaries established in the PRC. As of December 31, 2025 and 2024, the taxable temporary differences for unrecognized deferred tax liabilities related to investments in foreign subsidiaries were nil and $787,211, respectively. The amount of unrecognized deferred tax liabilities for temporary differences related to investments in foreign subsidiaries is not determined because such a determination is not practicable.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

The top customers who individually represented greater than 10% of the total revenues of the Company for the years ended December 31, 2025 and 2024 were as follows:

	For the Years Ended December 31,
	2025	2024
Customer A	22.1%	24.7%
Customer B	18.4%	14.5%

The top customers who individually represented greater than 10% of the Accounts Receivables of the Company as of December 31, 2025 and 2024 were as follows:

	As of December 31,
	2025	2024
Customer A	21.5%	34.9%
Customer B	*	10.9%

*	Indicates below 10%.

The top suppliers and third-party service providers who individually represented greater than 10% of the total purchases of the Company for the years ended December 31, 2025 and 2024 were as follows:

	For the Years Ended December 31,
	2025	2024
Supplier A	17.6%	*
Supplier B	12.2%	*
Supplier C	12.0%	*
Supplier D	*	12.3%
Supplier E	*	11.1%
Supplier F	*	10.4%

*	Indicates below 10%.

As of December 31, 2025, and 2024, none of the suppliers accounted for more than 10.0% of the Company’s accounts payable balance.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Amounts accrued, as well as the total amount of possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements. As of December 31, 2025, the Company has no outstanding litigation.

Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

NOTE 17 - SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the Chief Executive Officer (“CEO”), who reviews consolidated results when making decisions about allocating resources and assessing the performance of the Company.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company concluded that consolidated net income (loss) reported in the consolidated statements of operations and comprehensive income (loss) is the measure of segment profitability, and consolidated total assets reported in the consolidated balance sheets is the measure of segment assets. The CODM refer to consolidated operating results and financial condition when addressing strategic and operational matters and allocating resources. Significant expense categories regularly provided to and reviewed by the CODM are those presented in the consolidated statements of operations and comprehensive income (loss). The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenues and expenses are derived in the PRC. Therefore, no geographical segments are presented.

All of the Company’s long-lived assets are located in the PRC. All of the Company’s products and services are sold or provided in the PRC.

NOTE 18 - SUBSEQUENT EVENTS

From January 1, 2026 to January 21, 2026, the Company sold an aggregate of 1,127,131 Class A Ordinary Shares under the ATM offering program with gross proceeds of approximately $20.3 million and net proceeds of approximately $17.8 million after deducting commissions and offering expenses. As of the date of this annual report, the Company still had approximately $79.4 million of remaining capacity available for issuance under the ATM facility.

On January 14, 2026, Wuxi Mingteng Mould received a short-term loan of approximately $0.71 million from China Merchants Bank with the initial loan interest rate of 2.25%. The interest rate is a floating rate based on LPR, reduced by 75 basis points, with a repricing period of three months. The maturity date of the loan is January 14, 2027.

On March 5, 2026, Wuxi Mingteng Mould received a short-term loan of approximately $0.71 million from China CITIC Bank with the initial loan interest rate of 2.4%. The maturity date of the loan is March 5, 2027.

On April 13, 2026, the Company entered into securities purchase agreements with certain investors, including Mr. Yingkai Xu, the Company’s Chief Executive Officer, relating to the issuance and sale of an aggregate of 3,800,000 Class A ordinary shares (the “Purchased Shares”), par value $0.002 per share of the Company, at $0.25 per share, for a total purchase price of $950,000, payable in cash. Of the Purchased Shares, 1,520,000 Class A Ordinary Shares were purchased by Mr. Yingkai Xu, and 2,280,000 Class A Ordinary Shares were purchased by the remaining investors.

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I— PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirements and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

Condensed financial information is used for the presentation of the Company, or the parent company. The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries

The parent company records its investments in its subsidiaries under the equity method of accounting as prescribed in ASC 323, Investments-Equity Method and Joint Ventures. Such investments are presented on the condensed balance sheets as “Investments in subsidiaries” and their respective profit or loss as “Share of (loss) earnings in subsidiaries” on the condensed statements of operations and comprehensive income (loss).

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (cont.)

PARENT COMPANY ONLY CONDENSED BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS
Current assets
Cash	$27,014	$171,327
Advance to suppliers	-	32,000
Amount due from related party	15,000,000	-
Total current assets	$15,027,014	$203,327
Non-current assets
Investment in subsidiaries	9,119,287	8,467,986
Long-term investments	-	1,356,618
Total assets	$24,146,301	$10,027,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Due to related parties	$1,517,717	$1,493,437
Account payable	11,813	2,363
Payroll payable	112,500	22,500
Other payable	450,497	56,000
Total liabilities	$2,092,527	$1,574,300
SHAREHOLDERS’ EQUITY
Ordinary shares (Par value $0.002 per share, 25,000,000 shares authorized, 34,198 shares issued and outstanding as of December 31, 2024)	-	68
Class A Ordinary shares (Par value $0.002 per share, 24,989,545 shares authorized, 101,275 issued and outstanding as of December 31, 2025)	202	-
Class B Ordinary shares (Par value $0.002 per share, 10,455 shares authorized, 10,455 issued and outstanding as of December 31, 2025)	21	-
Additional paid-in-capital	22,832,075	7,620,339
Retained earnings (accumulated deficit)	(534,294)	1,252,783
Accumulated other comprehensive loss	(244,230)	(419,559)
Total shareholders’ equity	22,053,774	8,453,631
Total liabilities and shareholders’ equity	$24,146,301	$10,027,931

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (cont.)

PARENT COMPANY ONLY CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended December 31,
	2025	2024
Share of earnings (losses) in subsidiaries	$451,693	$(3,835,690)
Other-than-temporary impairment	(1,356,618)	(1,121,382)
General and administrative expenses	(881,565)	(722,123)
Non-operating revenue	(587)	113
Net income (loss)	(1,787,077)	(5,679,082)
Foreign currency translation adjustment	175,329	(37,187)
Comprehensive income (loss)	$(1,611,748)	$(5,716,269)

MINGTENG INTERNATIONAL CORPORATION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (cont.)

PARENT COMPANY ONLY CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	(666,802)	(643,769)
Purchase of long-term investment	-	(2,478,000)
Net cash used in investing activities	-	(2,478,000)
Proceeds from third party loans	310,598	-
Proceeds from Issuance of Class A Ordinary shares	211,891	-
Proceeds from initial public offering, net	-	3,293,096
Net cash provided by (used in) financing activities	522,489	3,293,096
Net increase (decrease) in cash and cash equivalents	(144,313)	171,327
Cash and cash equivalents at the beginning of the year	171,327	-
Cash and cash equivalents at the end of the year	$27,014	$171,327

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provide that no director, alternate director or officer shall be liable to Mingteng International for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director or any of our officers in respect of any matter identified above, on the condition that the director or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities that were not registered under the Securities Act:

Mingteng International Corporation Inc. was incorporated on September 20, 2021. Upon incorporation, we issued 1 Ordinary Share to ICS Corporate Services (Cayman) Limited (subsequently transferred to BETTY CHEN LIMITED), 2,091,000 Ordinary Shares to YK XU HOLDING LIMITED, 2,009,000 Ordinary Shares to DJZ HOLDING LIMITED, 450,000 Ordinary Shares to HONGZE L.P., 225,000 Ordinary Shares to JACKY WANG LIMITED, and 224,999 Ordinary Shares to BETTY CHEN LIMITED, respectively, for a total consideration of US$50. YK XU HOLDING LIMITED, a British Virgin Islands company, is controlled by Yingkai Xu, our Chief Executive Officer, Chairman of the Board, and Director. No underwriters were involved in these issuances. The above issuances were exempt from registration under the Securities Act in reliance on Regulation S thereof.

On November 12, 2025, the Company entered into securities purchase agreements with certain investors pursuant to which the Company agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares (75,000 Class A Ordinary Shares after giving effect to the 1-for-200 reverse share split effective January 26, 2026), par value $0.00001 per share (par value $0.00005 per share after giving effect to the par value change approved at the AGM on May 29, 2026), at a purchase price of $1.00 per share ($200.00 per share on a post-split adjusted basis), for aggregate gross proceeds of $15,000,000. The Company received the purchase price on November 12, 2025 and issued the shares on November 14, 2025. The issuance was conducted as a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D and/or Regulation S promulgated thereunder.

On April 13, 2026, we entered into Securities Purchase Agreements with eleven investors, pursuant to which we issued an aggregate of 3,800,000 Class A Ordinary Shares at US$0.25 per share for aggregate gross proceeds of US$950,000. Of those shares, 1,520,000 Class A Ordinary Shares were issued to YK XU HOLDING LIMITED, a company controlled by Mr. Yingkai Xu, our Chief Executive Officer, as a related party transaction at the same price and on the same terms as the other investors. The remaining 2,280,000 Class A Ordinary Shares were issued to the ten other investors identified as Selling Shareholders in this registration statement. The shares were issued on April 21, 2026. No underwriters were involved in these issuances. The above issuances were exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof, Regulation D and/or Regulation S promulgated thereunder.

On June 18, 2026, in connection with the F-3 Offering, we issued to the investors in that offering, in a concurrent private placement, Investor Warrants to purchase up to an aggregate of 1,480,000 Class A Ordinary Shares at an exercise price of US$2.00 per share. On the same date, we issued to FT Global or its designees, as compensation for its services as placement agent in connection with the F-3 Offering, Placement Agent Warrants to purchase up to an aggregate of 111,000 Class A Ordinary Shares at an exercise price of US$2.40 per share. No underwriters were involved in these issuances. The above issuances were exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuxi, Jiangsu Province, China on July 24, 2026.

Mingteng International Corporation Inc.
Date: July 24, 2026
	By:	/s/ Yingkai Xu
		Name:	Yingkai Xu
		Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yingkai Xu	Chief Executive Officer and Director	July 24, 2026
Name: Yingkai Xu	(Principal Executive Officer)

/s/ Fengting Yin	Chief Financial Officer	July 24, 2026
Name: Fengting Yin	(Principal Financial and Accounting Officer)

/s/ Jingzhu Ding	Director	July 24, 2026
Name: Jingzhu Ding

/s/ Jianwei Xu	Director	July 24, 2026
Name: Jianwei Xu

/s/ Yang Xiao	Director	July 24, 2026
Name: Yang Xiao

/s/ Faming Lu	Director	July 24, 2026
Name: Faming Lu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on July 24, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 6-K filed with the SEC on June 18, 2026)
3.1**	Fourth Amended and Restated Memorandum and Articles of Association
4.1	Form of Investor Warrant (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 6-K filed with the SEC on June 18, 2026)
4.2	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 6-K filed with the SEC on June 18, 2026)
5.1**	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel to the Registrant, regarding the validity of the Class A Ordinary Shares being registered
10.1	Form of Securities Purchase Agreement, dated April 13, 2026, by and among the Registrant and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on April 21, 2026)
10.2	Form of Securities Purchase Agreement, dated June 17, 2026, by and among the Registrant and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on June 18, 2026)
10.1	Employment Agreement by and between the Registrant and Yingkai Xu (incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 20-F filed with the SEC on April 30, 2026)
10.2	Employment Agreement by and between the Registrant and Fengting Yin (incorporated herein by reference to Exhibit 4.2 to the Annual Report on Form 20-F filed with the SEC on April 30, 2026)
10.3	Director Offer Letter by and between the Registrant and Jianwei Xu (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on July 16, 2025)
10.4	Director Offer Letter by and between the Registrant and Yang Xiao (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on August 26, 2025)
10.5	Director Offer Letter by and between the Registrant and Faming Lu (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on October 3, 2025)
10.6	Director Offer Letter by and between the Registrant and Jingzhu Ding (incorporated by reference to Exhibit 10.6 to our registration statement on Form F-1 (File No. 333-270953), as amended, initially filed with the SEC on November 22, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to our registration statement on Form F-1 (File No. 333-270953), as amended, initially filed with the SEC on March 29, 2023)
23.1+	Consent of HTL International, LLC, independent registered public accounting firm
23.2**	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.4**	Consent of Jiangsu Junjin Law Firm, PRC counsel to the Registrant
107**	Filing Fee Table

+	Filed herewith.
**	Previously Filed